        PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 17, 1997)

                          $941,294,000 (APPROXIMATE)

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  DEPOSITOR

                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   SERVICER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2

   The Series 1997-C2 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following sixteen classes (each, a "Class"): (i) the Class X Certificates; (ii) the Class A-1, Class A-2 and Class A-3
Certificates (collectively, the "Class A Certificates" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates");
                                                (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR
                           ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-19 HEREIN AND PAGE 11 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                                       ASSUMED FINAL       MOODY'S/
             INITIAL CERTIFICATE                     DISTRIBUTION DATE       DCR
    CLASS        BALANCE (1)      PASS-THROUGH RATE         (2)            RATINGS
  ----------  ------------------   ----------------  ------------------   ---------
Class X               (3)               1.273%(4)   April 15, 2027        Aaa/AAA
Class A-1        $228,705,000           6.451%      December 15, 2004     Aaa/AAA
Class A-2        $ 57,000,000           6.550%      April 15, 2007        Aaa/AAA
Class A-3        $433,005,000           6.566%      November 15, 2007     Aaa/AAA
Class B          $ 69,725,000           6.703%      December 15, 2007      Aa2/AA
Class C          $ 69,725,000           6.910%      December 15, 2007      A2/A-
Class D          $ 32,181,000           7.192%(5)   January 15, 2008      Baa1/BBB
Class E          $ 50,953,000           7.624%(6)   April 15, 2011        Baa3/NR

                                                       (footnotes on page S-2)

   The Offered Certificates will be purchased from the Depositor by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation (the "Underwriters," with Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. as co-bookrunners and co-lead managers) and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $3,000,000, will be 104.8% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC, Cedel Bank, societe anonyme, and the Euroclear System on or about December 23, 1997 (the "Delivery Date"), against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                  DEUTSCHE MORGAN GRENFELL

                  RESIDENTIAL FUNDING SECURITIES CORPORATION

         The date of this Prospectus Supplement is December 17, 1997.

GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Mortgage Pass-Through Certificates, Series 1997-C2



Idaho              Nebraska         Missouri           Iowa
4 properties       2 properties     3 properties       3 properties
413,626,020        $12,389,065      $15,779,563        $14,591,112
1.27% of total     1.15% of total   1.47% of total     1.36% of total


Minnesota          Illinois         Michigan           Indiana
5 properties       1 property       4 properties       1 property
$11,883,669        $6,731,400       $20,877,641        $7,888,604
1.11% of total     0.63% of total   1.95% of total     0.74% of total


Ohio               Pennsylvania     New Hampshire      Massachusetts
1 property         9 properties     1 property         2 properties
$8,483,627         $25,465,686      $4,676,905         $20,231,954
0.79% of total     2.37% of total   0.44% of total     1.89% of total


Connecticut        New York         New Jersey         D.O.C.
4 properties       9 properties     8 properties       1 property
$46,294,429        $88,025,949      $69,754,943        $4,194,424
4.32% of total     8.21% of total   6.50% of total     0.39% of total


Delaware           Maryland         West Virginia      Virginia
2 properties       3 properties     2 properties       3 properties
$21,190,424        $12,006,520      $7,020,247         $16,268,006
1.98% of total     1.12% of total   0.65% of total     1.52% of total


North Carolina     South Carolina   Georgia            Florida
2 properties       2 properties     10 properties      23 properties
$13,558,066        $5,317,897       $35,116,759        $138,814,912
1.26% of total     0.50% of total   3.27% of total     12.94% of total


Tennessee          Alabama          Kentucky           Louisiana
3 properties       2 properties     1 property         16 properties
$16,390,444        $11,121,827      $5,727,875         $44,925,788
1.53% of total     1.04% of total   0.53% of total     4.19% of total


Kansas             Texas            Oklahoma           Colorado
2 properties       16 properties    1 property         7 properties
$2,454,804         $43,186,428      $1,138,386         $41,163,456
0.23% of total     4.03% of total   0.11% of total     3.84% of total


Arizona            Nevada           California         Utah
1 property         1 property       30 properties      1 property
$4,088,076         $3,884,427       $265,038,393       $2,198,600
0.38% of total     0.36% of total   24.71% of total    0.20% of total


Washington         Alaska
1 property         1 property
$6,195,965         $5,000,000
0.58% of total     0.47% of total


[          ] less than of equal to 1.00% of Initial Pool Balance
[          ] 1.01% - 5.00% of Initial Pool Balance
[          ] 5.01% - 10.00% of Initial Pool Balance
[          ] greater than 10.00% of Initial Pool Balance


For purposes of this map, the IHS/Litchfield Loan (as defined herein) is treated as 43 Mortgage Loans each of which is allocated a Cut-Off Date Principal Balance based on the Allocated Principal Amounts thereof (as defined herein).

(The footnotes to the table on the cover page are as follows)

------------
(1)    Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Principal Balance Certificates (as defined herein) is the Distribution Date in April 2029. See "Yield and Maturity Considerations" herein.
(3) The Class X Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof, which is equal to the aggregate Certificate Balance of the Principal Balance Certificates.
(4) Approximate Initial Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. See "Description of the Certificates."
(5)    Lesser of 7.192% or Weighted Average Net Mortgage Rate.
(6)    Lesser of 7.624% or Weighted Average Net Mortgage Rate.

(cover continued from preceding page)

and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.

   The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). The Cut-off Date is December 1, 1997 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,072,702,289 after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool."

   As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I," "REMIC II" and "REMIC III," respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on each Distribution Date (as defined herein) beginning in January 1998. As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums actually collected on the Mortgage Loans will, in general, be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

    As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors -- Yield and Prepayment Considerations" in the Prospectus.

   See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Terms" herein for location of meanings of other capitalized terms used herein.

   There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 17, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL MARCH 17, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                                    PAGE
                                                                                  --------
TRANSACTION OVERVIEW ............................................................    S-6

SUMMARY OF PROSPECTUS SUPPLEMENT ................................................    S-7

RISK FACTORS ....................................................................   S-19
  The Certificates ..............................................................   S-19
  The Mortgage Loans ............................................................   S-19

DESCRIPTION OF THE MORTGAGE ASSET POOL ..........................................   S-28
  General .......................................................................   S-28
  Certain Terms and Conditions of the Mortgage Loans ............................   S-29
  Additional Mortgage Loan Information ..........................................   S-33
  The Mortgage Loan Sellers .....................................................   S-35
  Certain Underwriting Matters ..................................................   S-36
  Assignment of the Mortgage Loans; Repurchases and Substitutions  ..............   S-37
  Representations and Warranties; Repurchases ...................................   S-39
  Changes in Mortgage Asset Pool Characteristics ................................   S-41

SERVICING OF THE MORTGAGE LOANS .................................................   S-41
  General .......................................................................   S-41
  The Servicer ..................................................................   S-42
  Termination of the Servicer with Respect to Specially Serviced Mortgage Loans
   and REO Properties............................................................   S-43
  Servicing and Other Compensation and Payment of Expenses ......................   S-44
  Modifications, Waivers, Amendments and Consents ...............................   S-46
  Sale of Defaulted Mortgage Loans ..............................................   S-47
  REO Properties ................................................................   S-48
  Inspections; Collection of Operating Information ..............................   S-48

DESCRIPTION OF THE CERTIFICATES .................................................   S-50
  General .......................................................................   S-50
  Book-Entry Registration of the Offered Certificates ...........................   S-50
  Certificate Balances and Notional Amounts .....................................   S-53
  Pass-Through Rates ............................................................   S-54
  Distributions .................................................................   S-54
  Subordination; Allocation of Losses and Certain Expenses ......................   S-58
  P&I Advances ..................................................................   S-60
  Appraisal Reductions ..........................................................   S-60
  Reports to Certificateholders; Certain Available Information ..................   S-61
  Voting Rights .................................................................   S-64
  Termination; Retirement of Certificates .......................................   S-64
  The Trustee ...................................................................   S-64

YIELD AND MATURITY CONSIDERATIONS ...............................................   S-66
  Yield Considerations ..........................................................   S-66
  Weighted Average Life .........................................................   S-67
  Certain Price/Yield Tables ....................................................   S-73
  Yield Sensitivity of the Class X Certificates .................................   S-78

                                      S-4

                                                                                    PAGE
                                                                                  --------
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .........................................   S-80
  General .......................................................................   S-80
  Original Issue Discount and Premium ...........................................   S-80
  Characterization of Investments in Offered Certificates .......................   S-81

METHOD OF DISTRIBUTION ..........................................................   S-82

LEGAL MATTERS ...................................................................   S-83

RATINGS .........................................................................   S-83

LEGAL INVESTMENT ................................................................   S-84

ERISA CONSIDERATIONS ............................................................   S-84

INDEX OF PRINCIPAL TERMS ........................................................   S-86

ANNEX A..........................................................................    A-1

ANNEX B..........................................................................    B-1

ANNEX C..........................................................................    C-1

ANNEX D..........................................................................    D-1

                             TRANSACTION OVERVIEW

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                          INITIAL
                        CERTIFICATE                                                         INITIAL
           RATINGS      BALANCE OR       PERCENT OF                     DESCRIPTION OF    PASS-THROUGH    WEIGHTED     PRINCIPAL
          (MOODY'S/      NOTIONAL       INITIAL POOL                     PASS-THROUGH         RATE      AVG. LIFE(D)   WINDOW(D)
CLASS       DCR)          AMOUNT           BALANCE   SUBORDINATION(C)        RATE        (APPROXIMATE)     (YEARS)     (MONTHS)
-------  ---------- -----------------  -------------- --------------  ----------------- --------------  ------------ -----------
X ...... Aaa/AAA      $1,072,702,289(b)       N/A           N/A        Variable Rate I/O     1.273%          N/A          1-352
A-1 .... Aaa/AAA      $  228,705,000        21.32%         33.00%         Fixed Rate         6.451%          5.5           1-84
A-2 .... Aaa/AAA      $   57,000,000         5.31%         33.00%         Fixed Rate         6.550%          8.2         84-112
A-3 .... Aaa/AAA      $  433,005,000        40.37%         33.00%         Fixed Rate         6.566%          9.8        112-119
B ...... Aa2/AA       $   69,725,000         6.50%         26.50%         Fixed Rate         6.703%          9.9        119-120
C ...... A2/A-        $   69,725,000         6.50%         20.00%         Fixed Rate         6.910%         10.0        120-120
D ...... Baa1/BBB     $   32,181,000         3.00%         17.00%            (e)             7.192%         10.0        120-121
E ...... Baa3/NR      $   50,953,000         4.75%         12.25%            (e)             7.624%         11.6        121-160
F(a) ...              $   48,271,000         4.50%         7.75%             (e)             6.750%         14.7        160-184
G(a) ...              $   13,409,000         1.25%         6.50%             (e)             6.750%         16.7        184-216
H(a) ...              $   34,863,000         3.25%         3.25%             (e)             6.750%         20.7        216-278
J(a) ...              $    5,363,000         0.50%         2.75%             (e)             6.750%         23.4        278-285
K(a) ...              $   29,502,289         2.75%         0.00%             (e)             6.750%         26.1        285-352

------------
(a)    Not offered hereby.
(b)    Notional Amount.
(c) Reflects aggregate of Certificate Balances of all Classes of Certificates that, as of the Closing Date, are subordinate to the specified Class, expressed as a percentage of the Initial Pool Balance.
(d) The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity Considerations" herein. With respect to the Class X Certificates, the Principal Window is the period during which distributions of interest would be received based upon the foregoing assumptions.
(e)    Lesser of fixed rate or Weighted Average Net Mortgage Rate.

   Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the respective Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto.

                        MORTGAGE POOL CHARACTERISTICS

 CHARACTERISTICS                               ENTIRE MORTGAGE POOL
---------------------------------------------  --------------------
Initial Pool Balance..........................       $1,072,702,289
Number of Mortgage Loans .....................                  144
Number of Mortgaged Properties ...............                  188
Average Cut-off Date Balance .................           $7,449,321
Weighted Average Mortgage Rate ...............                7.983%
Weighted Average Remaining Term to Maturity
 or Anticipated Repayment Date ...............         140.0 Months
Weighted Average Debt Service Coverage Ratio                   1.37
Weighted Average Cut-off Date LTV Ratio  .....                73.27%

   "Cut-off Date Loan-to-Value Ratio" and "Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, Series
                                 1997-C2.

Depositor .....................  GMAC Commercial Mortgage Securities, Inc.
                                 See "The Depositor" in the Prospectus.

Servicer ......................  GMAC Commercial Mortgage Corporation. See
                                 "Servicing of the Mortgage Loans -- The
                                 Servicer" herein.

Trustee .......................  State Street Bank and Trust Company. See
                                 "Description of the Certificates -- The
                                 Trustee" herein.

Mortgage Loan Sellers .........  On or before the Delivery Date, the
                                 Depositor will acquire the Mortgage Loans that are to constitute the Trust Fund from three sources: (i) German American Capital Corporation ("GACC"), an affiliate of Deutsche Bank AG; (ii) GMAC Commercial Mortgage Corporation ("GMACCM"); and (iii) Goldman Sachs Mortgage Company ("GSMC" and, with GACC and GMACCM, collectively, the "Mortgage Loan Sellers"). Each Mortgage Loan Seller will make certain representations and warranties with respect to its Mortgage Loans, and all such representations and warranties will be assigned by the Depositor to the Trustee. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers" herein.

Cut-off Date ..................  December 1, 1997.

Delivery Date .................  On or about December 23, 1997.

Distribution Date .............  The 15th day of each month, or, if any such
                                 15th day is not a business day, then on the next business day beginning on January 15, 1998 (the "Distribution Date").

Record Date ...................  With respect to any Distribution Date, the last business day of the calendar month
                                 immediately preceding the month in which such Distribution Date occurs.

Interest Accrual Period .......  With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Registration and Denominations
 ..............................  The Offered Certificates will be issued as
                                 Book-Entry Certificates in denominations of:
                                 (i) in the case of the Class X Certificates, $1,000,000 Notional Amount and in any whole dollar denomination in excess thereof; and
                                 (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in the Offered Certificates may elect to hold their book-entry Certificate interests either through DTC in the United States, or through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the applicable system. The Offered Certificates (the "DTC Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No Certificate Owner acquiring an interest in the DTC Registered Certificates will be entitled to receive a Definitive Certificate of such class, except under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" herein and Annex D hereto and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

The Mortgage Asset Pool .......  The Mortgage Asset Pool will consist of 144
                                 Mortgage Loans, with an Initial Pool Balance of $1,072,702,289, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                 The Cut-off Date Balances (as defined
                                 herein) of the Mortgage Loans will range from $504,808 to $165,290,099 and the average Cut-off Date Balance will be
                                 $7,449,321.

                                 Each Mortgage Loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property used for commercial or multifamily residential purposes.

                                 Substantially all of the Mortgage Loans
                                 constitute nonrecourse obligations of the related borrower, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer except for three Mortgage Loans which have the benefit of a mortgage insurance policy supporting up to 50% of the related principal balance. See "Description of the Mortgage Asset Pool -- General" herein.

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the four states with the highest concentrations:

                                 PERCENTAGE
                  NUMBER OF      OF INITIAL
     STATE     MORTGAGE LOANS   POOL BALANCE
-------------  -------------- --------------
California  ..       30            24.71%
Florida ......       23            12.94
New York .....        9             8.21
New Jersey  ..        7             6.50

                                 The remaining Mortgaged Properties are
                                 located throughout 33 other states and the District of Columbia. For purposes of describing geographic concentration, the IHS/Litchfield Loan (as defined herein), which is secured by 43 Mortgaged Properties located in twelve states, is treated as 43 Mortgage Loans each of which is allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts thereof (as defined herein).

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                        NUMBER OF       PERCENTAGE OF
    PROPERTY TYPE    MORTGAGE LOANS  INITIAL POOL BALANCE
-------------------  -------------- --------------------
Multifamily ........       57               28.07%
Retail .............       40               25.82%
Skilled Nursing  ...        5               16.87%
Office .............       16                9.97%
Industrial .........        8                6.98%
Cooperative
 Housing............        3                5.08%
Hospitality ........        6                4.13%
Mixed Use ..........        6                1.95%
Other ..............        3                1.14%

                                 One hundred forty of the Mortgage Loans (the
                                 "Fixed-Rate Loans"), representing 98.8% of the Initial Pool Balance, bear interest at Mortgage Rates that are, in each case, fixed for the entire remaining term of the Mortgage Loan. Four of the Mortgage Loans (the "ARM Loans"), representing 1.2% of the Initial Pool Balance, accrue interest at Mortgage Rates that are subject to adjustment on a periodic basis, in general, by adding a specified percentage (a "Gross Margin") to the value of a base index (an "Index"), subject to specified caps, as applicable. No Mortgage Loan (other than each ARD Loan (as defined herein)) permits negative amortization or the deferral of accrued interest. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

                                 One hundred twenty-one of the Mortgage Loans
                                 (the "Balloon Loans"), which represent
                                 79.49% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (and, in some cases, following an interest only period). As a result, substantial principal amounts will be due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") in respect of such Mortgage Loans on their respective maturity dates, unless prepaid prior thereto. Sixteen of the Mortgage Loans, which represent 12.54% of the Initial Pool Balance, are fully amortizing.

                                 Hyperamortization. Seven of the Mortgage
                                 Loans (the "ARD Loans"), which represent
                                 7.97% of the Initial Pool Balance, permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium beginning one to six months prior to the related Anticipated Repayment Date. The "Anticipated Repayment Date" for any such ARD Loan is set forth on Annex A. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, commencing on such Anticipated Repayment Date, such ARD Loan will bear interest at the Revised Rate (as defined herein). Interest accrued on an ARD Loan at the excess of the related Revised Rate over the Mortgage Rate (the "Excess Interest") will be deferred until the principal balance thereof is reduced to zero. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of all monthly cash flow from the related Mortgaged Property collected after such date will be applied to the payment of principal on such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued and unpaid Excess Interest. To the extent such Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. All of the ARD Loans for which a Lockbox Account (as defined herein) has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Asset Pool --Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization" herein.

                                 Credit Lease Loans. Seven of the GACC
                                 Mortgage Loans (the "Credit Lease Loans"), which represent 5.88% of the Initial Pool Balance are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various entities. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases by the tenants (each, a "Tenant" and collectively, the "Tenants") are generally sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans.

                                 All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans" herein.

                                 Call Protection. All but one of the Mortgage
                                 Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. The prepayment terms of each of the Mortgage Loans are described under "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein and on Annex A hereto.

      OVERVIEW OF ORIGINAL CALL PROTECTION (1) (2)
--------------------------------------------------------
Lock-out Period with defeasance ...............   44.93%
Lock-out Period with yield maintenance charge     21.83%
Yield maintenance charge ......................   32.04%
Lock-out Period with prepayment premium  ......    1.15%
Other (3) .....................................    0.05%

                                 (1) Percentage of Initial Pool Balance.
                                     Certain of the Mortgage Loans may permit prepayment without penalty for a specified period preceding the maturity date or Anticipated Repayment Date.

                                 (2) With respect to 9 Mortgage Loans
                                     representing 3.03% of the Initial Pool
                                     Balance, 0.50% is added to the
                                     applicable treasury rate for purposes of calculating the applicable yield maintenance charge.

                                 (3) Includes Mortgage Loans with other types
                                     of call protection and one Mortgage Loan with no call protection.

                                 Defeasance. Thirty-eight Mortgage Loans, which represent 44.93% of the Initial Pool Balance, permit the applicable borrower, after a specified period, provided no event of default exists, to obtain the release of the related Mortgaged Property (or, if a Cross-Collateralized Mortgage Loan (as defined herein), one or more of the related Mortgaged Properties) from the lien of the related Mortgage (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Mortgage Note and in amounts due on such dates, and upon satisfaction of certain other conditions. For detailed statistical information regarding the entire Mortgage Asset Pool, see "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" herein and Annex A hereto.

Description of the Certificates
 ..............................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Asset Pool and certain related assets.

 Certificate Balances and
 Notional Amounts .............  Upon initial issuance, the Class A-1, Class
                                 A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will have the respective Certificate Balances set forth on the cover page hereof (in each case, subject to a variance of plus or minus 5%).

                                 The Class F, Class G, Class H, Class J and
                                 Class K Certificates will have an initial aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D, and Class E Certificates.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a Notional Amount. The Notional Amount of the Class X Certificates at any time will equal the aggregate Certificate Balance of the Principal Balance Certificates at such time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal. The Class X Certificates consist of twelve components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components").

                                 No Class of REMIC Residual Certificates will have a Certificate Balance.

                                 See "Description of the Certificates --
                                 Certificate Balances and Notional Amounts" and " -- Distributions" herein.

Pass-Through Rates ............  The Pass-Through Rate applicable to the
                                 Class X Certificates for the initial
                                 Distribution Date will equal approximately
                                 1.273% per annum. The Pass-Through Rate
                                 applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates.

                                 The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates will be fixed and, at all times, will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof. The Pass-Through Rates applicable to the Class D and Class E Certificates at all times will be equal to the lesser of the respective Pass-Through Rates specified for each such Class on the cover page hereof and the Weighted Average Net Mortgage Rate.

                                 The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J and Class K Certificates at all times will be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

Distributions of Interest and
 Principal on the Senior
 Certificates .................  On each Distribution Date, to the extent of the Available Distribution Amount (as
                                 defined herein) for such date, the holders of the respective Classes of Senior Certificates will be entitled to receive distributions of interest, on a pro rata basis, in an amount equal to all Distributable Certificate Interest (as defined herein) in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any.

                                 On each Distribution Date, following all required distributions of interest on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of principal on the respective Classes of Class A Certificates, in the amounts and order described herein, up to an aggregate amount equal to the lesser of (i) the then aggregate of the outstanding Certificate Balance of the Class A Certificates and (ii) the aggregate of the Principal Distribution Amount (as defined herein) for such Distribution Date (or, on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates -- Termination; Retirement of Certificates" herein), up to an aggregate amount equal to the aggregate of the then outstanding Certificate Balances of the Class A Certificates). See "Description of the Certificates -- Distributions" herein.

Distributions of Interest and
 Principal on the Class B,
 Class C, Class D, and
 Class E Certificates .........  On each Distribution Date, following all required distributions of interest and
                                 principal on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of interest and principal on the Class B, Class C, Class D and Class E Certificates, in that order. On each Distribution Date, the holders of each such Class of Offered Certificates, to the extent of the Available Distribution Amount remaining after all required distributions of interest and principal on the Senior Certificates and each other Class of Offered Certificates, if any, with an earlier alphabetical Class designation, will be entitled: first, to distributions of interest up to an amount equal to all Distributable Certificate Interest in respect of such particular Class of Offered Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and, then, if the Certificate Balances of the Class A Certificates and each other Class of Principal Balance Certificates, if any, with an earlier alphabetical Class designation, have been reduced to zero, to distributions of principal up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such particular Class of Offered Certificates and (ii) the aggregate of the Principal Distribution Amount for such Distribution Date (net of any portion of such aggregate amount paid in retirement of the Class A Certificates and/or any other Class of Principal Balance Certificates with an earlier alphabetical Class designation) (or, on the final Distribution Date in connection with a termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such particular Class of Offered Certificates). See "Description of the Certificates --Distributions" herein.

Distributions of Prepayment
 Premiums .....................  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period (as defined herein) will be distributed among certain Classes of Certificates in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.

Certain Yield and Prepayment
 Considerations ...............  The yield on each Class of Offered
                                 Certificates will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates -- Distributions --Application of the Available Distribution Amount" and " -- Distributions -- Principal Distribution Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield and Maturity Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

                                 The Pass-Through Rates applicable to the Class D and Class E Certificates will be equal to the lesser of the respective Pass-Through Rates specified for such Class on the cover page hereof and the Weighted Average Net Mortgage Rate. Losses or payments of principal on Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate to a rate less than the specified fixed rates applicable to such Classes.

                                 The Class X Certificates are interest-only
                                 Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, loan extension, repurchase, default and liquidation experience on, the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates and may result in holders not recouping their initial investments. See "Yield and Maturity Considerations -- Yield Sensitivity of the Class X Certificates" herein.

P&I Advances ..................  The Servicer is required to make advances
                                 (each, a "P&I Advance") of delinquent
                                 principal and interest on the Mortgage
                                 Loans, under the circumstances and subject to the limitations set forth herein. In no event will the Servicer be required to advance the full amount of any delinquent Balloon Payment. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. The Servicer and the Trustee will each be entitled to interest on any P&I Advances made and certain servicing expenses incurred by it or on its behalf, such interest accruing at the rate and payable under the circumstances described herein. See "Description of the Certificates -- P&I Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

Subordination; Allocation of
 Losses and Certain Expenses ..  The rights of the holders of the Subordinate
                                 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates and, further, in the case of any particular Class of Subordinate Certificates, to the rights of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus. In addition, the rights of the holders of the REMIC Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the REMIC Regular Certificates, to the extent described herein and in the Prospectus. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates --Distributions -- Application of the Available Distribution Amount." No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the Certificate Balances of the Subordinate Certificates will be reduced, in reverse alphabetical order, until, in the case of each such Class of Subordinate Certificates, such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains outstanding at such time as the aggregate Certificate Balance of the Subordinate Certificates is reduced to zero, then, the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses (as defined herein) incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses (also, as defined herein). The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such allocation will also have the effect of reducing the Notional Amount of the Class X Certificates.

Optional Termination ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Asset Pool is less than 1% of the Initial Pool Balance, the Servicer or the Depositor may purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the Certificates -- Termination; Retirement of Certificates" herein and in the Prospectus.

Certain Federal Income Tax
 Consequences .................  For federal income tax purposes, three separate REMIC elections will be made with respect to certain segregated asset pools which make up the Trust Fund, the resulting REMICs being herein referred to as REMIC I, REMIC II and REMIC III, respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account, the REO Account (if established) and any Replacement Mortgage Loans substituted for Deleted Mortgage Loans (as defined herein). For federal income tax purposes, (i) the separate, uncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,
                                 (iii) the separate, uncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings .......................  It is a condition to their issuance that the
                                 Offered Certificates receive from Moody's
                                 Investors Service, Inc. ("Moody's") and Duff
                                 & Phelps Credit Rating Co. ("DCR" and
                                 together with Moody's, the "Rating
                                 Agencies") the credit ratings indicated
                                 herein. The ratings of the Offered
                                 Certificates address the timely payment
                                 thereon of interest and, to the extent
                                 applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the corresponding effect on yield to investors,
                                 (iii) the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may not fully recover their initial investment or (iv) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders will nevertheless have been paid, and such result is consistent with the "AAA" rating received on the Class X Certificates. The Class X Certificates' Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. With respect to any Credit Lease Loan, a downgrade in the credit rating of the related Tenants and/or Guarantors may have an adverse effect on the rating of the Offered Certificates. The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

Legal Investment ..............  The Offered Certificates will not be
                                 "mortgage related securities" within the meaning of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations ..........  A fiduciary of a Plan should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                 Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. See "ERISA Considerations" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Subordination of Class B, Class C, Class D and Class E Certificates; Allocation of Realized Losses. As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates, in the case of each Class of Subordinate Certificates, will be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates -- Distributions" herein. Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses will be allocated to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class. Any such allocation of Realized Losses and Additional Trust Fund Expenses will have the effect of reducing the Notional Amount of the Class X Certificates by the amount so allocated.

   Potential Conflicts of Interest. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. It is expected that GMACCM, the Servicer, will acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including the Class K Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing more than 50% of the voting rights allocated to the Controlling Class (as described herein and initially consisting of the Class K Certificates) can terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and can appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans -- Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

   Environmental Considerations. Substantially all of the Mortgaged Properties were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment) and, in the case of certain Mortgage Loans, a "Phase II," which were performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan. With respect to substantially all of the Mortgage Loans, such environmental assessments (or updates) were performed during the 18-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for
(i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established;
(ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; (iii) those cases where such conditions were remediated or abated prior to the Delivery Date; or (iv) those cases in which groundwater or soil contamination was identified or suspected, and a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

   The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans," "Risk Factors -- Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the Prospectus.

   Geographic Concentration. Thirty Mortgage Loans, which represent 24.71% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California; 23 Mortgage Loans, which represent 12.94% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Florida; 9 Mortgage Loans, which represent 8.21% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New York; and 7 Mortgage Loans, which represent 6.50% of the Initial Pool Balance, are secured by Mortgaged Properties located in New Jersey. For purposes of describing geographic concentration, the IHS/Litchfield Loan (as defined herein), which is secured by 43 Mortgaged Properties located in twelve states, is treated as 43 Mortgage Loans each of which is allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts thereof (as defined herein). In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

   Mortgage Loans Not Insured. Except for three Mortgage Loans which have the benefit of a partial mortgage insurance policy, none of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the Depositor, the Underwriters, Servicer or any Mortgage Loan Seller. As described herein, in certain limited circumstances, a Mortgage Loan Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers," "--Assignment of the Mortgage Loans; Repurchases and Substitutions," and "--Representations and Warranties; Repurchases" herein.

   Non-Recourse Mortgage Loans. Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   Balloon Payments. One hundred twenty-one of the Mortgage Loans, which represent 79.49% of the Initial Pool Balance provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Servicer may extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Retail Properties. Forty Mortgage Loans, which represent 25.82% of the Initial Pool Balance, are secured by retail properties. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Tenant Matters" herein. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" herein.

   Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in the Trust Fund.

   Risks Particular to Multifamily Properties. Fifty-seven Mortgage Loans, which represent 28.07% of the Initial Pool Balance, are secured by multifamily rental properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Risks Particular to Office Properties. Sixteen Mortgage Loans, which represent 9.97% of the Initial Pool Balance, are secured by office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" herein.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Risks Particular to Industrial Properties. Eight Mortgage Loans, which represent 6.98% of the Initial Pool Balance, are secured by industrial properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. With respect to one Mortgage Loan, representing 1.63% of the Initial Pool Balance, the sole tenant is the subject of a Chapter 11 reorganization proceeding. Although the lease was entered into during the pendency of the tenant's Chapter 11 proceeding and rent due under the lease is given priority over unsecured creditors in the Chapter 11 proceeding, it is subordinate to administrative claims incurred in a liquidation proceeding, if such proceeding occurs, and no assurance can be given that rent will be paid in full for the entire lease term. If the full rent is not paid for the entire term, the borrower's ability to pay debt service is likely to be adversely affected. The borrower has pledged certain additional collateral, including a letter of credit and a reserve account, as security for such Mortgage Loan. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" herein. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Risks Particular to Cooperative Properties. Three Mortgage Loans, which represent 5.08% of the Initial Pool Balance, are secured by cooperative housing properties. A cooperative apartment building and the land under the building is owned or leased by a non-profit cooperative corporation. The cooperative owns all the apartment units in the building and all common areas. The cooperative is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly maintenance payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital expenses and ordinary expenses, less any other income that the cooperative may realize. Such payments to the cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the cooperative. Unanticipated expenditures in some cases may be paid by raising maintenance payments or through special assessments on the tenant-stockholders.

   In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Under a typical non-eviction plan, shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative. The sponsor usually also controls the cooperative's board of directors and management for a limited period of time until the controlling shares in the corporation are sold to tenant stockholders. A tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy and the subtenant may be entitled to renew its lease indefinitely and would continue to be protected from rent increases above those permitted by any applicable rent control and rent stabilization laws. The stockholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the units. Newly-formed cooperatives typically have the greatest concentration of non-tenant stockholders. In addition, the sponsor of the cooperative conversion may own a significant percentage of the units in the cooperative. If the sponsor controls a significant number of units and is unable to or does not make required payments, the ability of the related borrower to meet debt service obligations will be adversely affected.

   Each borrower's ability to meet debt service obligations on its Mortgage Loan, as well as all other operating expenses, is dependent primarily upon the receipt of maintenance payments from the tenant-stockholders, any rental income from units or commercial areas that the cooperative might control and sales proceeds from units that are sold. The net operating income of the Mortgaged Properties and the market value of the Mortgaged Properties may be adversely affected if space in the Mortgaged Properties cannot be leased, if tenants are unable to meet their lease obligations or for any other reason rental payments cannot be collected or if tenant-stockholders are unable to make their maintenance payments or pay any special assessments.

   In addition, because qualification as a "cooperative housing corporation" under the Code is generally made on a year-to-year basis, there can be no assurance that the Borrowers will continue to qualify for any subsequent year. If a borrower fails to qualify for one or more years, the value of the collateral securing the related Mortgage Loan could be impaired because such favorable tax treatment would not be available to tenant-stockholders with respect to those years.

   Risks Particular to Hospitality Properties. Six Mortgage Loans, which represent 4.13% of the Initial Pool Balance, are secured by hospitality properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hospitality property to attract customers, and a portion of a hospitality property's revenues, may depend on its having a liquor license. Such a license may not be transferable in the event of a foreclosure on the related Mortgaged Property.

   Risks Particular to Skilled Nursing Facilities. Five Mortgage Loans, which represent 16.87% of the Initial Pool Balance, are secured by Mortgages on properties operated as skilled nursing facilities. Significant factors determining the value of such properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

    Such facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

   Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

   Such facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

   Risks Associated with Other Property Types. Mortgage loans secured by other property types, such as self-storage facilities, mixed use or mobile home parks, may pose risks not associated with loans secured by liens on other types of income-producing real estate. Nine Mortgage Loans representing approximately 3.08% of the Initial Pool Balance, are secured by other types of property. Such properties may be "special purpose" properties that may have limited alternative uses.

   Credit Quality of Tenants and Guarantors. Seven of the Mortgage Loans, which represent 5.88% of the Initial Pool Balance, are Credit Lease Loans. See "--Tenant Credit Risk" herein. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by each Tenant or guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the associated guarantee, as the case may be, the borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Credit Lease Loan occurs, the Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans" herein.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

   Certain of the Mortgaged Properties may be managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including Mortgaged Properties or other properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

   Limitations of Appraisals. An appraisal or other market analysis was conducted in respect of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed in connection with the origination of the related Mortgage Loan and generally, no update of such appraisal or market study has been performed since the date of origination. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Annex A and Annex C hereto for illustrative purposes only.

   Risks of Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. For all of the Mortgage Loans, the holder of any material subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Substantially all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults.

   The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity for the purpose of making any Balloon Payments and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property could be delayed.

    Related Borrowers. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus.

   Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, including one Mortgage Loan representing 15.41% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

   Limitation on Enforceability of Cross-Collateralization. Eleven Mortgage Loans representing in the aggregate 3.24% of the Initial Pool Balance are cross-collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person has an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower. See "Description of the Mortgage Asset Pool-Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans."

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of two full years after the taxable year of acquisition, with possible extensions. Any net income from such "foreclosure property" other than qualifying "rents from real property," will subject REMIC I to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate, thereby reducing net proceeds available for distribution to Certificateholders.

   Risks Associated with Mortgaged Properties located in California. As of the Cut-off Date, 30 of the Mortgage Loans, which represent 24.71% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

   Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

   Leasehold Considerations. Three Mortgage Loans which represent 2.03% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. Three Mortgage Loans, which represent 2.40% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, each related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Zoning and Building Code Compliance. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidations proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

   Adjustable Rate Mortgage Loans. Four of the Mortgage Loans which represent 1.2% of the Initial Pool Balance are ARM Loans. Increases in the required Monthly Payments (as defined herein) on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse affect on the distributions to Certificateholders.

                    DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

   The Mortgage Asset Pool will consist of 144 Mortgage Loans with an Initial Pool Balance of $1,072,702,289, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date (which will be December 1, 1997), after application of all payments of principal due on or before such date, whether or not received.

   Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans," each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by multifamily, retail, skilled nursing, office, industrial, cooperative housing, hospitality or other commercial property.

   Three of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 16.27% of the Initial Pool Balance, are secured by more than one Mortgaged Property, including the IHS/Litchfield Loan, which is secured by 43 Mortgaged Properties. Two Mortgage Loans are secured by the same Mortgaged Property. Accordingly, the total number of Mortgage Loans reflected herein is 144, while the total number of Mortgaged Properties reflected herein is 188.

   The Mortgage Asset Pool includes five separate sets of Cross-Collateralized Mortgage Loans which represent 3.24% of the Initial Pool Balance. See "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

   Substantially all the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Except for three Mortgage Loans which have the benefit of a partial mortgage insurance policy, none of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

   Fourteen of the Mortgage Loans (the "GACC Mortgage Loans"), which represent 28.93% of the Initial Pool Balance, are currently held by GACC. All of the GACC Mortgage Loans were originated by GACC or its affiliates. Ninety-three of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 51.15% of the Initial Pool Balance, are currently held by GMACCM. All of the GMACCM Mortgage Loans were originated by GMACCM. Thirty-seven of the Mortgage Loans (the "GSMC Mortgage Loans"), which represent 19.92% of the Initial Pool Balance, are currently held by GSMC. 87.8% of the GSMC Mortgage Loans were acquired from Central Park Capital, L.P., an affiliate of GSMC, and 12.2% of the GSMC Mortgage Loans were acquired from Imperial Commercial Capital Corp.

   On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement to be entered into between the Depositor and the related Mortgage Loan Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. Each Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. All of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest ("Monthly Payments") on Due Dates which are the first day of each month. In the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the related Due Date for Monthly Payments (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

   All but one of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of not more than ten days. One Mortgage Loan provides for a grace period for the payment of Monthly Payments of 12 days.

   Mortgage Rates; Calculations of Interest. 104 of the Mortgage Loans, which represent 78.37% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. 39 of the Mortgage Loans which represent 21.58% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days. One Mortgage Loan does not specify the basis for calculation of interest but is treated as 30/360 for purposes hereof.

   Four of the Mortgage Loans, which represent 1.20% of the Initial Pool Balance, are ARM Loans. See "Annex A" herein.

   As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 7.010% to 9.375% per annum, and the weighted average Mortgage Rate of the Mortgage Loans will be 7.983% per annum.

   Hyperamortization. Seven of the Mortgage Loans, which represent 7.97% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus 2.0%. Excess Interest on such Mortgage Loans will be deferred until the principal balance thereof is reduced to zero. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loans prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   Amortization of Principal. The Mortgage Asset Pool consists of 121 Balloon Loans, which represent 79.49% of the Initial Pool Balance; 7 ARD Loans, which represent 7.97% of the Initial Pool Balance; and 16 fully amortizing Mortgage Loans, which represent 12.54% of the Initial Pool Balance.

   Three Mortgage Loans, which represent 3.41% of the Initial Pool Balance, are "split amortization" Mortgage Loans that amortize at a certain amortization schedule for a specified period following origination, and thereafter amortize at a different amortization schedule until maturity. No assurance is given as to the effect of such split amortization on prepayments of such Mortgage Loans. See "Certain Characteristics of the Mortgage Loans--Split Amortization Loans" in Annex A hereto.

   In addition, four Mortgage Loans, which represent 2.06% of the Initial Pool Balance, provide for payments of interest only for up to 24 months following origination before payments of principal are due. The total dollar amount of the Monthly Payment will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

   Prepayment Provisions. As of the Cut-off Date, all but one of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium.

   As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. In general, no Prepayment Premium will be payable upon any mandatory prepayment of a Mortgage Loan in connection with a casualty or condemnation. See "Annex A" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates -- Termination; Retirement of Certificates" herein.

    Defeasance. Thirty-eight Mortgage Loans, which represent 44.93% of the Initial Pool Balance, permit the applicable borrower, after a specified period provided no event of default exists, to exercise a Defeasance Option, provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments on or prior to all successive scheduled payment dates from the Release Date to the related maturity date, and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or with respect to Cross-Collateralized Mortgage Loans which permit defeasance, an amount equal to not less than the principal portion of such Mortgage Loan allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

   Credit Lease Loans. Seven Mortgage Loans, which represent 5.88% of the Initial Pool Balance, are Credit Lease Loans. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

   The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

   Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Credit Lease Property.

   Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default"), the Servicer on behalf of the Trust may exercise rights under the related Credit Lease Assignment to require the mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

   The Credit Leases do not have termination rights or rent abatement rights arising from casualty, condemnation or mortgagor defaults.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the mortgagor.

   Pursuant to the terms of each Credit Lease Assignment, the related mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such mortgagor's obligations thereunder, such mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases.

   Cooperative Loans. Three Mortgage Loans, which represent approximately 5.08% of the Initial Pool Balance, are Mortgage Loans which are secured by Cooperative Properties, each of which is located in or around New York, New York. Each of the Cooperative Loans has the benefit of a mortgage insurance policy insuring up to 50% of the outstanding principal amount of the Mortgage Loan, subject to certain terms and conditions. Each Cooperative Loan is made to a cooperative housing corporation. As described under "Risk Factors -- The Mortgage Loans -- Risks Particular to Cooperative Properties," mortgage loans secured by cooperative properties depend primarily on maintenance payments made by tenant-stockholders. As of June 30, 1997, approximately 53.8%, 23.3% and 53.5% of the units in the Cooperative Properties were owned by the sponsor or other non-tenant owner unrelated to the borrower. Additional unsold units may be owned by the related borrower. If the sponsor or such other non-tenant owner ceases or is unable to pay the maintenance payments on the units owned by such owner, the related borrower's ability to pay debt service on the Mortgage Loan may be adversely affected.

   Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans. Each of the Mortgage Loan Sellers has identified certain sets of Mortgage Loans in its respective pool made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans other than the CRICKM Loans represents more than 4.0% of the Initial Pool Balance).

   Eleven Mortgage Loans, which represent 3.24% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers. Two of such Cross-Collateralized Mortgage Loans are to the same borrower and secured by the same Mortgaged Property.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors -- The Mortgage Loans -- Limitation on Enforceability of Cross-Collateralization" herein.

   See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

   Three of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 16.27% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to each of such Mortgage Loans, the related Mortgaged Properties are of the same property type and, other than the IHS/Litchfield Loan, are located in the same state. Each of these Mortgage Loans other than the IHS/Litchfield Loan is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. The IHS/Litchfield Loan is secured by 43 Mortgaged Properties located in twelve states and is evidenced by 43 Mortgage Notes. Accordingly, the total number of Mortgage Loans reflected herein is 144, while the total number of Mortgaged Properties reflected herein is 188. The IHS/Litchfield Loan is treated as a single Mortgage Loan for all purposes hereof except that in describing the geographic concentration of the Mortgage Asset Pool, the IHS/Litchfield Loan is treated as 43 Mortgage Loans each of which is assigned an Allocated Principal Amount as described herein.

   Due-on-Sale and Due-on-Encumbrance Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exception, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to certain parties related to the borrower. The Servicer will determine, in accordance with the Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

   One Mortgage Loan, which represents approximately 1.72% of the Initial Pool Balance, is subject to a purchase agreement pursuant to which the borrower has contracted to sell the Mortgaged Property for settlement, subject to the terms and conditions set forth therein, on or before April 1, 1998. Under the purchase agreement, the buyer has the right to request lender's consent to assume the Mortgage Loan and, if such consent is not granted, to cause a prepayment of the Mortgage Loan or to terminate the purchase agreement. No assurance can be given with respect to the consummation of the sale of the Mortgaged Property, the assumption of the Mortgage Loan or the prepayment of the Mortgage Loan. The prepayment of the Mortgage Loan in full, among other things, will have the effect of causing a principal payment of the Certificates then entitled to principal and may be expected to adversely affect the yield on the Class X Certificates. See "Yield and Maturity Considerations" herein.

   Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In substantially all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. See "Risk Factors -- The Mortgage Loans --Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus.

   Ground Leases. Three of the Mortgage Loans, which represent 2.03% of the Initial Pool Balance, are in each case secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Three Mortgage Loans, which represents 2.40% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Risk Factors -- The Mortgage Loans -- Leasehold Considerations" herein.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

 Significant Mortgage Loans

   The IHS/Litchfield Loan

   The Loan. The largest Mortgage Loan in the Mortgage Asset Pool is a Mortgage Loan secured by 43 Mortgaged Properties operated by Integrated Health Systems of Lester, Inc. (the "IHS/Litchfield Loan"). The IHS/Litchfield Loan was originated by GACC on September 30, 1997 and has a principal balance as of the Cut-off Date of $165,290,099, which represents 15.41% of the Initial Pool Balance. The IHS/Litchfield Loan is secured by fee Mortgages (the "IHS/Litchfield Mortgages") encumbering 43 skilled nursing home properties (the "IHS/Litchfield Properties") located in 12 states. The Mortgage Loan documents permit the release of individual Mortgaged Properties upon a payment of 125% of the allocated principal amount (the "Allocated Principal Amount") for the applicable Mortgaged Property, as set forth in the table below (as of the Cut-off Date) plus any applicable prepayment premium.

                     IHS/LITCHFIELD ALLOCATED LOAN AMOUNTS

 PROPERTY NAME                CUT-OFF DATE BALANCE
----------------------------  --------------------
Hanover House................    $ 6,025,426.39
Cheyenne Mountain............      7,141,246.42
Cheyenne Place Retirement
 Center......................      3,421,847.64
Mesa Manor...................      4,612,055.21
Pikes Peak Manor.............      6,694,918.20
Pueblo Manor.................     11,009,421.27
Fort Myers Care Center.......      7,661,962.17
Bradenton/Heritage Park .....      6,843,694.29
Orange Park Care Center .....      2,677,967.29
Palm Bay Convalescent
 Center......................      5,132,770.95
Port Charlotte Care Center ..      6,546,142.15
Sebring......................      1,636,535.79
Winter Park Care Center .....      3,868,174.86
The Shores Nursing Center ...     10,488,705.52
Buckhead/Heritage............      3,793,787.31
Shoreham.....................      3,198,683.05
Boise........................      3,273,071.56
Great Bend Manor.............      1,338,983.65
Wichita/Northeast............      1,115,820.04
Mayfair Manor................      5,727,875.25
Shreveport/Centenary.........      1,487,759.71
Heritage Manor of
 Alexandria..................        446,328.21
Heritage Manor of Gonzales ..      2,826,743.36
Heritage Manor of Kaplan ....      2,826,743.36
Heritage Manor of Lafayette .    $   892,655.42
Heritage Manor of Many I ....      4,388,890.61
Heritage Manor of Many II ...      1,785,311.85
Heritage Manor of Marrero ...      2,901,130.90
Minden/Meadowview............      6,248,590.99
Heritage Manor of New Iberia
 North.......................      3,049,906.96
Heritage Manor of New Iberia
 South.......................      1,934,087.94
Claiborne/Heritage Manor of
 Shreveport..................      1,413,372.18
Heritage Manor of Thibodaux .      2,008,475.46
Heritage Manor of Vivian ....      2,603,579.75
Charlotte at Hawthorne.......     10,488,705.52
Pierremont Heritage Manor ...      4,016,950.91
Nashville/Donelson...........      5,802,262.79
Heritage Manor of Plainview .        892,655.42
Heritage Manor of Iowa Park .        446,328.21
Wichita Falls/Midwestern
 Parkway.....................      1,636,535.79
Terrell Care Center..........      1,264,596.11
Terrell Convalescent Center .      1,710,923.32
Jeffersonian Manor...........      2,008,475.50

   The IHS/Litchfield Loan was made to Litchfield Investment Company, L.L.C. ("LIC"), a Connecticut special purpose entity formed in 1994 solely for the purpose of purchasing, owning and operating the IHS/Litchfield Properties. LIC leases each of the IHS/Litchfield Properties under essentially identical triple net leases (collectively, the "Leases") to Integrated Health Services of Lester, Inc. ("IHS of Lester") a wholly owned subsidiary of Integrated Health Services, Inc. ("IHS"). IHS unconditionally guarantees the Leases.

   Payment, prepayment and defeasance terms for the IHS/Litchfield Loan are as set forth on Annex A.

   The Borrower. LIC is a Connecticut limited liability company beneficially owned by three individual investors. LIC was formed in 1994 in connection with the original acquisition of the IHS/Litchfield Properties and lease to IHS of Lester. LIC's activities have been limited since that time to the ownership of the IHS/Litchfield Properties and acting as lessor under the Leases.

   The Properties. The IHS/Litchfield Properties consist of 43 skilled nursing home properties located in Alabama, Colorado, Florida, Georgia, Idaho, Kansas, Kentucky, Louisiana, North Carolina, Tennessee, Texas, and West Virginia. The IHS/Litchfield Properties range in number of beds from 56 to 287 and were constructed between 1949 to 1985. Appraisals dated September 1, 1997 determined an aggregate value for the IHS/Litchfield Properties of $222,200,000.

   The Tenant. IHS of Lester is the lessee for each property. IHS, the guarantor and parent of IHS of Lester, is a Delaware corporation and one of the nation's leading post-acute health care providers. IHS is a publicly traded health care operator (NYSE: IHS) which operates long term health care facilities nationwide. As of October 30, 1997, IHS had a senior debt rating of Ba3 from Moody's and BB-from S&P and a market capitalization in excess of $800 million as of December 5, 1997.

   The Leases. Each of the leases is a triple net lease with an 11-year initial term. Upon the expiration of the initial term of the Leases, IHS of Lester will have an option to (i) renew the Leases at a base rent equal to a fixed amount above the debt service payable on the loan entered into to refinance the IHS/Litchfield Loan or (ii) purchase the IHS/Litchfield Properties for a purchase price equal to the greatest of (a) fair market value, (b) 125% of the outstanding amount of mortgage debt on the IHS/Litchfield Properties and (c) a multiple of the earnings from the IHS/Litchfield Properties. If IHS of Lester does exercise its purchase option, it would, after repayment of the IHS/Litchfield Loan, be entitled to credit certain amounts paid by IHS of Lester to LIC under the Leases against the purchase price. If IHS of Lester does not renew the Leases (which renewal must be exercised at least 18 months prior to the expiration of the Leases) and the IHS/Litchfield Properties are appraised at the end of the tenth Lease year for less than $215,600,000, then IHS would be required to post a deposit in the amount of $29,400,000, which deposit could be applied by LIC to the extent necessary to cover any shortfall between the actual sales proceeds realized by LIC from the IHS/Litchfield Properties and $215,600,000. In addition, if IHS of Lester chose neither to renew nor purchase, it would forfeit its rights to certain incentive fees payable by LIC under a related agreement based upon increases in earnings from the IHS/Litchfield Properties and payable only out of refinancing proceeds (including $15,700,000 already paid to IHS of Lester).

   The CRICKM Loans

   The Loans. Seven Mortgage Loans for which borrowers are affiliates (collectively, the "CRICKM Loans") representing 5.88% of the Initial Pool Balance, were originated by GACC on October 15, 1997 and have an aggregate principal balance as of the Cut-Off Date of $63,111,165.

   The CRICKM Loans consist of seven separate Mortgage Loans to seven different special purpose Delaware business trusts (each, a "CRICKM Loan Borrower") formed solely for the purpose of purchasing, owning and operating the CRICKM Properties (as defined herein). Each CRICKM Loan is secured by a fee Mortgage encumbering one of six free standing retail stores or one shopping center located throughout the United States (the "CRICKM Properties") and net leased to Kmart Corporation ("Kmart"). The separate Mortgage Loans which comprise the CRICKM Loans are neither cross-collateralized nor cross-defaulted.

   Payment, prepayment and defeasance terms and reserves for the CRICKM Loans are as set forth on Annex A.

   The Borrowers. Each of the CRICKM Loan Borrowers is a special purpose Delaware business trust sponsored by Corporate Realty Investment Company, ("CRIC"), a Massachusetts based limited liability company.

   The Properties. The CRICKM Properties consist of 6 free standing retail stores and one shopping center property located in California, Connecticut, Indiana, Texas, and West Virginia. The CRICKM Properties range in square feet from 86,479 square feet to 188,442 square feet and were constructed between 1991 to 1996. Appraisals performed in September 1997 determined an aggregate value for the CRICKM Properties of $67,900,000.

   The Tenant. Kmart leases each CRICKM Property (including the entire shopping center property, a portion of which is subleased to other tenants) under a fully "bondable" triple net credit leases. As of December 5, 1997 Kmart had a senior secured rating of Ba1/BB-/BB+ and unsecured rating of Ba3/B+/BB-from Moody's, Standard & Poor's Rating Services ("S&P"), and DCR, respectively. S&P's outlook on Kmart is positive as of October 15, 1997.

THE MORTGAGE LOAN SELLERS

   GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. Each of GMACCM and the Depositor is also an affiliate of Residential Funding Securities Corporation, one of the Underwriters. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

   GSMC. GSMC is a limited partnership organized under the laws of the State of New York. Its general partner is Goldman Sachs Real Estate Funding Corp., which is a wholly owned subsidiary of The Goldman Sachs Group, L.P. GSMC is an affiliate of Goldman, Sachs & Co., one of the Underwriters. The principal offices of GSMC are located at 85 Broad Street, New York, NY 10004. Its telephone number is (212) 902-1000.

    German American Capital Corporation. GACC is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Morgan Grenfell Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019.

   The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Substantially all of the Mortgaged Properties were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment), and in the case of certain Mortgage Loans, a "Phase II," which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. With respect to substantially all of the Mortgage Loans, such environmental assessments or updates thereof were conducted within the 18-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; (iii) those cases where such conditions were remediated or abated prior to the Delivery Date; or (iv) those cases in which groundwater or soil contamination was identified or suspected, a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

   The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

   Property Condition Assessments. Inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers by or on behalf of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or another designee of the related Mortgage Loan Seller.

   Appraisals and Market Analysis. An appraisal or market analysis for substantially all the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. See "Annex A" herein. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors -- The Mortgage Pool -- Limitations of Appraisals" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

   In general, the Mortgaged Properties are not insured for earthquake risk.

   The IHS/Litchfield Loan and the CRICKM Loans permit the tenant to self-insure all or a portion of the risks which would otherwise be insured under the hazard, liability or business interruption insurance policies.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

   On or prior to the Delivery Date, each Mortgage Loan Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Mortgage Loan Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

(c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) any UCC financing statements and original assignments thereof to the Trustee; (g) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (h) when relevant, the related ground lease or a copy thereof.

   The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

   In lieu of affecting any such repurchase in the manner set forth above, a Mortgage Loan Seller is also permitted to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan if the Deleted Mortgage Loan is a fixed-rate Mortgage Loan or an adjustable-rate Mortgage Loan (with the same adjustable rate and other financial terms as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an adjustable-rate Mortgage Loan, and (iv) have a remaining term to stated maturity of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Stated Principal Balance of the Deleted Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

   Within 45 days following the Delivery Date, the related Mortgage Loan Seller will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

 REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In each Mortgage Loan Purchase Agreement, subject to certain exceptions, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

     (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date.

     (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

     (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (viii) Such Mortgage Loan Seller has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

     (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

     (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      (xii) All insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

     (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

     (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

     (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited.

     (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Mortgage Loan Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the title policy referred to in (v) above.

     (xvii) If the Mortgage Loan is an ARM Loan, all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the mortgage lien, and all such adjustments and all calculations made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage and Mortgage Note.

     (xviii) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Mortgage Loan Seller, as of the date of origination of the Mortgage Loan, the related Mortgagor or operator (with respect to certain healthcare properties) was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

     (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

   If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price or substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan

Seller will be the sole Warranting Party; and none of the Depositor, any of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE ASSET POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard."

   A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

     (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

     (b) with respect to the circumstances described in clauses (iii), (v),
    (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

     (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

     (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

   Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

   GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of September 30, 1997, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately

$30.7 billion. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers -- GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

   The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

   In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements -- Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

   The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1, Class A-2 and Class A-3 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates with the largest Certificate Balance then outstanding). Initially the Controlling Class will consist of the Class K Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class K Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth on Annex A for each Mortgage Loan (the "Servicing Fee Rate"), and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from the same sources and at the same time as, but separate from, the Servicing Fee with respect to such Mortgage Loan. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

   As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable with respect to the related Mortgage Loan or to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the REO Account, if established, and the Replacement Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account, and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special Servicer shall have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

   If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Servicer or Replacement Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Servicer, the Replacement Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

   If a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date but before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Similarly, if the Due Date for any Balloon Payment occurs after the first day of, but before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on the related Balloon Loan from the beginning of such month to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "Balloon Payment Interest Excess." Conversely, if the Due Date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) that would have accrued on the related Balloon Loan from the stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall." Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its aggregate Servicing Fee for the same Collection Period calculated for each Mortgage Loan at a rate equal to the Master Servicing Fee Rate (as defined in Annex A herein) for such Mortgage Loan, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

   The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that such Replacement Special Servicer will have an obligation to make any such Servicing Advance that, in its good faith and reasonable judgment, is necessary to avoid (i) a penalty, (ii) material harm to a Mortgaged Property or (iii) any other material adverse consequence to the Trust Fund (an "Emergency Advance"). The Servicer shall make any such Servicing Advance (other than an Emergency Advance) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance), other than an Emergency Advance.

   If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more days, the Trustee will be required to make such Servicing Advance.

   The Servicer, any Replacement Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

   As and to the extent described herein, the Servicer, any Replacement Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.

   The Servicer will be required to pay, out of its Servicing Fee, the compensation of the Trustee.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

      (iii) the Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

     (iv) the Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, the Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

   The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on
(i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

   The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement Special Servicer shall deposit all amounts collected received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

   The Certificates will consist of sixteen Classes to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates;" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

   Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and Class K and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof.

   Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered

Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Trustee, or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Euroclear and CEDEL. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or CEDEL or Euroclear if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

   Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL
Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

    Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE   PERCENT OF INITIAL    PERCENT OF
    CLASS           BALANCE            POOL BALANCE     CREDIT SUPPORT
------------  ------------------- --------------------  --------------
Class A-1....     $228,705,000            21.32%             33.00%
Class A-2  ..       57,000,000             5.31              33.00
Class A-3  ..      433,005,000            40.37              33.00
Class B .....       69,725,000             6.50              26.50
Class C .....       69,725,000             6.50              20.00
Class D .....       32,181,000             3.00              17.00
Class E .....       50,953,000             4.75              12.25
Class F .....       48,271,000             4.50               7.75
Class G .....       13,409,000             1.25               6.50
Class H .....       34,863,000             3.25               3.25
Class J .....        5,363,000             0.50               2.75
Class K .....       29,502,289             2.75               0.00

   On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Class X Certificates will have an initial Notional Amount of $1,072,702,289 (subject to a variance of plus or minus 5%). The Class X Certificates consist of twelve components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components").

   No Class of REMIC Residual Certificates will have a Certificate Balance.

   The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by
(i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

   The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

   The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class D, Class E and Class X Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class on the cover page hereof. The Pass-Through Rates applicable to the Class D and Class E Certificates at all times will be equal to the lesser of the respective Pass-Through Rates specified for each such Class on the cover page hereof and the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.273% per annum. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rate applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates.

   The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J and Class K Certificates will, at all times, be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

   The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate). See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in January 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

     (iv) amounts deposited in the Certificate Account in error; plus

   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period.

   See "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

        (2) to pay principal: first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates, and third to the Class A-3 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the remaining Principal Distribution Amount for such Distribution Date;

        (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

        (4) to make payments on the Subordinate Certificates as set forth below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions -- Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

   On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   To the extent of that portion of its aggregate Servicing Fees for the related Collection Period calculated at the Master Servicing Fee Rate for each Mortgage Loan, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

   An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates and the holders of the Class F and Class G Certificates in an aggregate amount up to the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction and (c) the Principal Allocation Fraction of each such Class. The "Discount Rate Fraction" is equal to a fraction (not greater than 1.0 or less than 0.0) of (a) the numerator of which is equal to the excess of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below) and (b) the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each Class of Offered Certificates and the Class F and Class G Certificates, the "Principal Allocation Fraction" is a fraction the numerator of which is the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date.

   The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the applicable Mortgage Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

   The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction will also have the effect of reducing the Notional Amount of the Class X Certificates.

   "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with
(i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements --Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans -- REO Properties" herein and "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

   With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer, will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "--The Trustee" below.

   The Servicer and the Trustee will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer and the Trustee will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   The Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer, or the Trustee, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and (iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such

Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value.

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

   In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing, among other things, substantially the information set forth below:

      (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

     (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which has become REO Property.

     (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (4) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

     (6) A "Servicer Watch List" setting forth, among other things, certain Mortgage Loans which have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (to the extent the Servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

   None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. The Trustee will make available the monthly Trustee Reports to Certificateholders and all associated reporting information through its Corporate Trust home page on the world wide web and/or by facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

   Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) a "Comparative Financial Status Report" containing substantially the content set forth in Annex B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

   In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property:

     (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 1998, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and

     (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B, the "NOI Adjustment Worksheet," (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   Other Information. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund (or the offices of the Servicer), during normal business hours, for review by any holder or Certificate Owner of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements -- Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon reasonable written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required, make certain information available over the Internet.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates, in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and
(ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by
(b) if such purchase is by the Servicer, the aggregate of amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

   On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus), will be applied as described above under "--Distributions -- Application of the Available Distribution Amount."

THE TRUSTEE

   The Trustee. State Street Bank and Trust Company ("State Street") will act as Trustee. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, trust company, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution
whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "Aa2" by Moody's and "A" by Duff & Phelps (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at Two International Place -- 5th Floor, Boston, MA 02110, Attention: Corporate Trust Department -- GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1997-C2.

   The Servicer will be responsible for payment of the compensation of the Trustee.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

   Pass-Through Rate. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class D and Class E Certificates will be equal to the lesser of the respective Pass-Through Rates specified for such Classes on the cover page hereof and the Weighted Average Net Mortgage Rate. Accordingly, the yield on the Class X, Class D and Class E Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class X Certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rates set forth on the cover hereof for the Class D and Class E Certificates, reducing the Pass-Through Rates on the Class D and Class E Certificates.

   See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations -- Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

   Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered

Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of, the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

   Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificates Interest. As described under "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

   The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, where applicable, extended maturity. The columns headed "5%," "10%," "15%," "20%," and "25%" assume with respect to any particular Class, that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balances and Notional Amount, as the case may be, and the Pass-Through Rates for the respective Classes of Offered Certificates, (ii) the scheduled Monthly Payments for each Mortgage Loan are, in the case of each ARM Loan, equal to the Monthly Payment in effect as of the Cut-Off Date until the next payment adjustment is scheduled to occur and thereafter is based on such Mortgage Loan's then current balance, the then current Mortgage Rate and stated remaining amortization term calculated using a 30/360 interest accrual method, and, in the case of each other Mortgage Loan, based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments (as such may be increased or decreased in the case of the four Mortgage Loans as described in Annex A) and the Mortgage Rate in effect as of the Cut-off Date, (iii) all scheduled Monthly Payments are assumed to be timely received on the first day of each month, (iv) the one-month LIBOR Index is assumed to be 5.9648% per annum and the one-year Treasury is assumed to be 5.490% per annum and each is assumed to remain constant and, for the purpose of calculating the Discount Rate applicable to the allocation of Prepayment Premiums, the three month and six month LIBOR and, one year, two year, three year, five year, ten year and thirty year treasury yield rate is assumed to be 5.203%, 5.394%, 5.453%, 5.687%, 5.706%, 5.756%, 5.791% and 5.985%,
respectively, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vi) prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered
(xiv)) and that the ARD Loans mature on the Anticipated Repayment Date, (vii) all Mortgage Loans accrue interest under the applicable Accrual Method as specified in Annex A, (viii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (ix) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in January 1998, (xiii) when specifically indicated in a particular table, no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xiv) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan and (xv) the Certificates are issued on December 23, 1997. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.

   Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

   Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial..........   100%   100%    100%   100%    100%   100%
Dec. 15, 1998 ...    95     95      95     95      95     95
Dec. 15, 1999 ...    90     90      90     90      90     90
Dec. 15, 2000 ...    85     85      84     84      83     83
Dec. 15, 2001 ...    79     78      78     77      77     76
Dec. 15, 2002 ...    70     69      68     67      66     66
Dec. 15, 2003 ...    63     61      60     59      58     57
Dec. 15, 2004 ...     0      0       0      0       0      0
Weighted Average
 Life (in
 years)..........   5.5    5.5     5.4    5.4     5.4    5.4

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial..........   100%   100%    100%   100%    100%   100%
Dec. 15, 1998 ...   100    100     100    100     100    100
Dec. 15, 1999 ...   100    100     100    100     100    100
Dec. 15, 2000 ...   100    100     100    100     100    100
Dec. 15, 2001 ...   100    100     100    100     100    100
Dec. 15, 2002 ...   100    100     100    100     100    100
Dec. 15, 2003 ...   100    100     100    100     100    100
Dec. 15, 2004 ...    91     88      85     82      78     75
Dec. 15, 2005 ...    62     46      29     13       0      0
Dec. 15, 2006 ...    25      0       0      0       0      0
Dec. 15, 2007 ...     0      0       0      0       0      0
Weighted Average
 Life (in
 years)..........   8.2    7.9     7.6    7.5     7.4    7.3

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial..........   100%   100%    100%   100%    100%   100%
Dec. 15, 1998 ...   100    100     100    100     100    100
Dec. 15, 1999 ...   100    100     100    100     100    100
Dec. 15, 2000 ...   100    100     100    100     100    100
Dec. 15, 2001 ...   100    100     100    100     100    100
Dec. 15, 2002 ...   100    100     100    100     100    100
Dec. 15, 2003 ...   100    100     100    100     100    100
Dec. 15, 2004 ...   100    100     100    100     100    100
Dec. 15, 2005 ...   100    100     100    100     100     98
Dec. 15, 2006 ...   100     99      96     92      89     86
Dec. 15, 2007 ...     0      0       0      0       0      0
Weighted Average
 Life (in
 years)..........   9.8    9.8     9.7    9.7     9.6    9.5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%   100%    100%   100%    100%   100%
Dec. 15, 1998 ...   100    100     100    100     100    100
Dec. 15, 1999 ...   100    100     100    100     100    100
Dec. 15, 2000 ...   100    100     100    100     100    100
Dec. 15, 2001 ...   100    100     100    100     100    100
Dec. 15, 2002 ...   100    100     100    100     100    100
Dec. 15, 2003 ...   100    100     100    100     100    100
Dec. 15, 2004 ...   100    100     100    100     100    100
Dec. 15, 2005 ...   100    100     100    100     100    100
Dec. 15, 2006 ...   100    100     100    100     100    100
Dec. 15, 2007 ...     0      0       0      0       0      0
Weighted Average
 Life (in
 years)..........   9.9    9.9     9.9    9.9     9.9    9.9

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%    100%   100%    100%
Dec. 15, 1998 ...   100     100    100     100    100     100
Dec. 15, 1999 ...   100     100    100     100    100     100
Dec. 15, 2000 ...   100     100    100     100    100     100
Dec. 15, 2001 ...   100     100    100     100    100     100
Dec. 15, 2002 ...   100     100    100     100    100     100
Dec. 15, 2003 ...   100     100    100     100    100     100
Dec. 15, 2004 ...   100     100    100     100    100     100
Dec. 15, 2005 ...   100     100    100     100    100     100
Dec. 15, 2006 ...   100     100    100     100    100     100
Dec. 15, 2007 ...     0       0      0       0      0       0
Weighted Average
 Life (in
 years)..........  10.0    10.0   10.0    10.0   10.0    10.0

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%    100%   100%    100%
Dec. 15, 1998 ...   100     100    100     100    100     100
Dec. 15, 1999 ...   100     100    100     100    100     100
Dec. 15, 2000 ...   100     100    100     100    100     100
Dec. 15, 2001 ...   100     100    100     100    100     100
Dec. 15, 2002 ...   100     100    100     100    100     100
Dec. 15, 2003 ...   100     100    100     100    100     100
Dec. 15, 2004 ...   100     100    100     100    100     100
Dec. 15, 2005 ...   100     100    100     100    100     100
Dec. 15, 2006 ...   100     100    100     100    100     100
Dec. 15, 2007 ...    25      23     21      19     17      15
Dec. 15, 2008 ...     0       0      0       0      0       0
Weighted Average
 Life (in
 years)..........  10.0    10.0   10.0    10.0   10.0    10.0

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%    100%   100%    100%
Dec. 15, 1998 ...   100     100    100     100    100     100
Dec. 15, 1999 ...   100     100    100     100    100     100
Dec. 15, 2000 ...   100     100    100     100    100     100
Dec. 15, 2001 ...   100     100    100     100    100     100
Dec. 15, 2002 ...   100     100    100     100    100     100
Dec. 15, 2003 ...   100     100    100     100    100     100
Dec. 15, 2004 ...   100     100    100     100    100     100
Dec. 15, 2005 ...   100     100    100     100    100     100
Dec. 15, 2006 ...   100     100    100     100    100     100
Dec. 15, 2007 ...   100     100    100     100    100     100
Dec. 15, 2008 ...    65      62     60      58     56      54
Dec. 15, 2009 ...    26      22     18      15     12       9
Dec. 15, 2010 ...     4       0      0       0      0       0
Dec. 15, 2011 ...     0       0      0       0      0       0
Weighted Average
 Life (in
 years)..........  11.6    11.5   11.4    11.3   11.2    11.2

CERTAIN PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of December 23, 1997 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed as a percentage of the initial Certificate Balance of the specified Class (i.e., 99-16 means 99.50%).

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
    (%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-16...................   6.595%   6.595%    6.595%   6.596%    6.596%   6.596%
99-20...................   6.566    6.567     6.567    6.567     6.567    6.567
99-24...................   6.538    6.538     6.538    6.538     6.538    6.538
99-28...................   6.510    6.510     6.509    6.509     6.509    6.509
100-00..................   6.482    6.481     6.481    6.481     6.480    6.480
100-04..................   6.454    6.453     6.452    6.452     6.452    6.451
100-08..................   6.425    6.425     6.424    6.423     6.423    6.422
100-12..................   6.397    6.396     6.396    6.395     6.394    6.393
100-16..................   6.369    6.368     6.367    6.366     6.366    6.365
100-20..................   6.341    6.340     6.339    6.338     6.337    6.336
100-24..................   6.314    6.312     6.311    6.310     6.308    6.307
100-28..................   6.286    6.284     6.283    6.281     6.280    6.279
101-00..................   6.258    6.256     6.254    6.253     6.251    6.250
101-04..................   6.230    6.228     6.226    6.225     6.223    6.222
101-08..................   6.202    6.200     6.198    6.196     6.195    6.193
101-12..................   6.175    6.172     6.170    6.168     6.166    6.165
101-16..................   6.147    6.145     6.142    6.140     6.138    6.136
Weighted Average
 Life (years)...........   5.522    5.481     5.444    5.411     5.380    5.352

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFID CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
    (%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-16...................   6.680%   6.681%    6.682%   6.683%    6.683%   6.684%
99-20...................   6.659    6.660     6.661    6.661     6.661    6.661
99-24...................   6.639    6.639     6.639    6.639     6.639    6.639
99-28...................   6.619    6.618     6.618    6.617     6.617    6.617
100-00..................   6.599    6.597     6.596    6.596     6.595    6.595
100-04..................   6.579    6.577     6.575    6.574     6.573    6.573
100-08..................   6.559    6.556     6.554    6.552     6.551    6.551
100-12..................   6.538    6.535     6.533    6.531     6.530    6.529
100-16..................   6.518    6.514     6.511    6.509     6.508    6.507
100-20..................   6.498    6.494     6.490    6.488     6.486    6.485
100-24..................   6.478    6.473     6.469    6.466     6.464    6.463
100-28..................   6.458    6.452     6.448    6.445     6.443    6.441
101-00..................   6.438    6.432     6.427    6.423     6.421    6.419
101-04..................   6.419    6.411     6.406    6.402     6.399    6.397
101-08..................   6.399    6.390     6.385    6.381     6.378    6.375
101-12..................   6.379    6.370     6.364    6.359     6.356    6.354
101-16..................   6.359    6.349     6.343    6.338     6.335    6.332
Weighted Average
 Life (years) ..........   8.246    7.885     7.649    7.493     7.383    7.300

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
(%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-16...................   6.691%   6.691%    6.692%   6.692%    6.692%   6.692%
99-20...................   6.673    6.674     6.674    6.674     6.674    6.674
99-24...................   6.656    6.656     6.656    6.656     6.656    6.656
99-28...................   6.638    6.638     6.638    6.638     6.638    6.638
100-00..................   6.620    6.620     6.620    6.620     6.620    6.619
100-04..................   6.602    6.602     6.602    6.602     6.602    6.601
100-08..................   6.585    6.584     6.584    6.584     6.584    6.583
100-12..................   6.567    6.567     6.566    6.566     6.566    6.565
100-16..................   6.549    6.549     6.549    6.548     6.548    6.547
100-20..................   6.532    6.531     6.531    6.530     6.530    6.529
100-24..................   6.514    6.514     6.513    6.513     6.512    6.511
100-28..................   6.496    6.496     6.495    6.495     6.494    6.493
101-00..................   6.479    6.478     6.478    6.477     6.476    6.475
101-04..................   6.461    6.461     6.460    6.459     6.458    6.458
101-08..................   6.444    6.443     6.443    6.442     6.441    6.440
101-12..................   6.426    6.426     6.425    6.424     6.423    6.422
101-16..................   6.409    6.408     6.407    6.406     6.405    6.404
Weighted Average
 Life (years) ..........   9.796    9.760     9.712    9.658     9.600    9.543

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
(%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-16...................   6.831%   6.831%    6.831%   6.831%    6.831%   6.831%
99-20...................   6.814    6.814     6.814    6.814     6.814    6.814
99-24...................   6.796    6.796     6.796    6.796     6.796    6.796
99-28...................   6.778    6.778     6.778    6.778     6.778    6.778
100-00..................   6.760    6.760     6.760    6.760     6.760    6.760
100-04..................   6.743    6.743     6.743    6.742     6.742    6.742
100-08..................   6.725    6.725     6.725    6.725     6.725    6.725
100-12..................   6.707    6.707     6.707    6.707     6.707    6.707
100-16..................   6.690    6.690     6.690    6.690     6.689    6.689
100-20..................   6.672    6.672     6.672    6.672     6.672    6.672
100-24..................   6.654    6.654     6.654    6.654     6.654    6.654
100-28..................   6.637    6.637     6.637    6.637     6.637    6.637
101-00..................   6.619    6.619     6.619    6.619     6.619    6.619
101-04..................   6.602    6.602     6.602    6.602     6.602    6.602
101-08..................   6.584    6.584     6.584    6.584     6.584    6.584
101-12..................   6.567    6.567     6.567    6.567     6.567    6.567
101-16..................   6.550    6.550     6.549    6.549     6.549    6.549
Weighted Average
 Life (years) ..........   9.913    9.910     9.907    9.904     9.901    9.897

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
    (%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-16...................   7.043%   7.043%    7.043%   7.043%    7.043%   7.043%
99-20...................   7.025    7.025     7.025    7.025     7.025    7.025
99-24...................   7.008    7.008     7.008    7.008     7.008    7.008
99-28...................   6.990    6.990     6.990    6.990     6.990    6.990
100-00..................   6.972    6.972     6.972    6.972     6.972    6.972
100-04..................   6.954    6.954     6.954    6.954     6.954    6.954
100-08..................   6.936    6.936     6.936    6.936     6.936    6.936
100-12..................   6.919    6.919     6.919    6.919     6.919    6.919
100-16..................   6.901    6.901     6.901    6.901     6.901    6.901
100-20..................   6.883    6.883     6.883    6.883     6.883    6.883
100-24..................   6.865    6.865     6.865    6.865     6.865    6.865
100-28..................   6.848    6.848     6.848    6.848     6.848    6.848
101-00..................   6.830    6.830     6.830    6.830     6.830    6.830
101-04..................   6.813    6.813     6.813    6.813     6.813    6.813
101-08..................   6.795    6.795     6.795    6.795     6.795    6.795
101-12..................   6.778    6.778     6.778    6.778     6.778    6.778
101-16..................   6.760    6.760     6.760    6.760     6.760    6.760
Weighted Average
 Life (years) ..........   9.978    9.978     9.978    9.978     9.978    9.978

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
    (%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-00...................   7.405%   7.405%    7.405%   7.405%    7.405%   7.405%
99-04...................   7.387    7.387     7.387    7.387     7.387    7.387
99-08...................   7.369    7.369     7.369    7.369     7.369    7.369
99-12...................   7.351    7.351     7.351    7.351     7.351    7.351
99-16...................   7.333    7.333     7.333    7.333     7.333    7.333
99-20...................   7.314    7.314     7.314    7.314     7.314    7.314
99-24...................   7.296    7.296     7.296    7.296     7.296    7.296
99-28...................   7.278    7.278     7.278    7.278     7.278    7.278
100-00..................   7.260    7.260     7.260    7.260     7.260    7.260
100-04..................   7.242    7.242     7.242    7.242     7.242    7.242
100-08..................   7.224    7.224     7.224    7.224     7.224    7.224
100-12..................   7.206    7.206     7.206    7.206     7.206    7.206
100-16..................   7.188    7.188     7.188    7.188     7.188    7.188
100-20..................   7.170    7.170     7.170    7.170     7.170    7.170
100-24..................   7.152    7.152     7.152    7.152     7.152    7.152
100-28..................   7.135    7.135     7.135    7.135     7.135    7.135
101-00..................   7.117    7.117     7.117    7.117     7.117    7.117
Weighted Average
 Life (years) ..........   9.999    9.997     9.995    9.994     9.992    9.990

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                  PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                     YMP, THEN AT THE FOLLOWING CPRS
                         --------------------------------------------------------
ASSUMED PURCHASE PRICE
    (%) PLUS ACCRUED
INTEREST                    0%        5%       10%      15%       20%      25%
-----------------------  -------- --------  -------- --------  -------- --------
99-00...................   7.841%    7.842%   7.842%    7.843%   7.843%    7.843%
99-04...................   7.824     7.825    7.825     7.825    7.826     7.826
99-08...................   7.807     7.808    7.808     7.808    7.808     7.809
99-12...................   7.790     7.791    7.791     7.791    7.791     7.791
99-16...................   7.774     7.774    7.774     7.774    7.774     7.774
99-20...................   7.757     7.757    7.757     7.757    7.757     7.757
99-24...................   7.740     7.740    7.740     7.740    7.740     7.740
99-28...................   7.723     7.723    7.723     7.723    7.723     7.722
100-00..................   7.706     7.706    7.706     7.706    7.705     7.705
100-04..................   7.689     7.689    7.689     7.689    7.688     7.688
100-08..................   7.673     7.672    7.672     7.672    7.671     7.671
100-12..................   7.656     7.656    7.655     7.655    7.654     7.654
100-16..................   7.639     7.639    7.638     7.638    7.637     7.637
100-20..................   7.623     7.622    7.622     7.621    7.620     7.620
100-24..................   7.606     7.605    7.605     7.604    7.604     7.603
100-28..................   7.590     7.589    7.588     7.587    7.587     7.586
101-00..................   7.573     7.572    7.571     7.570    7.570     7.569

Weighted Average
 Life (years) ..........  11.588    11.481   11.394    11.312   11.238    11.174

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

   The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions, except that it was assumed that (x) the right of optional termination is exercised on the first Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Asset Pool is less than 1% of the Initial Pool Balance and (y) Prepayment Premiums described in the related Mortgage Loan documents as fixed prepayment premiums were collected pursuant to the terms of each Mortgage Loan. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed (i.e., 7-08 is 7.25%) as a percentage of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

   The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

   In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                       PRE-TAX YIELD TO MATURITY FOR THE
                  CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                                       PREPAYMENTS LOCKED OUT THROUGH
                                  LOP AND YMP, THEN AT THE FOLLOWING CPRS
                          --------------------------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST        0%        5%       10%      15%       20%      25%
------------------------  -------- --------  -------- --------  -------- --------
7-24.....................  9.325%    9.178%   9.057%    8.950%   8.853%    8.766%
8-00.....................  8.621     8.468    8.343     8.233    8.134     8.044
8-08.....................  7.955     7.795    7.666     7.553    7.451     7.361

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the Offered Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

   The Class X Certificates will be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay prior to their respective maturity dates. No representation is made that the Mortgage Loans will not prepay. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

   The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class X Certificates. There are uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class X Certificates, and the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class X Certificates even in the absence of Section 1272(a)(6) of the Code. The IRS could assert that income derived from a Class X Certificate should be calculated as if the Class X Certificate were a Certificate purchased at a premium equal to the price paid by the Holder for the Class X Certificate. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described in the Prospectus under "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium." Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Class X Certificates may be able to select a method for recognizing original issue discount that differs from that used by the REMIC Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Class X Certificates are advised to consult their tax advisors concerning the treatment of such Certificates.

   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

   The Class A-1, Class A-2, Class A-3, Class B and Class C Certificates will be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

   The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein and "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

   For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in an Underwriting Agreement, dated December 17, 1997 (the "Underwriting Agreement"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 23, 1997, against payment therefor in immediately available funds.

   In the Underwriting Agreement, each Underwriter has agreed to purchase the portion of the Certificates of each Class set forth below.

                               ALLOCATION TABLE

 UNDERWRITER                   CLASS X      CLASS A-1     CLASS A-2      CLASS A-3
---------------------------  ----------- -------------  ------------- -------------
Goldman, Sachs & Co ........      65%           57%           65%            61%
Deutsche Morgan
 Grenfell Inc. .............      35%           30%           35%            33%
Residential Funding
 Securities Corporation  ...      --            13%           --              6%
                             ----------- -------------  ------------- -------------
 Total .....................     100%          100%          100%           100%
                             =========== =============  ============= =============





                    (RESTUBBED TABLE CONTINUED FROM ABOVE)







 UNDERWRITER                   CLASS B      CLASS C     CLASS D         CLASS E
---------------------------  ----------- -----------  -----------    -----------
Goldman, Sachs & Co ........      60%          65%         65%          65%
Deutsche Morgan
 Grenfell Inc. .............      33%          35%         35%          35%
Residential Funding
 Securities Corporation  ...       7%          --          --           --
                             ----------- -----------  -----------    -----------
 Total .....................     100%         100%        100%         100%
                             =========== ===========  ===========    ===========




   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the underwriting may be terminated.

   The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 104.8% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   Deutsche Morgan Grenfell Inc. is an affiliate of GACC, Goldman, Sachs & Co. is an affiliate of GSMC and Residential Funding Securities Corporation is an affiliate of each of GMACCM and the Depositor.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP and for the Underwriters by Brown & Wood LLP.

                                   RATINGS

   It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from DCR and Moody's:

 CLASS            DCR      MOODY'S
--------------  ------- -----------
Class X........   AAA        Aaa
Class A-1 .....   AAA        Aaa
Class A-2......   AAA        Aaa
Class A-3......   AAA        Aaa
Class B........    AA        Aa2
Class C........    A-        A2
Class D........   BBB       Baa1
Class E........    NR       Baa3

   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in April 2029 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors. In general, the ratings thus address credit risk and not prepayment risk.

   As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by Moody's and DCR to the Class X Certificates. The ratings of the Class X Certificates by Moody's and DCR do not address the timing or magnitude of reductions of the Notional Amount of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The Class X Certificate Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or DCR, as applicable. With respect to any Credit Lease Loan, a downgrade in the credit rating of the related Tenants and/or Guarantors may have an adverse effect on the rating of the Offered Certificates.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

   The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan") should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   The purchase or holding of the Class A and Class X Certificates by, on behalf of or with assets of a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations -- Prohibited Transaction Exemption" in the Prospectus; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor any similar exemption issued to the Underwriters will apply to the Class B, Class C, Class D or Class E Certificates. As a result, no transfer of a Class B, Class C, Class D or Class E Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Depositor, the Trustee and the Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Servicer that such transfer is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of a Class B, Class C, Class D or Class E Certificate may provide a certification of facts substantially to the effect that the purchase of such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. In addition, so long as the Class B, Class C, Class D and Class E Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. See "ERISA Considerations -- Representation From Investing Plans" in the Prospectus.

   Any Plan fiduciary or other person considering whether to purchase an Offered Certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. See "ERISA Considerations" in the Prospectus.

                           INDEX OF PRINCIPAL TERMS

Accrued Certificate Interest ..............................     S-56
ADA .......................................................     S-28
Additional Trust Fund Expenses ............................     S-59
Advances ..................................................     S-45
Allocated Principal Amount ................................     S-33
Anticipated Repayment Date ................................     S-10
Appraisal Reduction Amount ................................     S-61
ARD Loans .................................................     S-10
ARM Loans .................................................     S-9
Assumed Final Distribution Date ...........................     S-2
Assumed Monthly Payment ...................................     S-57
Available Distribution Amount .............................     S-55
Balloon Loans .............................................     S-9
Balloon Payment ...........................................     S-9
Balloon Payment Interest Excess ...........................     S-45
Balloon Payment Interest Shortfall ........................     S-45
CBE .......................................................     S-73
CEDEL .....................................................     S-8
CEDEL Participants ........................................     S-52
Certificates ..............................................     Cover
Class .....................................................     Cover
Class A Certificates ......................................     Cover, S-50
Class X Components ........................................     S-12, S-53
Clearance Cooperative .....................................     S-52
Collection Period .........................................     S-54
Controlling Class .........................................     S-43
Corporate Trust Office ....................................     S-65
Corrected Mortgage Loan ...................................     S-42
Credit Lease Assignments ..................................     S-10
Credit Lease Default ......................................     S-31
Credit Lease Loans ........................................     S-10
Credit Lease Properties ...................................     S-10
Credit Leases .............................................     S-10
CRIC ......................................................     S-35
CRICKM Loan Borrower ......................................     S-35
CRICKM Loans ..............................................     S-35
CRICKM Properties .........................................     S-35
Cross-Collateralized Mortgage Loans .......................     S-26
Cut-off Date Balance ......................................     S-28
DCR .......................................................     S-17
Defeasance Collateral .....................................     S-31
Defeasance Option .........................................     S-11
Deleted Mortgage Loan .....................................     S-38
Delivery Date .............................................     Cover
Depositories ..............................................     S-51
Determination Date ........................................     S-54
Discount Rate .............................................     S-58
Discount Rate Fraction ....................................     S-58
Distributable Certificate Interest ........................     S-56
Distribution Date .........................................     S-7
DTC Registered Certificates ...............................     S-8

                                     S-86

Emergency Advance .........................................     S-46
Euroclear .................................................     S-8
Euroclear Operator ........................................     S-52
Euroclear Participants ....................................     S-52
Excess Interest ...........................................     S-10
Fixed-Rate Loans ..........................................     S-9
Form 8-K ..................................................     S-41
GACC ......................................................     S-7
GACC Mortgage Loans .......................................     S-29
GMACCM ....................................................     S-7
GMACCM Mortgage Loans .....................................     S-29
Gross Margin ..............................................     S-9
GSMC ......................................................     S-7
GSMC Mortgage Loans .......................................     S-29
Guarantor .................................................     S-24
IHS .......................................................     S-34
IHS of Lester .............................................     S-34
IHS/Litchfield Loan .......................................     S-33
IHS/Litchfield Mortgages ..................................     S-33
IHS/Litchfield Properties .................................     S-33
Index .....................................................     S-9
Initial Pool Balance ......................................     S-2
Kmart .....................................................     S-35
Leases ....................................................     S-34
LIC .......................................................     S-34
Liquidation Fee ...........................................     S-44
Liquidation Fee Rate ......................................     S-44
Lockbox Account ...........................................     S-29
LOP .......................................................     S-69
MAI .......................................................     S-36
Master Servicer ...........................................     S-42
Maturity Assumptions ......................................     S-68
Modified Mortgage Loan ....................................     S-61
Monthly Payments ..........................................     S-29
Monthly Rental Payments ...................................     S-10
Moody's ...................................................     S-17
Mortgage Asset Pool .......................................     S-2
Mortgage Asset Seller .....................................     S-29
Mortgage Loan Purchase Agreement ..........................     S-29
Mortgage Loan Sellers .....................................     S-7
Mortgage Loans ............................................     S-2
Net Aggregate Prepayment Interest Shortfall ...............     S-56
Net Mortgage Rate .........................................     S-54
Offered Certificates ......................................     S-2, S-50
Pass-Through Rate .........................................     S-54
Permitted Encumbrances ....................................     S-39
P&I Advance ...............................................     S-15
Plan ......................................................     S-84
Pooling and Servicing Agreement ...........................     S-11
Prepayment Interest Excess ................................     S-45
Prepayment Interest Shortfall .............................     S-45
Primary Term ..............................................     S-31
Principal Allocation Fraction .............................     S-58

                                     S-87

Principal Balance Certificates ............................     S-2
Principal Distribution Amount .............................     S-57
Principal Window ..........................................     S-6
PTCE ......................................................     S-85
Purchase Price ............................................     S-38
Qualifying Substitute Mortgage Loan .......................     S-38
Rated Final Distribution Date .............................     S-83
Rating Agencies ...........................................     S-17
Realized Losses ...........................................     S-59
Reimbursement Rate ........................................     S-60
Related Proceeds ..........................................     S-45
Release Date ..............................................     S-31
REMIC I ...................................................     S-2
REMIC II ..................................................     S-2
REMIC III .................................................     S-2
REMIC Regular Certificates ................................     Cover, S-50
REMIC Residual Certificates ...............................     S-2, S-50
REO Account ...............................................     S-48
REO Tax ...................................................     S-48
Replacement Mortgage Loan .................................     S-38
Replacement Special Servicer ..............................     S-43
Required Appraisal Loan ...................................     S-61
Revised Rate ..............................................     S-29
Rules .....................................................     S-51
Senior Certificates .......................................     Cover, S-50
Servicing Advances ........................................     S-45
Servicing Fee .............................................     S-44
Servicing Fee Rate ........................................     S-44
Servicing Standard ........................................     S-41
S&P .......................................................     S-35
Special Servicing Event ...................................     S-41
Special Servicing Fee .....................................     S-44
Specially Serviced Mortgage Loan ..........................     S-41
State Street ..............................................     S-64
Stated Principal Balance ..................................     S-53
Subordinate Certificates ..................................     Cover, S-50
Substitution Shortfall Amount .............................     S-38
Tenant ....................................................     S-10
Tenants ...................................................     S-10
Terms and Conditions ......................................     S-52
Trust Fund ................................................     S-2
Trustee Reports ...........................................     S-61
Underwriters ..............................................     Cover
Underwriting Agreement ....................................     S-82
Voting Rights .............................................     S-64
Weighted Average Net Mortgage Rate ........................     S-54
Workout Fee ...............................................     S-44
Workout Fee Rate ..........................................     S-44
YMP .......................................................     S-69

                                   ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

   Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

   In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, including Underwritten Net Cash Flow, separate amounts for each such related Mortgaged Property are shown; provided that the IHF/Litchfield Loan is considered a single Mortgage Loan for all purposes except the description of geographic concentration of the Mortgaged Properties securing the Mortgage Loans, for which purpose it is treated as 43 Mortgage Loans.

DEFINITIONS

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow" or "Underwitten NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritten Net Cash Flow even though such expense may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Underwritten NOI" means Underwritten Net Cash Flow before deducting for capital expenditures, replacement reserves, tenant improvements and leasing commissions.

     3. "1995 NOI" means the net operating income for a Mortgaged Property as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain nonrecurring expenses and revenues or by certain other normalizations and in certain cases may reflect annualization of partial year numbers. 1995 NOI does not necessarily reflect accrual of certain costs such as real estate taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In most cases, no attempt was made to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.

     4. "1996 NOI" means the net operating income for 1996, calculated in a manner consistent with 1995 NOI.

     5. "Annual Debt Service" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

     6. "UW NCF DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the UW NCF DSCR set forth in Annex A is based upon the combined UW NCF DSCR and Annual Debt Service for each separate Cross-Collateralized Loan. With respect to the IHS/Litchfield Loan, the UW NCF DSCR set forth in Annex A is based upon the combined UW NCF DSCR and Annual Debt Service for the IHS/Litchfield Loan; UW NCF DSCR if calculated for each of the 43 Mortgaged Properties and based upon the Allocated Principal Amount may vary. With respect to the Mortgage Loans secured by cooperative housing properties, the UW NCF DSCR is calculated utilizing the Underwritten Net Cash Flow of the related Mortgaged Properties based upon their current use as cooperative housing. The UW NCF DSCR for such loans underwritten based upon the use of such Mortgaged Properties as a multifamily or 100% rental project is, for each of Loan Numbers GMAC4970, GMAC4980 and GMAC4990, 1.61, 1.57 and 1.96, respectively. "UW NOI DSCR" is similarly calculated, but using Underwritten NOI rather than Underwritten Net Cash Flow. "UW NCF DSCR" and "UW NOI DSCR" are collectively referred to as "Underwritten DSCRs".

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten DSCRs accurately reflects that ability.

      7. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis, available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     8. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

     9. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility, combination retail office facility, the square footage of the net rentable or leasable area.

     10. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units; (iii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds; (iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     11. "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     12. "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

     13. "Scheduled Maturity Date or ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Maturity Balance for such Balloon Loan or ARD Balance divided by the Appraised Value of the related Mortgaged Property.

     14. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date.

     15. "Servicing Fee" for each Mortgage Loan includes the compensation payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and the compensation payable to the Trustee. The "Master Servicing Fee Rate" with respect to the Mortgage Loan from each Loan Source is set forth below:

 LOAN SOURCE   MASTER SERVICING FEE RATE  SERVICING FEE RATE
-------------  ------------------------- ------------------
GACC                     0.0225%                0.0755%
GSMC                     0.0200%                0.0730%
GMACCM                   0.0200%                0.1280%

     16. "Prepayment Provisions" for each Mortgage Loan are: "Lock" means the duration of lockout period; "Def" means the duration of any defeasance period; " greater than 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means the yielded maintenance charge. The number following the "/" is the number of payment dates for which the related call protection provision is in effect, inclusive of the maturity date for calculation purpose only.

 CERTAIN LOAN PAYMENT TERMS

   The indicated Mortgage Loans have the following payment terms:

Adjustable Rate

                                                                                           MORTGAGE
                                                                                             RATE
                                                                    MAXIMUM    MINIMUM    ADJUSTMENT    NEXT RATE
  CONTROL     LOAN        CUT-OFF                         GROSS    MORTGAGE    MORTGAGE    FREQUENCY    ADJUSTMENT
   NUMBER    NUMBER    DATE BALANCE         INDEX         MARGIN     RATE        RATE       (MOS.)         DATE
----------  -------- ---------------  ----------------- --------  ---------- ----------  ------------ ------------
GMAC4360       144     $  504,807.76  One Year Treasury   3.0000    11.2500     7.2500        12         11/1/98
GMAC4410        47     $6,486,923.41   One Month LIBOR    3.0000    11.4375     5.6875         1          1/1/98
GMAC4420        73     $4,194,424.32   One Month LIBOR    2.1000      NAP        NAP           1          1/1/98
GMAC4560       121     $1,698,325.08   One Month LIBOR    2.7500      NAP        NAP           1          1/1/98

Interest Only Loans

   Loan Number GMAC4170. The Mortgage Loan requires Monthly Payments of interest only in the amount of $30,576.04 from November 1, 1997 through October 1, 1999. Commencing on November 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $34,267.75 are required.

   Loan Number GMAC4180. The Mortgage Loan requires Monthly Payments of interest only in the amount of $22,536.25 from November 1, 1997 through October 1, 1999. Commencing on November 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $25,257.25 are required.

   Loan Number GMAC4840. The Mortgage Loan requires Monthly Payments of interest only in the amount of $27,618.33 from January 1, 1998 through December 1, 1999. Commencing on January 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $31,124.92 are required.

   Loan Number GMAC4920. The Mortgage Loan requires Monthly Payments of interest only in the amount of $54,450.00 from January 1, 1998 through December 1, 1999. Commencing on January 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $61,456.92 are required.

Lockout/Prepayment

   Loan Number 1700020008. During the lockout period, the borrower under the Mortgage Loan may obtain a release of a portion of the Mortgaged Property upon the satisfaction of certain conditions including the payment of an amount equal to the greater of (i) $960,000 and (ii) an amount that will result in the unpaid principal balance of the Mortgage Loan divided by the fair market value of the Mortgaged Property not exceeding the LTV requirement of 75%. A Prepayment Premium will be payable in connection with such a prepayment.

Split Amortization Loans

   Loan Number GMAC4520. The Mortgage Loan requires Monthly Payments of principal and interest in the amount of $193,992.16 from December 1, 1997 through November 1, 2002. Commencing on December 1, 2002 and through maturity, Monthly Payments of principal and interest in the amount of $218,624.47 are required.

   Loan Number GMAC4710. The Mortgage Loan requires Monthly Payments of principal and interest in the amount of $26,476.92 from December 1, 1997 through November 1, 2003. Commencing on December 1, 2003 and through maturity, Monthly Payments of principal and interest in the amount of $30,420.39 are required (assuming 0% CPR through November 1, 2003).

   Loan Number GMAC4720. The Mortgage Loan requires Monthly Payments of principal and interest in the amount of $41,659.49 from December 1, 1997 through November 1, 2003. Commencing on December 1, 2003 and through maturity, Monthly Payments of principal and interest in the amount of $47,864.25 are required (assuming 0% CPR through November 1, 2003).

CERTAIN OTHER LOAN CHARACTERISTICS

   Loan Numbers GMAC4510 and GMAC4515. These Mortgage Loans are secured by a single Mortgaged Property. The Appraised Value shown on Annex A for GMAC4510 is based on the appraiser's "as-is" market value of the Mortgaged Property. The Appraised Value shown on Annex A for GMAC4515 is the difference between the appraiser's "as-is" market value of the Mortgaged Property and the value of the Mortgaged Property following the completion of certain improvements to the Mortgaged Property. The loan proceeds for GMAC4515, although fully disbursed, are held in reserve solely for the purposes of completing such improvements.

   Loan Numbers I0009 and M0102. The Appraised Value shown on Annex A for I0009 was calculated by the appraiser based on the "as is" value of the Mortgaged Property of $3,230,000 and the estimated cost of completion of repairs and improvements of $400,000 for which an escrow in the amount of $414,638 has been established. The Appraised Value on Annex A for M0102 was calculated by the appraiser based on the "as is" value of the Mortgaged Property of $3,890,000 plus the value of certain repairs and improvements of $260,000 for which an escrow in the amount of $81,250 has been established. The escrow was established based on an engineering estimate of $65,000 to complete such improvements.

   Loan Number GMAC4270. In lieu of monthly payments to a repair reserve, an initial $50,000 repair reserve was established. The reserve agreement requires repayment of all monies disbursed from this account within ninety
(90) days of disbursement.

   Loan Number GMAC4850. The borrower is required to deposit $5,314.52 monthly into a tenant improvement and leasing commission reserve. In addition, the borrower is required to deposit an additional $16,666.67 monthly into this account until the total tenant improvement and leasing commission reserve totals $1,000,000.

   Loan Number GMAC4130. Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of five percent (5%) of the total gross revenues derived from the operation of the property during the preceding calendar year.

   Loan Number GMAC4140. Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four percent (4%) of the total gross revenues derived from the operation of the property during the preceding calendar year.

   Loan Number GMAC4540. Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four and one-half percent (4.5%) of the gross revenues derived from the operation of the property during the preceding fiscal year.

   Loan Number GMAC4910. Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of five percent (5%) of the total revenues derived from the operation of the property.

LOAN      CONTROL     LOAN
SELLER    NUMBER     NUMBER                        PROPERTY NAME
-------- --------- ---------- --------------------------------------------------------
DMG              1 GA0118     Integrated Health Services
DMG             1A GA0119     IHS of Hanover House
DMG             1B GA0120     IHS of Cheyenne Mountain
DMG             1C GA0121     IHS of Cheyenne Place
DMG             1D GA0122     IHS of Mesa Manor
--------        -- --------   --------------------------------------------------------
DMG             1E GA0123     IHS of Pikes Peak
DMG             1F GA0124     IHS of Pueblo
DMG             1G GA0125     IHS of Fort Myers
DMG             1H GA0126     IHS of Bradenton
DMG             1I GA0127     IHS of Orange Park Care Ctr.
--------        -- --------   --------------------------------------------------------
DMG             1J GA0128     IHS of Palm Bay Convalescent Ctr.
DMG             1K GA0129     IHS of Port Charlotte Care Center
DMG             1L GA0130     IHS of Sebring
DMG             1M GA0131     IHS of Winter Park Care Center
DMG             1N GA0132     The Shores Retirement Community
--------        -- --------   --------------------------------------------------------
DMG             1O GA0133     IHS of Buckhead/Heritage
DMG             1P GA0134     IHS of Shoreham
DMG             1Q GA0135     IHS of Boise
DMG             1R GA0136     IHS of Great Bend Manor
DMG             1S GA0137     IHS of Wichita/Northeast
--------        -- --------   --------------------------------------------------------
DMG             1T GA0138     IHS of Mayfair Manor
DMG             1U GA0139     IHS of Shreveport/Centenary
DMG             1V GA0140     IHS of Heritage Manor of Alexandria
DMG             1W GA0141     IHS of Heritage Manor of Gonzales
DMG             1X GA0142     IHS of Heritage Manor of Kaplan
--------        -- --------   --------------------------------------------------------
DMG             1Y GA0143     IHS of Heritage Manor of Lafayette
DMG             1Z GA0144     IHS of Heritage Manor of Many I
DMG            1AA GA0145     IHS of Heritage Manor of Many II
DMG            1BB GA0146     IHS of Heritage Manor of Marre
DMG            1CC GA0147     IHS of Minden/Meadowview
--------        -- --------   --------------------------------------------------------
DMG            1DD GA0148     IHS of Heritage Manor of New Iberia North
DMG            1EE GA0149     IHS of Heritage Manor of New Iberia South
DMG            1FF GA0150     IHS of Claiborne/Heritage Manor of Shreveport
DMG            1GG GA0151     IHS of Heritage Manor of Thibodaux
DMG            1HH GA0152     IHS of Heritage Manor of Vivian
--------        -- --------   --------------------------------------------------------
DMG            1II GA0153     IHS of Charlotte at Hawthorne
DMG            1JJ GA0154     IHS of Pierremont Heritage Manor
DMG            1KK GA0155     IHS of Nashville/Donelson
DMG            1LL GA0156     IHS of Heritage Manor of Plainview
DMG            1MM GA0157     IHS of Heritage Manor of Iowa Park
--------        -- --------   --------------------------------------------------------
DMG            1NN GA0158     IHS of Wichita Falls/Midwestern Parkway
DMG            1OO GA0159     IHS of Terrell Care Center
DMG            1PP GA0160     IHS of Terrell Convalescent Center
DMG            1QQ GA0161     IHS Jeffersonian Manor-Charles Town
GSMC             2 GOLDEN     Golden Bear Plaza
--------        -- --------   --------------------------------------------------------
GMAC             3 GMAC4520   One Westside Plaza
DMG              4 TA0972     Lincoln Place II
GMAC             5 GMAC4240   Allen Center
GMAC             6 GMAC4850   Commerce Park
GMAC             7 GMAC4970   North Isle Village
--------        -- --------   --------------------------------------------------------
DMG              8 TA1453     Fruitvale Shopping Center
GMAC             9 GMAC4590   Bunker Hill Towers Apartments
GMAC            10 GMAC4660   Caldor Distribution Center
GMAC            11 GMAC4540   Monterey Beach Hotel
GMAC            12 GMAC4300   University Club Apartments
--------        -- --------   --------------------------------------------------------
GMAC            13 GMAC4990   Clinton Hill Apartments
GSMC            14 R0215      Redondo Shores Shopping Center
DMG             15 GA0194     Kmart - Chula Vista #7636
GMAC            16 GMAC4980   Boulevard Gardens Apartments
DMG             17 GA0195     Kmart - Windsor #7729
--------        -- --------   --------------------------------------------------------
GMAC            18 GMAC4880   Village of Canterbury Apartments
GMAC            19 GMAC4440   Pacific Plaza
GMAC            20 GMAC4680   The Brewster Apartments
GSMC            21 M0109      Steward's Crossing Apartments
DMG             22 TA1456     Cedar Brook Corporate Center
--------        -- --------   --------------------------------------------------------
GMAC            23 GMAC4700   Sun Prairie Apartments
GSMC            24 R0196      East Park Plaza Shopping Center
GMAC            25 GMAC4290   Clayton Valley Shopping Center
GSMC            26 L0078      Holiday Inn
GSMC            27 M0087      Harmony Bay Apartments
--------        -- --------   --------------------------------------------------------
DMG             28 GA0193     Kmart - Laredo #4809
GMAC            29 GMAC4920   Highline Club Apartments
GSMC            30 M0054      Hickory Forest Apartments
DMG             31 TA1650     Village View Apartments
GMAC            32 GMAC4690   Mira Mesa Dist. Center and Sorrento View Business Park
--------        -- --------   --------------------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN
SELLER                                           ADDRESS                                                 CITY
-------- --------------------------------------------------------------------------------------- --------------------
DMG      Various                                                                                 Various
DMG      39 Hanover Circle                                                                       Birmingham
DMG      835 Tenderfoot Hill Rd.                                                                 Colorado Springs
DMG      945 Tenderfoot Hill Road                                                                Colorado Springs
DMG      2901 North 12th Street                                                                  Grand Junction
-------- --------------------------------------------------------------------------------------- --------------------
DMG      2719 North Union Boulevard                                                              Colorado Springs
DMG      2611 Jones Avenue                                                                       Pueblo
DMG      13755 Golf Club Parkway                                                                 Fort Myers
DMG      2302 59th Street West                                                                   Bradenton
DMG      2029 Professional Center Dr.                                                            Orange Park
-------- --------------------------------------------------------------------------------------- --------------------
DMG      1515 Port Malabar Blvd.                                                                 Palm Bay
DMG      4033 Beaver Lane                                                                        Port Charlotte
DMG      3011 Kenilworth Blvd.                                                                   Sebring
DMG      2970 Scarlet Road                                                                       Winter Park
DMG      1700 3rd Avenue West                                                                    Bradenton
-------- --------------------------------------------------------------------------------------- --------------------
DMG      54 Peachtree Park Drive, NE                                                             Atlanta
DMG      811 Kennesaw Avenue                                                                     Marietta
DMG      8211 Ustick Road                                                                        Boise
DMG      1560 Kansas Highway 96                                                                  Great Bend
DMG      5005 E. 21st Street N.                                                                  Wichita
-------- --------------------------------------------------------------------------------------- --------------------
DMG      3300 Tates Creek RD                                                                     Lexington
DMG      225 Wyandotte                                                                           Shreveport
DMG      5115 MacArthur Drive                                                                    Alexandria
DMG      905 West Cornerview Street                                                              Gonzales
DMG      1300 West 8th Street                                                                    Kaplan
-------- --------------------------------------------------------------------------------------- --------------------
DMG      325 Bacque Crescent Drive                                                               Lafayette
DMG      120 Nacthitoches Highway                                                                Many
DMG      255 Middle Creek Road                                                                   Many
DMG      5301 August Avenue                                                                      Marrero
DMG      400 Meadowview Dr.                                                                      Minden
-------- --------------------------------------------------------------------------------------- --------------------
DMG      1803 Jane Street                                                                        New Iberia
DMG      600 Bayard Street                                                                       New Iberia
DMG      1536 Claiborne                                                                          Shreveport
DMG      1300 Lafourche Drive                                                                    Thibodaux
DMG      912 South Pecan St.                                                                     Vivian
-------- --------------------------------------------------------------------------------------- --------------------
DMG      333 Hawthorne Lane                                                                      Charlotte
DMG      725 Mitchell Lane                                                                       Shreveport
DMG      2733 McCampbell Avenue                                                                  Nashville
DMG      2510 West 24th Street                                                                   Plainview
DMG      1109 North Third Street                                                                 Iowa Park
-------- --------------------------------------------------------------------------------------- --------------------
DMG      601 Midwestern Parkway                                                                  Wichita Falls
DMG      204 West Nash Street                                                                    Terrell
DMG      1800 N. Frances Street                                                                  Terrell
DMG      State Highway 9                                                                         Charles Town
GSMC     11760/11770/11780 U.S. Highway                                                          Palm Beach Gardens
-------- --------------------------------------------------------------------------------------- --------------------
GMAC     11250 West Olympic Boulevard                                                            Los Angeles
DMG      1042 Frederick Street                                                                   Los Angeles
GMAC     150 Allen Road                                                                          Bernards Township
GMAC     37 Apple Ridge Road, 4 Old Newton Road, 3 - 22 Commerce Drive, 5 - 14 Finance Drive     Danbury
GMAC     50 Gibbs Road                                                                           Coram
-------- --------------------------------------------------------------------------------------- --------------------
DMG      3000-3070 East 9th Street                                                               Oakland
GMAC     222 and 234 South Figueroa Street                                                       Los Angeles
GMAC     1111 Southampton Street                                                                 Westfield
GMAC     2600 Sand Dunes Drive                                                                   Monterey
GMAC     12024 Royal Wulff Lane                                                                  Orlando
-------- --------------------------------------------------------------------------------------- --------------------
GMAC     165, 185, 193, 201, 205, 209, 210, 325-333, 345, 355, 361, and 365 Clinton Ave          Brooklyn
GSMC     401-423 North Pacific Highway                                                           Redondo Beach
DMG      875 East H Street                                                                       Chula Vista
GMAC     30th Avenue and 57th Street                                                             Woodside (Queens)
DMG      1075 Kennedy Road                                                                       Windsor
-------- --------------------------------------------------------------------------------------- --------------------
GMAC     9000 Rembrandt Circle                                                                   Newark
GMAC     5900 - 5994 Pacific Boulevard                                                           Huntington Park
GMAC     17 - 25 West 86th Street                                                                New York
GSMC     1000 Steward's Crossing Way                                                             Lawrenceville
DMG      4 and 8 Cedar Brook Drive                                                               Cranbury
-------- --------------------------------------------------------------------------------------- --------------------
GMAC     5901 Vista Drive                                                                        West Des Moines
GSMC     120-300 N. 66th Street                                                                  Lincoln
GMAC     5400 Ygnacio Valley Road                                                                Concord
GSMC     2905 Sheridan Street                                                                    Hollywood
GSMC     1300 Gran Crique Parkway                                                                Roswell
-------- --------------------------------------------------------------------------------------- --------------------
DMG      5000 San Dario Road                                                                     Laredo
GMAC     22123 Solomon Boulevard                                                                 Novi
GSMC     3920 East Hickory Hill Road                                                             Memphis
DMG      6172 Fisher Road                                                                        Dallas
GMAC     5944-5995 Pacific Ctr Blvd, 5940-5960 Pacific Mesa Ct, 10151-10211 Pacific Mesa Blvd.   San Diego
-------- --------------------------------------------------------------------------------------- --------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN                                                        PROPERTY         OWNERSHIP      CROSSED       RELATED
SELLER         COUNTY            STATE        ZIP CODE        TYPE           INTEREST      LOAN GROUP      LOANS
-------- ------------------ ---------------- ---------- ----------------- --------------- ------------ -------------
DMG      Various            Various           Various   Skilled Nursing         Fee           NAP           IHS
DMG      Jefferson          Alabama            35205    Skilled Nursing         Fee           NAP           IHS
DMG      El Paso            Colorado           80906    Skilled Nursing         Fee           NAP           IHS
DMG      El Paso            Colorado           80906    Skilled Nursing         Fee           NAP           IHS
DMG      Mesa County        Colorado           81506    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      El Paso            Colorado           80909    Skilled Nursing         Fee           NAP           IHS
DMG      Pueblo             Colorado           81004    Skilled Nursing         Fee           NAP           IHS
DMG      Lee County         Florida            33906    Skilled Nursing         Fee           NAP           IHS
DMG      Manattee Count     Florida            34209    Skilled Nursing         Fee           NAP           IHS
DMG      Clay               Florida            32073    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Brevard County     Florida            32905    Skilled Nursing         Fee           NAP           IHS
DMG      Charlotte          Florida            33952    Skilled Nursing         Fee           NAP           IHS
DMG      Highlands          Florida            33870    Skilled Nursing         Fee           NAP           IHS
DMG      Orange             Florida            32792    Skilled Nursing         Fee           NAP           IHS
DMG      Manatee            Florida            34205    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Fulton             Georgia            30309    Skilled Nursing         Fee           NAP           IHS
DMG      Cobb               Georgia            30060    Skilled Nursing         Fee           NAP           IHS
DMG      Ada                Idaho              83704    Skilled Nursing         Fee           NAP           IHS
DMG      Barton             Kansas             67530    Skilled Nursing         Fee           NAP           IHS
DMG      Sedgwick           Kansas             67208    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Fayette County     Kentucky           40502    Skilled Nursing         Fee           NAP           IHS
DMG      Caddo Parish       Louisiana          71101    Skilled Nursing         Fee           NAP           IHS
DMG      Rapides Parish     Louisiana          71302    Skilled Nursing         Fee           NAP           IHS
DMG      Ascension Parish   Louisiana          70737    Skilled Nursing         Fee           NAP           IHS
DMG      Vermilion          Louisiana          70548    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Lafayette Parish   Louisiana          70503    Skilled Nursing         Fee           NAP           IHS
DMG      Sabine Parish      Louisiana          71449    Skilled Nursing         Fee           NAP           IHS
DMG      Sabine Parish      Louisiana          71449    Skilled Nursing         Fee           NAP           IHS
DMG      Jefferson          Louisiana          70072    Skilled Nursing         Fee           NAP           IHS
DMG      Webster Parish     Louisiana          71055    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Iberia Parish      Louisiana          70562    Skilled Nursing         Fee           NAP           IHS
DMG      Iberia Parish      Louisiana          70562    Skilled Nursing         Fee           NAP           IHS
DMG      Caddo Parish       Louisiana          71103    Skilled Nursing         Fee           NAP           IHS
DMG      Lafourche          Louisiana          70301    Skilled Nursing         Fee           NAP           IHS
DMG      Caddo Parish       Louisiana          71082    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Mecklenburg        North Carolina     28204    Skilled Nursing         Fee           NAP           IHS
DMG      Caddo Parish       Louisiana          71106    Skilled Nursing         Fee           NAP           IHS
DMG      Davidson           Tennessee          37214    Skilled Nursing         Fee           NAP           IHS
DMG      Hale               Texas              79072    Skilled Nursing         Fee           NAP           IHS
DMG      Wichita County     Texas              76367    Skilled Nursing         Fee           NAP           IHS
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Wichita County     Texas              76302    Skilled Nursing         Fee           NAP           IHS
DMG      Kaufman            Texas              75160    Skilled Nursing         Fee           NAP           IHS
DMG      Kaufman            Texas              75160    Skilled Nursing         Fee           NAP           IHS
DMG      Jefferson          West Virginia      25414    Skilled Nursing         Fee           NAP           IHS
GSMC     Palm Beach         Florida            33408    Office                  Fee           NAP           No
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
GMAC     Los Angeles        California         90064    Retail                  Fee           NAP           No
DMG      Los Angeles        California         90291    Multifamily             Fee           NAP          LALPI
GMAC     Somerset           New Jersey         07938    Office                  Fee           NAP           No
GMAC     Fairfield          Connecticut        06810    Industrial              Fee           NAP           No
GMAC     Suffolk            New York           11727    Co-Op                   Fee           NAP           No
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Alameda            California         94601    Retail                  Fee           NAP           No
GMAC     Los Angeles        California         90012    Multifamily             Fee           NAP           No
GMAC     Hampden            Massachusetts      01085    Industrial              Fee           NAP           No
GMAC     Monterey           California         93940    Hospitality             Fee           NAP           No
GMAC     Orange             Florida            32817    Multifamily             Fee           NAP           No
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
GMAC     Kings              New York           11238    Co-Op                   Fee           NAP           No
GSMC     Los Angeles        California         90277    Retail                  Fee           NAP           No
DMG      San Diego          California         91910    Retail                  Fee           NAP         CRICKM
GMAC     Queens             New York           11377    Co-Op                   Fee           NAP           No
DMG      Hartford           Connecticut        06095    Retail                  Fee           NAP         CRICKM
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
GMAC     New Castle         Delaware           19702    Multifamily             Fee           NAP           No
GMAC     Los Angeles        California         90255    Retail                  Fee           NAP           No
GMAC     New York           New York           10024    Multifamily        Fee/Leasehold      NAP           No
GSMC     Mercer             New Jersey         08648    Multifamily          Leasehold        NAP           No
DMG      Middlesex          New Jersey         08512    Industrial              Fee           NAP           No
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
GMAC     Polk               Iowa               50266    Multifamily             Fee           NAP           No
GSMC     Lancaster          Nebraska           68510    Retail                  Fee           NAP           No
GMAC     Contra Costa       California         94521    Retail                  Fee           NAP           No
GSMC     Broward            Florida            33020    Hospitality             Fee           NAP           No
GSMC     Fulton             Georgia            30075    Multifamily             Fee           NAP       John Cassidy
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------
DMG      Webb               Texas              78014    Retail                  Fee           NAP         CRICKM
GMAC     Oakland            Michigan           48375    Multifamily             Fee           NAP           No
GSMC     Shelby             Tennessee          38115    Multifamily             Fee           NAP           No
DMG      Dallas County      Texas              75124    Multifamily             Fee           NAP           No
GMAC     San Diego          California         92121    Industrial         Fee/Leasehold      NAP           No
-------- ------------------ ----------------   -----    ----------------- --------------- ------------ -------------

                                         % OF AGGREGATE
LOAN       ORIGINAL      CUT-OFF DATE     CUT-OFF DATE    INTEREST                                   MORTGAGE
SELLER      BALANCE        BALANCE          BALANCE         TYPE            ACCRUAL METHOD             RATE
-------- --------------- -------------- ---------------- ---------- ------------------------------- ----------
DMG       $ 165,500,000   $165,290,099       15.41%        Fixed    30 Month-Days / 360 Year-Days    8.29400%
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
DMG
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG
DMG
DMG
DMG
GSMC         39,600,000     39,600,000        3.69%        Fixed    Actual Days / 360 Year-Days      7.63000%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
GMAC         27,450,000     27,424,139        2.56%        Fixed    30 Month-Days / 360 Year-Days    7.35000%
DMG          26,700,000     26,680,617        2.49%        Fixed    30 Month-Days / 360 Year-Days    7.61000%
GMAC         24,000,000     23,966,858        2.23%        Fixed    30 Month-Days / 360 Year-Days    7.87500%
GMAC         23,000,000     23,000,000        2.14%        Fixed    30 Month-Days / 360 Year-Days    8.10000%
GMAC         22,750,000     22,622,389        2.11%        Fixed    30 Month-Days / 360 Year-Days    8.50000%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG          21,000,000     21,000,000        1.96%        Fixed    30 Month-Days / 360 Year-Days    7.35000%
GMAC         18,500,000     18,485,965        1.72%        Fixed    30 Month-Days / 360 Year-Days    7.39000%
GMAC         17,500,000     17,487,448        1.63%        Fixed    30 Month-Days / 360 Year-Days    7.67000%
GMAC         17,250,000     17,232,227        1.61%        Fixed    30 Month-Days / 360 Year-Days    8.12500%
GMAC         17,000,000     16,975,314        1.58%        Fixed    30 Month-Days / 360 Year-Days    7.62500%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
GMAC         17,000,000     16,923,734        1.58%        Fixed    30 Month-Days / 360 Year-Days    9.00000%
GSMC         15,850,000     15,829,516        1.48%        Fixed    Actual Days / 360 Year-Days      7.46000%
DMG          15,724,553     15,710,153        1.46%        Fixed    30 Month-Days / 360 Year-Days    8.84150%
GMAC         15,000,000     14,899,007        1.39%        Fixed    30 Month-Days / 360 Year-Days    8.62500%
DMG          13,917,955     13,905,209        1.30%        Fixed    30 Month-Days / 360 Year-Days    8.84150%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
GMAC         13,500,000     13,500,000        1.26%        Fixed    30 Month-Days / 360 Year-Days    7.09000%
GMAC         13,100,000     13,081,110        1.22%        Fixed    30 Month-Days / 360 Year-Days    7.66000%
GMAC         13,000,000     13,000,000        1.21%        Fixed    Actual Days / 360 Year-Days      7.02000%
GSMC         12,700,000     12,681,648        1.18%        Fixed    Actual Days / 360 Year-Days      7.01000%
DMG          12,600,000     12,600,000        1.17%        Fixed    30 Month-Days / 360 Year-Days    7.44000%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
GMAC         11,600,000     11,591,112        1.08%        Fixed    30 Month-Days / 360 Year-Days    7.34000%
GSMC         11,000,000     11,000,000        1.03%        Fixed    Actual Days / 360 Year-Days      7.29000%
GMAC         10,125,000     10,029,274        0.93%        Fixed    30 Month-Days / 360 Year-Days    8.85000%
GSMC         10,000,000      9,989,655        0.93%        Fixed    Actual Days / 360 Year-Days      8.10000%
GSMC          9,772,000      9,760,370        0.91%        Fixed    Actual Days / 360 Year-Days      7.78000%
--------  -------------   ------------       -----       ---------- -------------------------------  -------
DMG           9,344,210      9,335,653        0.87%        Fixed    30 Month-Days / 360 Year-Days    8.84150%
GMAC          9,000,000      9,000,000        0.84%        Fixed    30 Month-Days / 360 Year-Days    7.26000%
GSMC          9,000,000      8,989,233        0.84%        Fixed    Actual Days / 360 Year-Days      7.76000%
DMG           8,700,000      8,700,000        0.81%        Fixed    30 Month-Days / 360 Year-Days    7.25500%
GMAC          8,650,000      8,643,464        0.81%        Fixed    30 Month-Days / 360 Year-Days    7.41000%
--------  -------------   ------------       -----       ---------- -------------------------------  -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              ORIGINAL          REMAINING        ORIGINAL      REMAINING                    FIRST
LOAN           TERM TO           TERM TO       AMORTIZATION   AMORTIZATION   ORIGINATION   PAYMENT    MATURITY
SELLER     MATURITY OR ARD   MATURITY OR ARD       TERM           TERM          DATE         DATE       DATE
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG              120               118             360            358         09/30/97     11/01/97   09/30/07
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
DMG
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG
DMG
DMG
DMG
GSMC             84                84              360            360         11/13/97     01/01/98   12/01/04
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GMAC             180               179             330            329         10/06/97     12/01/97   11/01/12
DMG              84                83              360            359         10/31/97     12/01/97   11/01/04
GMAC             120               118             360            358         09/17/97     11/01/97   10/01/07
GMAC             120               120             360            360         11/07/97     01/01/98   12/01/07
GMAC             360               351             360            351         02/10/97     04/01/97   03/01/27
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG              180               180             360            360         11/26/97     01/01/98   12/01/12
GMAC             120               119             360            359         10/16/97     12/01/97   11/01/07
GMAC             120               119             360            359         10/31/97     12/01/97   11/01/07
GMAC             120               119             300            299         10/03/97     12/01/97   11/01/07
GMAC             120               118             360            358         09/22/97     11/01/97   10/01/07
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GMAC             360               352             360            352         03/31/97     05/01/97   04/01/27
GSMC             120               118             360            358         09/19/97     11/01/97   09/30/07
DMG              300               299             300            299         10/15/97     12/01/97   11/01/22
GMAC             360               349             360            349         12/30/96     02/01/97   01/01/27
DMG              300               299             300            299         10/15/97     12/01/97   11/01/22
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GMAC             121               121             360            360         11/04/97     01/01/98   01/01/08
GMAC             121               119             360            358         10/01/97     11/01/97   11/01/07
GMAC             120               120             348            348         11/07/97     01/01/98   12/01/07
GSMC             84                82              360            358         09/27/97     11/01/97   10/01/04
DMG              120               120             360            360         11/05/97     01/01/98   12/01/07
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GMAC             120               119             360            359         10/31/97     12/01/97   11/01/07
GSMC             120               120             360            360         11/25/97     01/01/98   12/01/07
GMAC             120               110             300            290         01/31/97     03/01/97   02/01/07
GSMC             121               120             300            299         10/08/97     12/01/97   11/30/07
GSMC             120               118             360            358         09/17/97     11/01/97   09/30/07
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
DMG              300               299             300            299         10/15/97     12/01/97   11/01/22
GMAC             120               120             360            360         11/07/97     01/01/98   12/01/07
GSMC             121               119             360            358         09/09/97     11/01/97   10/31/07
DMG              120               120             360            360         11/06/97     01/01/98   12/01/07
GMAC             120               119             360            359         10/31/97     12/01/97   10/31/07
--------  ----------------- ----------------- -------------- -------------- ------------- ---------- ----------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN           BALLOON        BALLOON OR ARD                  PREPAYMENT                  PAYMENTS     ANNUAL
SELLER           FLAG            BALANCE                      PROVISION                   PER YEAR   DEBT SERVICE
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG            Balloon         $146,048,919   Lock/26_Def/58_2%/12_1%/12_0%/12               12      $14,981,631
DMG                             5,324,016
DMG                             6,309,944
DMG                             3,023,516
DMG                             4,075,172
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             5,915,573
DMG                             9,727,830
DMG                             6,770,044
DMG                             6,047,031
DMG                             2,366,230
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             4,535,272
DMG                             5,784,116
DMG                             1,446,030
DMG                             3,417,886
DMG                             9,267,730
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             3,352,157
DMG                             2,826,330
DMG                             2,892,057
DMG                             1,183,115
DMG                              985,930
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             5,061,102
DMG                             1,314,571
DMG                              394,371
DMG                             2,497,686
DMG                             2,497,686
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                              788,742
DMG                             3,877,986
DMG                             1,577,486
DMG                             2,563,415
DMG                             5,521,202
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             2,694,872
DMG                             1,708,944
DMG                             1,248,844
DMG                             1,774,671
DMG                             2,300,501
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             9,267,730
DMG                             3,549,343
DMG                             5,126,831
DMG                              788,742
DMG                              394,371
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG                             1,446,030
DMG                             1,117,386
DMG                             1,511,757
DMG                             1,774,671
GSMC           Balloon          36,828,584    Lock/24_Def/56_0%/4                            12       3,365,070
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
GMAC           Balloon          17,278,124    (greater than) 1% or YM/120_1%/54_0%/6         12       2,327,906
DMG        Hyper Amortizing     24,558,459    Lock/36_Def/44_0%/4                            12       2,264,466
GMAC           Balloon          20,999,323    Lock/_ (greater than) 1% or YM/113_0%/6        12       2,088,200
GMAC           Balloon          20,218,009    (greater than) 1% or YM/114_0%/6               12       2,044,464
GMAC       Fully Amortizing         0         (greater than) 1% or YM/180_1%/176_0%/4        12       2,099,134
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG        Hyper Amortizing     15,752,068    Lock/35_Def/140_0%/5                           12       1,736,210
GMAC           Balloon          16,017,925    LOCK/1_ (greater than) 1% or YM/113_0%/6       12       1,535,569
GMAC           Balloon          15,245,472    LOCK/5_ (greater than) 1% or YM/109_0%/6       12       1,492,873
GMAC           Balloon          13,975,733    (greater than) 1% or YM/113_0%/7               12       1,614,838
GMAC           Balloon          14,795,498    (greater than) 1% or YM/114_0%/6               12       1,443,899
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
GMAC       Fully Amortizing         0         (greater than) 1% or YM/179_0%/181             12       1,641,430
GSMC           Balloon          14,009,881    Lock/26_Def/87_0%/7                            12       1,324,704
DMG        Fully Amortizing         0         Lock/25_Def/271_YM/4                           12       1,563,088
GMAC       Fully Amortizing         0         (greater than) 1% or YM/179_0%/181             12       1,400,022
DMG        Fully Amortizing         0         Lock/25_Def/271_YM/4                           12       1,383,505
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
GMAC           Balloon          11,587,038    LOCK/1_ (greater than) 1% or YM/114_0%/6       12       1,087,600
GMAC           Balloon          11,389,659    LOCK/1_ (greater than) 1% or YM/113_0%/7       12       1,116,439
GMAC           Balloon          11,187,642    LOCK/47_ (greater than) 1% or YM/67_0%/6       12       1,050,578
GSMC           Balloon          11,690,833    Lock/26_Def/51_0%/7                            12       1,014,945
DMG        Hyper Amortizing     10,921,665    Lock/36_Def/80_0%/4                            12       1,051,007
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
GMAC           Balloon          10,032,417    (greater than) 1% or YM113_0%/7                12        958,102
GSMC           Balloon          9,664,542     Lock/24_Def/89_0%7                             12        904,057
GMAC           Balloon          8,348,333     (greater than) 1% or YM/113_0%/7               12       1,007,172
GSMC           Balloon          8,263,155     Lock/25_Def/89_0%/7                            12        934,143
GSMC           Balloon          8,705,655     Lock/26_Def/94                                 12        842,526
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------
DMG        Fully Amortizing         0         Lock/25_Def/271_YM/4                           12        928,855
GMAC           Balloon          8,091,598     (greater than) 1% or YM/114_0%/6               12        737,483
GSMC           Balloon          8,001,366     Lock/26_Def/88_0%/7                            12        774,468
DMG        Hyper Amortizing     7,509,856     Lock/36_Def/80_0%/4                            12        712,546
GMAC           Balloon          7,492,807     LOCK/2_ (greater than) 1% or YM/111_0%/7       12        719,398
--------  ------------------ ---------------- ------------------------------------------ ---------- -------------

LOAN      CONTROL     LOAN                                                                 1995
SELLER    NUMBER     NUMBER                        PROPERTY NAME                            NOI
-------- --------- ---------- --------------------------------------------------------  ------------
DMG              1 GA0118     Integrated Health Services                                 $28,135,547
DMG             1A GA0119     IHS of Hanover House
DMG             1B GA0120     IHS of Cheyenne Mountain
DMG             1C GA0121     IHS of Cheyenne Place
DMG             1D GA0122     IHS of Mesa Manor
--------        -- --------   --------------------------------------------------------   -----------
DMG             1E GA0123     IHS of Pikes Peak
DMG             1F GA0124     IHS of Pueblo
DMG             1G GA0125     IHS of Fort Myers
DMG             1H GA0126     IHS of Bradenton
DMG             1I GA0127     IHS of Orange Park Care Ctr.
--------        -- --------   --------------------------------------------------------   -----------
DMG             1J GA0128     IHS of Palm Bay Convalescent Ctr.
DMG             1K GA0129     IHS of Port Charlotte Care Center
DMG             1L GA0130     IHS of Sebring
DMG             1M GA0131     IHS of Winter Park Care Center
DMG             1N GA0132     The Shores Retirement Community
--------        -- --------   --------------------------------------------------------   -----------
DMG             1O GA0133     IHS of Buckhead/Heritage
DMG             1P GA0134     IHS of Shoreham
DMG             1Q GA0135     IHS of Boise
DMG             1R GA0136     IHS of Great Bend Manor
DMG             1S GA0137     IHS of Wichita/Northeast
--------        -- --------   --------------------------------------------------------   -----------
DMG             1T GA0138     IHS of Mayfair Manor
DMG             1U GA0139     IHS of Shreveport/Centenary
DMG             1V GA0140     IHS of Heritage Manor of Alexandria
DMG             1W GA0141     IHS of Heritage Manor of Gonzales
DMG             1X GA0142     IHS of Heritage Manor of Kaplan
--------        -- --------   --------------------------------------------------------   -----------
DMG             1Y GA0143     IHS of Heritage Manor of Lafayette
DMG             1Z GA0144     IHS of Heritage Manor of Many I
DMG            1AA GA0145     IHS of Heritage Manor of Many II
DMG            1BB GA0146     IHS of Heritage Manor of Marre
DMG            1CC GA0147     IHS of Minden/Meadowview
--------        -- --------   --------------------------------------------------------   -----------
DMG            1DD GA0148     IHS of Heritage Manor of New Iberia North
DMG            1EE GA0149     IHS of Heritage Manor of New Iberia South
DMG            1FF GA0150     IHS of Claiborne/Heritage Manor of Shreveport
DMG            1GG GA0151     IHS of Heritage Manor of Thibodaux
DMG            1HH GA0152     IHS of Heritage Manor of Vivian
--------        -- --------   --------------------------------------------------------   -----------
DMG            1II GA0153     IHS of Charlotte at Hawthorne
DMG            1JJ GA0154     IHS of Pierremont Heritage Manor
DMG            1KK GA0155     IHS of Nashville/Donelson
DMG            1LL GA0156     IHS of Heritage Manor of Plainview
DMG            1MM GA0157     IHS of Heritage Manor of Iowa Park
--------        -- --------   --------------------------------------------------------   -----------
DMG            1NN GA0158     IHS of Wichita Falls/Midwestern Parkway
DMG            1OO GA0159     IHS of Terrell Care Center
DMG            1PP GA0160     IHS of Terrell Convalescent Center
DMG            1QQ GA0161     IHS Jeffersonian Manor-Charles Town
GSMC             2 GOLDEN     Golden Bear Plaza                                            4,654,405
--------        -- --------   --------------------------------------------------------   -----------
GMAC             3 GMAC4520   One Westside Plaza                                                   0
DMG              4 TA0972     Lincoln Place II                                             2,801,407
GMAC             5 GMAC4240   Allen Center                                                 2,665,474
GMAC             6 GMAC4850   Commerce Park                                                        0
GMAC             7 GMAC4970   North Isle Village                                           2,926,385
--------        -- --------   --------------------------------------------------------   -----------
DMG              8 TA1453     Fruitvale Shopping Center                                            0
GMAC             9 GMAC4590   Bunker Hill Towers Apartments                                2,275,723
GMAC            10 GMAC4660   Caldor Distribution Center                                           0
GMAC            11 GMAC4540   Monterey Beach Hotel                                         2,253,055
GMAC            12 GMAC4300   University Club Apartments                                           0
--------        -- --------   --------------------------------------------------------   -----------
GMAC            13 GMAC4990   Clinton Hill Apartments                                      1,805,611
GSMC            14 R0215      Redondo Shores Shopping Center                               1,053,524
DMG             15 GA0194     Kmart - Chula Vista #7636                                            0
GMAC            16 GMAC4980   Boulevard Gardens Apartments                                 1,292,107
DMG             17 GA0195     Kmart - Windsor #7729                                                0
--------        -- --------   --------------------------------------------------------   -----------
GMAC            18 GMAC4880   Village of Canterbury Apartments                             1,239,494
GMAC            19 GMAC4440   Pacific Plaza                                                1,460,724
GMAC            20 GMAC4680   The Brewster Apartments                                      1,202,377
GSMC            21 M0109      Steward's Crossing Apartments                                1,351,931
DMG             22 TA1456     Cedar Brook Corporate Center                                         0
--------        -- --------   --------------------------------------------------------   -----------
GMAC            23 GMAC4700   Sun Prairie Apartments                                       1,408,459
GSMC            24 R0196      East Park Plaza Shopping Center                              1,237,326
GMAC            25 GMAC4290   Clayton Valley Shopping Center                               1,353,570
GSMC            26 L0078      Holiday Inn                                                          0
GSMC            27 M0087      Harmony Bay Apartments                                       1,077,861
--------        -- --------   --------------------------------------------------------   -----------
DMG             28 GA0193     Kmart - Laredo #4809                                                 0
GMAC            29 GMAC4920   Highline Club Apartments                                       913,366
GSMC            30 M0054      Hickory Forest Apartments                                      958,422
DMG             31 TA1650     Village View Apartments                                              0
GMAC            32 GMAC4690   Mira Mesa Dist. Center and Sorrento View Business Park         962,682
--------        -- --------   --------------------------------------------------------   -----------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                    UW                     UW
LOAN         1995          1996          1996       UNDERWRITTEN    NOI    UNDERWRITTEN    NCF
SELLER        NCF           NOI           NCF           NOI         DSCR       NCF         DSCR
--------  ------------- ------------- ------------- -------------- ------- -------------- -------
DMG        $26,801,797   $26,529,482   $25,165,982    $24,470,964  1.63x     $23,104,714  1.54x
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
DMG
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG
DMG
DMG
DMG
GSMC         4,654,405     4,841,555     4,841,555      4,629,811  1.38        4,323,953  1.29
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
GMAC                 0             0             0      2,918,515  1.25        2,868,290  1.23
DMG          2,793,680     2,890,453     2,867,139      2,974,571  1.31        2,815,806  1.24
GMAC         2,538,177     3,308,849     2,598,502      3,140,789  1.50        2,811,832  1.35
GMAC                 0             0             0      2,759,053  1.35        2,657,382  1.30
GMAC         2,926,385     2,950,984     2,950,984      2,629,111  1.25        2,513,761  1.20
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG                  0             0             0      2,288,838  1.32        2,163,120  1.25
GMAC         2,275,723     2,477,944     2,477,944      2,566,499  1.67        2,452,499  1.60
GMAC                 0             0             0      2,238,136  1.50        2,010,650  1.35
GMAC         2,253,055     2,974,562     2,974,562      2,820,110  1.75        2,489,688  1.54
GMAC                 0     1,054,848       919,340      2,130,044  1.48        2,081,884  1.44
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
GMAC         1,805,611     1,407,860     1,407,860      1,836,509  1.12        1,653,359  1.01
GSMC         1,053,524     1,404,659     1,404,659      1,817,643  1.37        1,728,142  1.30
DMG                  0             0             0      1,824,388  1.17        1,824,388  1.17
GMAC         1,161,000     1,276,214       955,546      1,599,992  1.14        1,454,792  1.04
DMG                  0             0             0      1,383,505  1.00        1,383,505  1.00
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
GMAC         1,239,494     1,372,143     1,372,143      1,475,461  1.36        1,394,821  1.28
GMAC         1,302,093     1,820,049     1,804,601      1,783,468  1.60        1,638,113  1.47
GMAC         1,202,377     1,278,073     1,278,073      1,638,085  1.56        1,603,885  1.53
GSMC         1,351,931     1,420,183     1,420,183      1,439,461  1.42        1,391,461  1.37
DMG                  0       334,786       334,786      1,915,402  1.82        1,634,333  1.56
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
GMAC         1,408,459     1,481,181     1,481,181      1,302,229  1.36        1,248,229  1.30
GSMC         1,237,326     1,228,065     1,228,065      1,416,462  1.57        1,237,460  1.37
GMAC         1,295,866     1,333,788     1,314,067      1,383,439  1.37        1,305,544  1.30
GSMC                 0     1,396,313     1,396,313      1,398,558  1.50        1,398,558  1.50
GSMC           875,390     1,072,181       752,191      1,095,644  1.30          993,344  1.18
--------   -----------   -----------   -----------   ------------  ----     ------------  ----
DMG                  0             0             0        928,855  1.00          928,855  1.00
GMAC           913,366     1,082,463     1,054,573      1,019,770  1.38          983,770  1.33
GSMC           958,422       751,290       751,290      1,040,244  1.34          994,244  1.28
DMG                  0       830,224       514,629      1,065,496  1.50          952,555  1.34
GMAC           703,039     1,433,877     1,351,485      1,257,588  1.75          961,277  1.34
--------   -----------   -----------   -----------   ------------  ----     ------------  ----

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      CUT-OFF     SCHEDULED     SQ FT, UNIT,                   LOAN PER
LOAN        APPRAISED     APPRAISAL    DATE     MATURITY DATE     BED, PAD                   SQ FT, UNIT,      OCCUPANCY
SELLER        VALUE         DATE        LTV      OR ARD LTV       OR ROOM       UNIT TYPE  BED, PAD OR ROOM   PERCENTAGE
--------   -------------- ----------- --------- --------------- -------------- ----------- ------------------ ------------
DMG         $222,200,000               74.39%        65.73%           5413        Beds        $ 30,535.77
DMG            8,100,000   09/01/97                                     66        Beds                             77
DMG            9,600,000   09/01/97                                    174        Beds                             89
DMG            4,600,000   09/01/97                                    106        Beds                             87
DMG            6,200,000   09/01/97                                     98        Beds                             88
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            9,000,000   09/01/97                                    210        Beds                             81
DMG           14,800,000   09/01/97                                    151        Beds                             86
DMG           10,300,000   09/01/97                                    107        Beds                             94
DMG            9,200,000   09/01/97                                    120        Beds                             95
DMG            3,600,000   09/01/97                                    105        Beds                             93
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            6,900,000   09/01/97                                    119        Beds                             91
DMG            8,800,000   09/01/97                                    164        Beds                             95
DMG            2,200,000   09/01/97                                    104        Beds                             92
DMG            5,200,000   09/01/97                                    102        Beds                             95
DMG           14,100,000   09/01/97                                    287        Beds                             87
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            5,100,000   09/01/97                                    180        Beds                             90
DMG            4,300,000   09/01/97                                    178        Beds                             88
DMG            4,400,000   09/01/97                                    216        Beds                             67
DMG            1,800,000   09/01/97                                    160        Beds                             74
DMG            1,500,000   09/01/97                                    116        Beds                             78
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            7,700,000   09/01/97                                     98        Beds                             94
DMG            2,000,000   09/01/97                                    101        Beds                             69
DMG              600,000   09/01/97                                     56        Beds                             97
DMG            3,800,000   09/01/97                                    124        Beds                             91
DMG            3,800,000   09/01/97                                    118        Beds                             96
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            1,200,000   09/01/97                                     56        Beds                             92
DMG            5,900,000   09/01/97                                    128        Beds                             84
DMG            2,400,000   09/01/97                                     60        Beds                             98
DMG            3,900,000   09/01/97                                    134        Beds                             97
DMG            8,400,000   09/01/97                                    230        Beds                             88
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            4,100,000   09/01/97                                    117        Beds                             96
DMG            2,600,000   09/01/97                                     98        Beds                             97
DMG            1,900,000   09/01/97                                     80        Beds                             91
DMG            2,700,000   09/01/97                                     78        Beds                             98
DMG            3,500,000   09/01/97                                    100        Beds                             93
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG           14,100,000   09/01/97                                    129        Beds                             85
DMG            5,400,000   09/01/97                                    176        Beds                             92
DMG            7,800,000   09/01/97                                    123        Beds                             97
DMG            1,200,000   09/01/97                                     99        Beds                             84
DMG              600,000   09/01/97                                     77        Beds                             78
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            2,200,000   09/01/97                                    120        Beds                             91
DMG            1,700,000   09/01/97                                     94        Beds                             82
DMG            2,300,000   09/01/97                                    129        Beds                             67
DMG            2,700,000   09/01/97                                    125        Beds                             91
GSMC          50,800,000   10/27/97    77.95         72.50          247610        Sq Ft            159.93         100
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
GMAC          33,450,000   08/01/97    81.99         51.65           92654       Sq.Ft.            295.98          95
DMG           33,400,000   07/08/97    79.88         73.53             565        Units         47,222.33          99
GMAC          32,650,000   07/28/97    73.41         64.32          183600       Sq.Ft.            130.54         100
GMAC          31,000,000   08/01/97    74.19         65.22          379976       Sq.Ft.             60.53         100
GMAC          41,000,000   05/03/96    55.18          0.00             769        Units         29,417.93          97
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG           26,300,000   09/30/97    79.85         59.89          163037        Sq Ft            128.81          98
GMAC          29,400,000   09/16/97    62.88         54.48             456        Units         40,539.40          97
GMAC          23,500,000   05/14/97    74.41         64.87          649521       Sq.Ft.             26.92         100
GMAC          24,400,000   01/01/97    70.62         57.28             196        Rooms         87,919.53          94
GMAC          23,500,000   08/06/97    72.24         62.96             224        Units         75,782.65          96
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
GMAC          34,000,000   01/15/97    49.78          0.00            1221        Units         13,860.55          95
GSMC          21,000,000   08/15/97    75.38         66.71          106709        Sq Ft            148.34          98
DMG           16,400,000   09/18/97    95.79          0.00          125022        Sq Ft            125.66         100
GMAC          26,500,000   01/22/97    56.22          0.00             968        Units         15,391.54          95
DMG           14,700,000   09/19/97    94.59          0.00          113442        Sq Ft            122.58         100
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
GMAC          16,900,000   09/09/97    79.88         68.56             336        Units         40,178.57          99
GMAC          18,000,000   09/08/97    72.67         63.28          164589       Sq.Ft.             79.48          91
GMAC          18,800,000   09/15/97    69.15         59.51             152        Units         85,526.32          99
GSMC          18,400,000   07/01/97    68.92         63.54             240        Units         52,840.20          99
DMG           17,100,000   08/17/97    73.68         63.87          132587        Sq Ft             95.03          88
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
GMAC          14,800,000   07/24/97    78.32         67.79             300        Units         38,637.04          99
GSMC          15,200,000   09/17/97    72.37         63.58          199478        Sq Ft             55.14          93
GMAC          14,000,000   10/28/96    71.64         59.63          182725       Sq.Ft.             54.89          87
GSMC          16,350,000   08/06/97    61.10         50.54             150        Rooms         66,597.70          84
GSMC          12,350,000   07/21/97    79.03         70.49             300        Units         32,534.57          97
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---
DMG            9,700,000   09/17/97    96.24          0.00          111942        Sq Ft             83.40         100
GMAC          12,200,000   10/02/97    73.77         66.32             160        Units         56,250.00          95
GSMC          11,900,000   06/06/97    75.54         67.24             230        Units         39,083.62          94
DMG           11,600,000   09/23/97    75.00         64.74             423        Units         20,567.38          90
GMAC          12,200,000   08/24/97    70.85         61.42          433140       Sq.Ft.             19.96          93
--------    ------------   --------    -----         -----          ------     -----------    -----------         ---

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         TOTAL              TOTAL                                                 TENANT      SQ FT AS
LOAN        OCCUPANCY    ANNUAL        REQUIRED ANNUAL                                          AREA LEASED     % OF
SELLER     AS OF DATE   RESERVES   RESERVES PER UNIT/SQ FT              TENANT NAME              (SQ. FT.)      NSF
--------   ------------ ---------- ------------------------- ---------------------------------- ------------- ----------
DMG                             0              0.00
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
DMG          05/31/97
GSMC         10/22/97     165,000              0.67          Florida Power & Light Co.             103,955       41.98
--------     --------     -------           -------          ----------------------------------    -------      ------
GMAC         07/31/97      13,896              0.15          Linens N Things                        44,790       48.34
DMG          05/31/97     158,765            281.00
GMAC         06/20/97     251,392              1.37          AT&T                                   99,414       54.15
GMAC         08/01/97     101,701              0.27          Tenax                                  86,602       22.79
GMAC         07/31/97     115,350            150.00          NAP
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          09/24/97      49,476              0.30          American Stores (Lucky Market's)       62,247       38.18
GMAC         10/09/97     113,982            249.96          NAP
GMAC         04/10/96     228,103              0.35          The Caldor Corporation                649,521      100.00
GMAC         07/31/97     330,420           1685.82          NAP
GMAC         09/01/97      48,160            215.00          NAP
--------     --------     -------           -------          ----------------------------------    -------      ------
GMAC         01/15/97     183,150            150.00          NAP
GSMC         09/08/97      89,527              0.84          Mrs. Gooch's                           21,565       20.21
DMG          10/15/97           0              0.00          Kmart Corporation                     107,602       86.07
GMAC         08/06/97     145,200            150.00          NAP
DMG          10/15/97           0              0.00          Kmart Corporation                     113,442      100.00
--------     --------     -------           -------          ----------------------------------    -------      ------
GMAC         10/01/97      80,640            240.00          NAP
GMAC         09/26/97     191,148              1.16          Ralph's Market                         35,576       21.62
GMAC         10/07/97      34,875            229.44          NAP
GSMC         09/29/97      48,000            200.00
DMG          08/05/97     116,250              0.88          Transell Tech                          47,010       35.46
--------     --------     -------           -------          ----------------------------------    -------      ------
GMAC         10/30/97      54,000            180.00          NAP
GSMC         11/14/97      29,922              0.15          Stein Mart                             36,500       18.30
GMAC         09/01/97      23,754              0.13          Safeway/Yardbirds                      47,541       26.02
GSMC         08/06/97     179,836           1198.91
GSMC         10/25/97     102,300            341.00
--------     --------     -------           -------          ----------------------------------    -------      ------
DMG          10/15/97           0              0.00          Kmart Corporation                     111,942      100.00
GMAC         09/30/97      36,000            225.00          NAP
GSMC         08/10/97      34,730            151.00
DMG          10/30/97     112,941            267.00
GMAC         10/01/97      61,500              0.14          Pacific Systems Furniture              41,750        9.64
--------     --------     -------           -------          ----------------------------------    -------      ------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN         LEASE     CREDIT         YEAR            YEAR
SELLER     EXP. DATE    LEASE        BUILT          RENOVATED
--------   ----------- -------- ---------------- ---------------
DMG                     NAP         Various          Various
DMG                     NAP           1965            1993
DMG                     NAP           1975            1985
DMG                     NAP           1975            1976
DMG                     NAP           1971          1994-1996
--------     --------  --------  ---------------  --------------
DMG                     NAP           1963          1996-1997
DMG                     NAP           1963          1996-1997
DMG                     NAP           1981           1996-7
DMG                     NAP           1985           1996-97
DMG                     NAP           1980           1996-7
--------     --------  --------  ---------------  --------------
DMG                     NAP           1983           1996-97
DMG                     NAP           1980        1984, 1996-97
DMG                     NAP           1979           1996-7
DMG                     NAP           1978            1997
DMG                     NAP           1977        1978, 1986-7
--------     --------  --------  ---------------  --------------
DMG                     NAP           1971            1997
DMG                     NAP           1964        1988, 1995-97
DMG                     NAP           1980            1985
DMG                     NAP           1965        1968, 1995-97
DMG                     NAP           1967         1981 & 1985
--------     --------  --------  ---------------  --------------
DMG                     NAP           1969            1995
DMG                     NAP           1963            1996
DMG                     NAP           1963            1976
DMG                     NAP           1969         1973, 1984
DMG                     NAP        1963/64/74       1985/1990
--------     --------  --------  ---------------  --------------
DMG                     NAP           1962          1992/1997
DMG                     NAP           1963        1964,1969,1972
DMG                     NAP           1978            1993
DMG                     NAP         1966, 74       1994, 1996
DMG                     NAP           1961          1996-1997
--------     --------  --------  ---------------  --------------
DMG                     NAP      1965 AND 1979         UAV
DMG                     NAP         1960, 96          1997
DMG                     NAP         1968, 79           NAP
DMG                     NAP         1968, 96       1986 / 1996
DMG                     NAP           1962            1996
--------     --------  --------  ---------------  --------------
DMG                     NAP       1965 & 1978     1993 & 1996-7
DMG                     NAP       1949, 72, 97      1996-1997
DMG                     NAP           1981             UAV
DMG                     NAP           1964            1994
DMG                     NAP           1961          1980-1987
--------     --------  --------  ---------------  --------------
DMG                     NAP           1978            1979
DMG                     NAP           1952            1996
DMG                     NAP           1965          1986/1997
DMG                     NAP           1964            1997
GSMC         12/31/02   NAP        1985-1990          1996
--------     --------  --------  --------------   --------------
GMAC         01/31/18   NAP           1997             NAP
DMG                     NAP           1949             NAP
GMAC         01/31/03   NAP           1989             NAP
GMAC         02/28/03   NAP        1963-1996        1971-1992
GMAC                    NAP        1972/1986           NAP
--------     --------  --------  ---------------  --------------
DMG          12/15/16   NAP           1996             NAP
GMAC                    NAP           1968          1996-1997
GMAC         04/10/21   NAP           1970            1996
GMAC                    NAP           1967          1993-1996
GMAC                    NAP        1996-1997           NAP
--------     --------  --------  ---------------  --------------
GMAC                    NAP        1942/1946          1987
GSMC         07/31/06   NAP      1950 and 1991        1991
DMG          10/31/22   Yes           1994             NAP
GMAC                    NAP           1936            1986
DMG          10/31/22   Yes           1995             NAP
--------     --------  --------  --------------   --------------
GMAC                    NAP           1985             NAP
GMAC         09/30/04   NAP           1983             NAP
GMAC                    NAP           1927          1988-1989
GSMC                    NAP           1990             NAP
DMG          06/30/07   NAP       1990 & 1997          NAP
--------     --------  --------  ---------------  --------------
GMAC                    NAP        1988-1990           NAP
GSMC         05/31/11   NAP      1979/1995/1996       1997
GMAC         07/31/01   NAP        1962-1981           NAP
GSMC                    NAP           1995             NAP
GSMC                    NAP           1973            1997
--------     --------  --------  ---------------  --------------
DMG          10/31/22   Yes           1996             NAP
GMAC                    NAP           1986             NAP
GSMC                    NAP           1990             UAV
DMG                     NAP           1969            1995
GMAC         03/31/99   NAP           1988             NAP
--------     --------  --------  --------------   --------------

LOAN      CONTROL      LOAN
SELLER    NUMBER      NUMBER                    PROPERTY NAME
-------- --------- ------------ ---------------------------------------------
GSMC            33 R0150        Pennsville Marketplace
GMAC            34 GMAC4050     Oliver House Apartments
GMAC            35 GMAC4280     Port Atwater Parking
DMG             36 GA0190       Kmart - Lafayette #7775
GMAC            37 GMAC4210     Queen Esther Square
--------       --- ----------   ---------------------------------------------
GMAC            38 GMAC4670     Marketplace Shopping Center
GMAC            39 GMAC4250     Airport Plaza
GMAC            40 GMAC4730     Koll Building
GSMC            41 R0324        University Mall
GMAC            42 GMAC4030     Victorian Village Apartments
--------       --- ----------   ---------------------------------------------
GMAC            43 GMAC4120     Sedona Apartments
GSMC            44 M0088        Morrowood Townhouses
GMAC            45 GMAC4380     Northgate Plaza Shopping Center
DMG             46 TA0662       Lincoln Place Apartments
GMAC            47 GMAC4410     15th Street Mini Storage
--------       --- ----------   ---------------------------------------------
DMG             48 GA0196       Kmart - Bakersfield #3653
DMG             49 TA1474       Monterey Resources Building
GSMC            50 1700019965   Promenade at Pacific Beach
GMAC            51 GMAC4260     Yeshiva Apartment Portfolio
GMAC           51A GMAC4260A    Yeshiva Apartments
--------       --- ----------   ---------------------------------------------
GMAC           51B GMAC4260B    NP Apartment Buildings
GMAC            52 GMAC4650     Federal Way Center
GSMC            53 1700020008   Plaza Las Brisas
GMAC            54 GMAC4790     La Crosse Apartments
GSMC            55 R0127        Cambridge Square
--------       --- ----------   ---------------------------------------------
GMAC            56 GMAC4510     TRW Warehouse
GMAC            57 GMAC4830     Quality Care of Waco
GMAC            58 GMAC4720     Deer Shore Shopping Center
GMAC            59 GMAC4270     Presidential Golfview Condominiums
GSMC            60 M0019        Totoket Woods Apartments
--------       --- ----------   ---------------------------------------------
GSMC            61 R0166        CompUSA Plaza
GMAC            62 GMAC4610     Montreux on the Plaza Apartments
DMG             63 GA0191       Kmart - Welch #3961
GMAC            64 GMAC4910     Northern Lights Hotel
DMG             65 GA0192       Kmart - Barstow #4710
--------       --- ----------   ---------------------------------------------
GMAC            66 GMAC4170     Central Park Apartments
GMAC            67 GMAC4870     Canterbury Court Apartments
GSMC            68 1700019988   BJ's Wholesale Club
GMAC            69 GMAC4140     Sheraton Four Points
GMAC            70 GMAC4840     The Columbus Apartments
--------       --- ----------   ---------------------------------------------
GSMC            71 R0143        Viking Plaza Shopping Center
GMAC            72 GMAC4220     Sunrise at the Pinnacle - Phase I
GMAC            73 GMAC4420     Meridian Towers
GSMC            74 M0007        Forest Club Estates Apartments
GMAC            75 GMAC4090     Broadway Mesa
--------       --- ----------   ---------------------------------------------
GMAC            76 GMAC4800     Country Villa Nursing Center
GSMC            77 M0021        Ventura Apartments
GMAC            78 GMAC4400     Trolley Park Apartments
GMAC            79 GMAC4130     Patuxent Motor Inn
GMAC            80 GMAC4810     Washoe Progressive Care Center
--------       --- ----------   ---------------------------------------------
GMAC            81 GMAC4010     Oxford House Apartments
GMAC            82 GMAC4180     Laurel Park Apartments
GSMC            83 L0061        Ramada Inn - Fresno
GMAC            84 GMAC4710     Hauppauge Shopping Center
GMAC            85 GMAC4330     Emerald Woods Apartments
--------       --- ----------   ---------------------------------------------
GMAC            86 GMAC4530     Cambridge Square Office Building
GSMC            87 M0102        Park Vista Apartments
GMAC            88 GMAC4150     Triangle Village Auto Mall
GMAC            89 GMAC4930     Landmark Apartment and Russell Lamson Apts.
GMAC           89A GMAC4930A    Landmark Apartments
--------       --- ----------   ---------------------------------------------
GMAC           89B GMAC4930B    Russell Lamson Apartments
GSMC            90 1700020005   Hynding Office Buildings
GMAC            91 GMAC4020     Colonial Park Apartments
GMAC            92 GMAC4515     TRW Warehouse
GMAC            93 GMAC4100     230 Grand Street
--------       --- ----------   ---------------------------------------------
GSMC            94 R0179        Camelot Shopping Center
GSMC            95 MH0003       Ridgecrest Mobile Home Park
GMAC            96 GMAC4040     Sorrento Mesa Crossroads
GMAC            97 GMAC4480     Palms To Pines - Coast Savings
GMAC            98 GMAC4070     Washington Street Retail
--------       --- ----------   ---------------------------------------------
GSMC            99 I0009        EconoCaribe Warehouse
GMAC           100 GMAC4060     Bank Street Court Apartments
GMAC           101 GMAC4490     Palms to Pines - In Line Shops
GMAC           102 GMAC4110     Beyerwood Apartments
GMAC           103 GMAC4580     Viacon Building
--------       --- ----------   ---------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN
SELLER                                    ADDRESS                                          CITY
-------- -------------------------------------------------------------------------- -------------------
GSMC     709 South Broadway                                                         Pennsville
GMAC     3715 Warrensville Center Road                                              Shaker Heights
GMAC     200 Beaubien Street                                                        Detroit
DMG      3530 State Road 38 East                                                    Lafayette
GMAC     600 North Sepulveda Boulevard                                              El Segundo
-------- -------------------------------------------------------------------------- -------------------
GMAC     2705 Market Street                                                         Christiansburg
GMAC     108 - 130 North DuPont Parkway                                             New Castle
GMAC     4343 Von Karman Avenue                                                     Newport Beach
GSMC     801 University City Boulevard                                              Blacksburg
GMAC     11969 Continental Drive                                                    St. Louis
-------- -------------------------------------------------------------------------- -------------------
GMAC     1039 South Parker Road                                                     Denver
GSMC     5915 Trammell Road                                                         Morrow
GMAC     1000 Rohlwing Road                                                         Lombard
DMG      1042 Frederick Avenue                                                      Los Angeles
GMAC     449 - 459 West 14th Street and 450 West 15th Street                        New York
-------- -------------------------------------------------------------------------- -------------------
DMG      2749 Calloway Drive                                                        Bakersfield
DMG      5201 Truxton Avenue                                                        Bakersfield
GSMC     4110-4190 Mission Boulevard                                                San Diego
GMAC     Various Addresses                                                          Lakewood
GMAC     815 - 975 Forest Avenue                                                    Lakewood
-------- -------------------------------------------------------------------------- -------------------
GMAC     Various Addresses                                                          Lakewood
GMAC     2505 South 320th Street                                                    Federal Way
GSMC     38832-39888 Los Alamos Road                                                Murrieta
GMAC     100 Crossroads Boulevard                                                   Bossier City
GSMC     4801-4811 Edgemount Avenue                                                 Brookhaven
-------- -------------------------------------------------------------------------- -------------------
GMAC     2410 - 2420 Santa Fe Avenue                                                Redondo Beach
GMAC     2501 Maple Avenue                                                          Waco
GMAC     Deer Park Avenue and Bayshore Road                                         North Babylon
GMAC     1860 North Congress Avenue                                                 West Palm Beach
GSMC     30 Mansfield Drive                                                         North Branford
-------- -------------------------------------------------------------------------- -------------------
GSMC     3230 - 3232 Galleria Circle                                                Hoover
GMAC     4515 Walnut Street                                                         Kansas City
DMG      1 Plaza Drive                                                              Welch (Kimball)
GMAC     598 West Northern Lights Boulevard                                         Anchorage
DMG      510 East Virginia Way                                                      Barstow
-------- -------------------------------------------------------------------------- -------------------
GMAC     390 West Crestline Drive                                                   Boise
GMAC     9951 Academy Road                                                          Philadelphia
GSMC     70 Cluff Road                                                              Salem
GMAC     980 Hospitality Way                                                        Aberdeen
GMAC     1136 North Columbus Avenue                                                 Glendale
-------- -------------------------------------------------------------------------- -------------------
GSMC     3015 Highway 29 South                                                      Alexandria
GMAC     Eastern side of Wrangleboro Road                                           Galloway Township
GMAC     2112 New Hampshire Avenue                                                  Washington
GSMC     4233 Jonesboro Road                                                        Forest Park
GMAC     506 - 710 West Broadway Road                                               Mesa
-------- -------------------------------------------------------------------------- -------------------
GMAC     340 South Alvarado Street                                                  Los Angeles
GSMC     1902 S W 42nd Way                                                          Gainesville
GMAC     500 - 512 Main Street                                                      East Haven
GMAC     22769 Three Notch Road                                                     California
GMAC     1835 Oddie Boulevard                                                       Sparks
-------- -------------------------------------------------------------------------- -------------------
GMAC     6451 - 6461 Oxford Avenue                                                  Philadelphia
GMAC     511 Avenue H                                                               Boise
GSMC     324 East Shaw Avenue                                                       Fresno
GMAC     586 Veterans Memorial Highway                                              Hauppauge
GMAC     2 Lockhart Circle                                                          Forest Hill
-------- -------------------------------------------------------------------------- -------------------
GMAC     10176 Corporate Square Drive                                               Creve Couer
GSMC     387 E Arlington Ave & 1453-57                                              St. Paul
GMAC     2105 North Carolina Hwy 54                                                 Durham
GMAC     324 Main St. / 209 West 5th St.                                            Various
GMAC     324 Main Street                                                            Davenport
-------- -------------------------------------------------------------------------- -------------------
GMAC     209 West 5th Street                                                        Waterloo
GSMC     220 S. Spruce & 510 S. Myrtle                                              San Francisco
GMAC     220 - 260 and 291 NE 38th Street                                           Oakland Park
GMAC     2410 - 2420 Santa Fe Avenue                                                Redondo Beach
GMAC     230 Grand Street                                                           New York
-------- -------------------------------------------------------------------------- -------------------
GSMC     1600 Reidville Road                                                        Spartanburg
GSMC     2251 North U.S. 1                                                          Fort Pierce
GMAC     10066 Pacific Heights Boulevard                                            San Diego
GMAC     72-605 Highway 111                                                         Palm Desert
GMAC     449 - 463 Washington Street                                                Boston
-------- -------------------------------------------------------------------------- -------------------
GSMC     7101 N.W. 32nd Avenue                                                      Miami
GMAC     24 - 30 Bank Street                                                        Philadelphia
GMAC     72 - 608 and 72 - 624 El Paso                                              Palm Desert
GMAC     1900, 1920-1940, and 1921-1941 Nestor Place, and 2060-2080 Nestor Avenue   Philadelphia
GMAC     20401 NW 2nd Avenue                                                        Miami
-------- -------------------------------------------------------------------------- -------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN                                                                      PROPERTY         OWNERSHIP      CROSSED        RELATED
SELLER              COUNTY                   STATE          ZIP CODE        TYPE           INTEREST      LOAN GROUP       LOANS
-------- --------------------------- --------------------- ---------- ----------------- --------------- ------------  -------------
GSMC     Salem                       New Jersey              08070    Retail                  Fee           NAP            No
GMAC     Cuyahoga                    Ohio                    44122    Multifamily             Fee           NAP            No
GMAC     Wayne                       Michigan                48226    Special Purpose         Fee           NAP            No
DMG      Tippecanoe                  Indiana                 47905    Retail                  Fee           NAP          CRICKM
GMAC     Los Angeles                 California              90245    Retail                  Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Montgomery                  Virginia                24073    Retail                  Fee           NAP            No
GMAC     New Castle                  Delaware                19720    Retail               Leasehold        NAP            No
GMAC     Orange                      California              92660    Office                  Fee           NAP            No
GSMC     Montgomery                  Virginia                24060    Retail                  Fee           NAP            No
GMAC     St. Louis                   Missouri                63138    Multifamily             Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Arapaho                     Colorado                80231    Multifamily             Fee           NAP            No
GSMC     Clayton                     Georgia                 30260    Multifamily             Fee           NAP       John Cassidy
GMAC     DuPage                      Illinois                60148    Retail                  Fee           NAP            No
DMG      Los Angeles                 California              90291    Multifamily             Fee           NAP           LALPI
GMAC     New York                    New York                10011    Mixed Use               Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
DMG      Kern                        California              93308    Retail                  Fee           NAP          CRICKM
DMG      Kern                        California              93309    Office                  Fee           NAP            No
GSMC     San Diego                   California              92109    Retail                  Fee           NAP            No
GMAC     Ocean                       New Jersey              08701    Multifamily             Fee           NAP            No
GMAC     Ocean                       New Jersey              08701    Multifamily             Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Ocean                       New Jersey              08701    Multifamily             Fee           NAP            No
GMAC     King                        Washington              98003    Office                  Fee           NAP            No
GSMC     Riverside                   California              92563    Retail                  Fee           NAP            No
GMAC     Bossier                     Louisiana               71111    Multifamily             Fee           NAP            No
GSMC     Delaware                    Pennsylvania            19015    Retail                  Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Los Angeles                 California              90278    Industrial              Fee            2              D
GMAC     McLennan                    Texas                   76707    Skilled Nursing         Fee           NAP             B
GMAC     Suffolk                     New York                11703    Retail                  Fee            4              H
GMAC     Palm Beach                  Florida                 33401    Multifamily             Fee           NAP            No
GSMC     New Haven                   Connecticut             06472    Multifamily             Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GSMC     Jefferson                   Alabama                 35244    Retail                  Fee           NAP            No
GMAC     Jackson                     Missouri                64111    Multifamily             Fee           NAP            No
DMG      McDowell                    West Virginia           24853    Retail                  Fee           NAP          CRICKM
GMAC     Anchorage Rec. 3 Jud. Dist. Alaska                  99503    Hospitality             Fee           NAP            No
DMG      San Bernardino              California              92311    Retail                  Fee           NAP          CRICKM
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Ada                         Idaho                   83702    Multifamily             Fee           NAP             F
GMAC     Philadelphia                Pennsylvania            19114    Multifamily             Fee           NAP            No
GSMC     Rockingham                  New Hampshire           03079    Retail                  Fee           NAP            No
GMAC     Harford                     Maryland                21001    Hospitality             Fee            1              E
GMAC     Los Angeles                 California              91202    Multifamily             Fee           NAP             F
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GSMC     Douglas County              Minnesota               56308    Retail                  Fee           NAP            No
GMAC     Atlantic                    New Jersey              08201    Multifamily             Fee           NAP            No
GMAC     NAP                         District of Columbia    20009    Multifamily             Fee           NAP            No
GSMC     Clayton                     Georgia                 30050    Multifamily             Fee           NAP        David Petro
GMAC     Maricopa                    Arizona                 85210    Mixed Use         Fee/Leasehold       NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Los Angeles                 California              90057    Skilled Nursing         Fee           NAP            No
GSMC     Alachua                     Florida                 32607    Multifamily             Fee           NAP            No
GMAC     New Haven                   Connecticut             06512    Multifamily             Fee           NAP            No
GMAC     St Mary's                   Maryland                20619    Hospitality             Fee            1              E
GMAC     Washoe                      Nevada                  89431    Skilled Nursing         Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Philadelphia                Pennsylvania            19111    Multifamily             Fee           NAP             A
GMAC     Ada                         Idaho                   83712    Multifamily             Fee           NAP             F
GSMC     Fresno                      California              93710    Hospitality             Fee           NAP            No
GMAC     Suffolk                     New York                11788    Retail                  Fee            4              H
GMAC     Harford                     Maryland                21050    Multifamily             Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     St. Louis                   Missouri                63132    Office                  Fee           NAP            No
GSMC     Ramsey                      Minnesota               55117    Multifamily             Fee           NAP            No
GMAC     Durham                      North Carolina          27713    Retail                  Fee           NAP            No
GMAC     Various                     Iowa                   Various   Mixed Use               Fee           NAP            No
GMAC     Black Hawk                  Iowa                    52805    Mixed Use               Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GMAC     Scott                       Iowa                    50701    Mixed Use               Fee           NAP            No
GSMC     San Mateo                   California              94080    Office                  Fee           NAP            No
GMAC     Broward                     Florida                 33334    Multifamily             Fee           NAP            No
GMAC     Los Angeles                 California              90278    Industrial              Fee            2              D
GMAC     New York                    New York                10013    Mixed Use               Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GSMC     Spartanburg                 South Carolina          29301    Retail                  Fee           NAP            No
GSMC     St. Lucie                   Florida                 34946    Mobile Home Pk          Fee           NAP            No
GMAC     San Diego                   California              92121    Retail                  Fee           NAP            No
GMAC     Riverside                   California              92260    Retail                  Fee           NAP             C
GMAC     Suffolk                     Massachusetts            2111    Retail                  Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------
GSMC     Dade                        Florida                 35147    Industrial              Fee           NAP            No
GMAC     Philadelphia                Pennsylvania            19147    Mixed Use               Fee           NAP            No
GMAC     Riverside                   California              92260    Retail                  Fee           NAP             C
GMAC     Philadelphia                Pennsylvania            19115    Multifamily             Fee           NAP             A
GMAC     Dade                        Florida                 33169    Office                  Fee           NAP            No
-------- --------------------------- ---------------------   -----    ----------------- --------------- ------------  -------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      % OF AGGREGATE
LOAN      ORIGINAL    CUT-OFF DATE     CUT-OFF DATE     INTEREST                                    MORTGAGE
SELLER    BALANCE       BALANCE          BALANCE          TYPE             ACCRUAL METHOD             RATE
-------- ------------ -------------- ---------------- ------------ ------------------------------- ----------
GSMC      8,500,000     8,500,000         0.79%          Fixed     Actual Days / 360 Year-Days     7.07000%
GMAC      8,500,000     8,483,627         0.79%          Fixed     30 Month-Days / 360 Year-Days   8.25000%
GMAC      8,000,000     7,988,671         0.74%          Fixed     30 Month-Days / 360 Year-Days   7.75000%
DMG       7,895,834     7,888,604         0.74%          Fixed     30 Month-Days / 360 Year-Days   8.84150%
GMAC      7,750,000     7,739,373         0.72%          Fixed     30 Month-Days / 360 Year-Days   7.91000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      7,700,000     7,694,388         0.72%          Fixed     30 Month-Days / 360 Year-Days   7.59000%
GMAC      7,700,000     7,690,424         0.72%          Fixed     30 Month-Days / 360 Year-Days   8.39000%
GMAC      7,550,000     7,544,442         0.70%          Fixed     30 Month-Days / 360 Year-Days   7.54000%
GSMC      7,200,000     7,200,000         0.67%          Fixed     Actual Days / 360 Year-Days     7.37000%
GMAC      7,200,000     7,185,775         0.67%          Fixed     30 Month-Days / 360 Year-Days   8.12500%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      7,000,000     6,985,700         0.65%          Fixed     30 Month-Days / 360 Year-Days   7.96000%
GSMC      6,800,000     6,791,907         0.63%          Fixed     Actual Days / 360 Year-Days     7.78000%
GMAC      7,000,000     6,731,400         0.63%          Fixed     30 Month-Days / 360 Year-Days   9.37500%
DMG       6,720,000     6,715,102         0.63%          Fixed     30 Month-Days / 360 Year-Days   7.59000%
GMAC      6,500,000     6,486,923         0.60%        Adjustable  30 Month-Days / 360 Year-Days   8.68750%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
DMG       6,276,166     6,270,418         0.58%          Fixed     30 Month-Days / 360 Year-Days   8.84150%
DMG       6,250,000     6,245,435         0.58%          Fixed     30 Month-Days / 360 Year-Days   7.58000%
GSMC      6,250,000     6,232,935         0.58%          Fixed     Actual Days / 360 Year-Days     9.17000%
GMAC      6,225,000     6,216,770         0.58%          Fixed     30 Month-Days / 360 Year-Days   8.09000%
GMAC
-------- ----------     ---------         -----       ------------ ------------------------------- -------
GMAC
GMAC      6,200,000     6,195,965         0.58%          Fixed     30 Month-Days / 360 Year-Days   8.15000%
GSMC      6,125,000     6,103,406         0.57%          Fixed     Actual Days / 360 Year-Days     8.37500%
GMAC      6,100,000     6,095,260         0.57%          Fixed     30 Month-Days / 360 Year-Days   7.27000%
GSMC      6,100,000     6,095,427         0.57%          Fixed     Actual Days / 360 Year-Days     7.45000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      6,030,000     6,025,863         0.56%          Fixed     30 Month-Days / 360 Year-Days   7.89000%
GMAC      5,700,000     5,694,504         0.53%          Fixed     Actual Days / 360 Year-Days     8.53000%
GMAC      5,625,000     5,620,419         0.52%          Fixed     30 Month-Days / 360 Year-Days   7.91000%
GMAC      5,600,000     5,592,641         0.52%          Fixed     30 Month-Days / 360 Year-Days   8.12000%
GSMC      5,440,000     5,427,597         0.51%          Fixed     Actual Days / 360 Year-Days     8.60000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GSMC      5,100,000     5,096,400         0.48%          Fixed     Actual Days / 360 Year-Days     7.75000%
GMAC      5,100,000     5,096,309         0.48%          Fixed     30 Month-Days / 360 Year-Days   7.62500%
DMG       5,016,365     5,011,771         0.47%          Fixed     30 Month-Days / 360 Year-Days   8.84150%
GMAC      5,000,000     5,000,000         0.47%          Fixed     30 Month-Days / 360 Year-Days   8.35000%
DMG       4,993,931     4,989,357         0.47%          Fixed     30 Month-Days / 360 Year-Days   8.84150%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      4,925,000     4,925,000         0.46%          Fixed     30 Month-Days / 360 Year-Days   7.45000%
GMAC      4,700,000     4,700,000         0.44%          Fixed     30 Month-Days / 360 Year-Days   7.18000%
GSMC      4,700,000     4,676,905         0.44%          Fixed     30 Month-Days / 360 Year-Days   8.50000%
GMAC      4,620,000     4,606,804         0.43%          Fixed     30 Month-Days / 360 Year-Days   8.65000%
GMAC      4,540,000     4,540,000         0.42%          Fixed     30 Month-Days / 360 Year-Days   7.30000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GSMC      4,500,000     4,500,000         0.42%          Fixed     Actual Days / 360 Year-Days     7.46000%
GMAC      4,500,000     4,493,742         0.42%          Fixed     30 Month-Days / 360 Year-Days   7.84000%
GMAC      4,200,000     4,194,424         0.39%        Adjustable  Actual Days / 360 Year-Days     8.10000%
GSMC      4,125,000     4,110,160         0.38%          Fixed     Actual Days / 360 Year-Days     8.27500%
GMAC      4,100,000     4,088,076         0.38%          Fixed     30 Month-Days / 360 Year-Days   8.54000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      4,100,000     4,093,462         0.38%          Fixed     Actual Days / 360 Year-Days     8.83000%
GSMC      4,050,000     4,050,000         0.38%          Fixed     30 Month-Days / 360 Year-Days   7.33000%
GMAC      3,970,000     3,961,623         0.37%          Fixed     30 Month-Days / 360 Year-Days   8.00000%
GMAC      3,900,000     3,888,860         0.36%          Fixed     30 Month-Days / 360 Year-Days   8.65000%
GMAC      3,938,000     3,884,427         0.36%          Fixed     30 Month-Days / 360 Year-Days   8.84000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      3,675,000     3,659,236         0.34%          Fixed     30 Month-Days / 360 Year-Days   7.94000%
GMAC      3,630,000     3,630,000         0.34%          Fixed     30 Month-Days / 360 Year-Days   7.45000%
GSMC      3,600,000     3,600,000         0.34%          Fixed     Actual Days / 360 Year-Days     8.09000%
GMAC      3,575,000     3,572,088         0.33%          Fixed     30 Month-Days / 360 Year-Days   7.91000%
GMAC      3,525,000     3,510,856         0.33%          Fixed     30 Month-Days / 360 Year-Days   8.37500%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC      3,500,000     3,497,480         0.33%          Fixed     30 Month-Days / 360 Year-Days   7.65000%
GSMC      3,100,000     3,097,709         0.29%          Fixed     Actual Days / 360 Year-Days     7.52000%
GMAC      3,075,000     3,069,360         0.29%          Fixed     30 Month-Days / 360 Year-Days   8.49000%
GMAC      3,000,000     3,000,000         0.28%          Fixed     30 Month-Days / 360 Year-Days   7.85000%
GMAC
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GMAC
GSMC      3,000,000     2,993,442         0.28%          Fixed     Actual Days / 360 Year-Days     8.12500%
GMAC      3,000,000     2,991,900         0.28%          Fixed     30 Month-Days / 360 Year-Days   8.02000%
GMAC      3,000,000     2,982,848         0.28%          Fixed     30 Month-Days / 360 Year-Days   7.19000%
GMAC      3,000,000     2,952,486         0.28%          Fixed     30 Month-Days / 360 Year-Days   8.75000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GSMC      2,900,000     2,894,804         0.27%          Fixed     Actual Days / 360 Year-Days     8.26000%
GSMC      2,850,000     2,845,227         0.27%          Fixed     Actual Days / 360 Year-Days     8.30000%
GMAC      2,850,000     2,844,369         0.27%          Fixed     30 Month-Days / 360 Year-Days   8.12500%
GMAC      2,800,000     2,798,073         0.26%          Fixed     30 Month-Days / 360 Year-Days   7.87500%
GMAC      2,750,000     2,744,506         0.26%          Fixed     30 Month-Days / 360 Year-Days   8.07000%
-------- ----------     ---------          ----       ------------ ------------------------------- -------
GSMC      2,700,000     2,689,236         0.25%          Fixed     Actual Days / 360 Year-Days     7.75000%
GMAC      2,560,000     2,554,696         0.24%          Fixed     30 Month-Days / 360 Year-Days   7.89000%
GMAC      2,500,000     2,498,365         0.23%          Fixed     30 Month-Days / 360 Year-Days   8.12500%
GMAC      2,500,000     2,494,924         0.23%          Fixed     30 Month-Days / 360 Year-Days   7.99000%
GMAC      2,437,500     2,435,906         0.23%          Fixed     30 Month-Days / 360 Year-Days   8.12500%
-------- ----------     ---------          ----       ------------ ------------------------------- -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             ORIGINAL          REMAINING        ORIGINAL      REMAINING                    FIRST
LOAN          TERM TO           TERM TO       AMORTIZATION   AMORTIZATION   ORIGINATION   PAYMENT    MATURITY
SELLER    MATURITY OR ARD   MATURITY OR ARD       TERM           TERM          DATE         DATE       DATE
-------- ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GSMC            84                84              360            360         11/24/97     01/01/98  12/01/04
GMAC            120               117             360            357         08/08/97     10/01/97  09/01/07
GMAC            84                82              360            358         09/19/97     11/01/97  10/01/04
DMG             300               299             300            299         10/15/97     12/01/97   11/01/22
GMAC            120               118             360            358         09/09/97     11/01/97  10/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               119             360            359         10/30/97     12/01/97   11/01/07
GMAC            84                82              360            358         09/18/97     11/01/97  10/01/04
GMAC            132               131             360            359         10/31/97     12/01/97   11/01/08
GSMC            120               120             360            360         11/25/97     01/01/98   11/30/07
GMAC            120               117             360            357         08/05/97     10/01/97  09/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               117             360            357         08/29/97     10/01/97  09/01/07
GSMC            120               118             360            358         09/17/97     11/01/97  09/30/07
GMAC            91                75              192            176         02/20/96     09/01/96  03/01/04
DMG             60                59              360            359         10/31/97     12/01/97   11/01/02
GMAC            77                75              293            291         09/30/97     11/01/97  03/01/04
--------        ---               ---             ---            ---         --------     --------  --------
DMG             300               299             300            299         10/15/97     12/01/97   11/01/22
DMG             120               119             360            359         10/28/97     12/01/97   11/01/07
GSMC            121               113             360            352         04/28/97     05/01/97  04/28/07
GMAC            121               119             360            358         09/18/97     11/01/97  10/31/07
GMAC
--------        ---               ---             ---            ---         --------     --------  --------
GMAC
GMAC            121               120             360            359         10/24/97     12/01/97   11/24/07
GSMC            120               116             300            296         06/26/97     09/01/97  08/01/07
GMAC            120               119             360            359         10/31/97     12/01/97   11/01/07
GSMC            120               119             360            359         10/31/97     12/01/97  10/31/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            156               155             360            359         10/02/97     12/01/97   11/01/10
GMAC            120               119             312            311         10/27/97     12/01/97   11/01/07
GMAC            144               143             336            335         10/31/97     12/01/97   11/01/09
GMAC            120               118             360            358         09/19/97     11/01/97  10/01/07
GSMC            144               139             360            355         06/18/97     08/01/97  07/01/09
--------        ---               ---             ---            ---         --------     --------  --------
GSMC            120               119             360            359         10/23/97     12/01/97  10/31/07
GMAC            120               119             360            359         10/15/97     12/01/97   11/01/07
DMG             300               299             300            299         10/15/97     12/01/97   11/01/22
GMAC            120               120             300            300         11/03/97     01/01/98  12/01/07
DMG             300               299             300            299         10/15/97     12/01/97   11/01/22
--------        ---               ---             ---            ---         --------     --------   --------
GMAC            120               118             360            360         09/02/97     11/01/97  10/01/07
GMAC            120               120             360            360         11/07/97     01/01/98  12/01/07
GSMC            120               115             300            295         06/30/97     08/01/97  07/01/07
GMAC            120               117             300            297         08/14/97     10/01/97  09/01/07
GMAC            120               120             360            360         11/06/97     01/01/98  12/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GSMC            180               180             180            180         11/21/97     01/01/98   11/30/12
GMAC            120               118             360            358         09/10/97     11/01/97  10/01/07
GMAC            83                81              360            358         09/30/97     11/01/97  09/01/04
GSMC            120               116             300            296         07/11/97     09/01/97  07/31/07
GMAC            84                81              300            297         08/14/97     10/01/97  09/01/04
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               118             313            311         09/03/97     11/01/97  09/02/07
GSMC            120               120             360            360         11/14/97     01/01/98   11/30/07
GMAC            120               118             300            298         09/30/97     11/01/97  10/01/07
GMAC            120               117             300            297         08/14/97     10/01/97  09/01/07
GMAC            180               175             180            175         06/16/97     08/01/97  07/01/12
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               116             300            296         07/30/97     09/01/97  08/01/07
GMAC            120               118             360            360         09/02/97     11/01/97  10/01/07
GSMC            120               120             300            300         11/26/97     01/01/98   11/30/07
GMAC            144               143             336            335         10/31/97     12/01/97   11/01/09
GMAC            120               113             360            353         04/30/97     06/01/97  05/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               119             360            359         10/08/97     12/01/97   11/01/07
GSMC            120               119             360            359         10/31/97     12/01/97  10/31/07
GMAC            120               117             360            357         08/29/97     10/01/97  09/01/07
GMAC            120               120             300            300         11/05/97     01/01/98  12/01/07
GMAC
--------        ---               ---             ---            ---         --------     --------  --------
GMAC
GSMC            120               116             360            356         07/28/97     09/01/97  08/01/07
GMAC            180               176             360            356         07/30/97     09/01/97  08/01/12
GMAC            120               119             120            119         10/03/97     12/01/97   11/01/07
GMAC            120               117             120            117         08/22/97     10/01/97  09/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GSMC            120               118             300            298         09/19/97     11/01/97  09/30/07
GSMC            120               117             360            357         08/15/97     10/01/97  08/31/07
GMAC            120               117             360            357         08/04/97     10/01/97  09/01/07
GMAC            144               143             360            359         10/02/97     12/01/97   11/01/09
GMAC            120               117             360            357         08/12/97     10/01/97  09/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GSMC            121               117             300            296         07/31/97     09/01/97  08/31/07
GMAC            84                81              360            357         08/11/97     10/01/97  09/01/04
GMAC            120               119             360            359         10/02/97     12/01/97   11/01/07
GMAC            120               117             360            357         08/25/97     10/01/97  09/01/07
GMAC            120               119             360            359         10/16/97     12/01/97   11/01/07
--------        ---               ---             ---            ---         --------     --------   --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN          BALLOON        BALLOON OR ARD                    PREPAYMENT                     PAYMENTS     ANNUAL
SELLER          FLAG            BALANCE                         PROVISION                     PER YEAR   DEBT SERVICE
-------- ------------------ ---------------- ----------------------------------------------- ---------- -------------
GSMC          Balloon          7,832,467     Lock/24_Def/53_0%/7                                 12        683,410
GMAC          Balloon          7,494,453     (greater than) 1% or YM/113_0%/7                    12        766,292
GMAC          Balloon          7,372,884     (greater than) 1% or YM/54_0%/30                    12        687,756
DMG       Fully Amortizing         0         Lock/25_Def/271_YM/4                                12        784,880
GMAC          Balloon          6,785,994     (greater than) 1% or YM/114_0%/6                    12        676,575
-------- ------------------    ---------     ---------------------------------------------       --        -------
GMAC          Balloon          6,696,398     LOCK/1_ (greater than) 1% or YM/114_0%/5            12        651,778
GMAC          Balloon          7,157,165     (greater than) 1% or YM/77_0%/7                     12        703,285
GMAC          Balloon          6,412,351     LOCK/2_ (greater than) 1% or YM/112_0%/18           12        635,972
GSMC          Balloon          6,349,538     Lock/36_Def/84                                      12        596,449
GMAC          Balloon          6,332,327     (greater than) 1% or YM/113_0%/7                    12        641,518
-------- ------------------    ---------     ---------------------------------------------       --        -------
GMAC          Balloon          6,135,657     (greater than) 1% or YM/113_0%/7                    12        614,022
GSMC          Balloon          6,057,967     Lock/26_Def/94                                      12        586,285
GMAC          Balloon          4,912,985     (greater than) 1% or YM/85_0%/6                     12        846,157
DMG      Hyper Amortizing      6,363,927     Lock/36_Def/20_0%/4                                 12        568,825
GMAC          Balloon          5,869,588     LOCK/17_1%/60                                       12        641,287
-------- ------------------    ---------     ----------------------------------------------      --        -------
DMG       Fully Amortizing         0         Lock/25_Def/271_YM/4                                12        623,878
DMG      Hyper Amortizing      5,434,205     Lock/60_Def/56_0%/4                                 12        528,525
GSMC          Balloon          5,746,531     Lock/60_ (greater than) YM or 1%/54_0%/7            12        612,663
GMAC          Balloon          5,461,751     LOCK/1_ (greater than) 1% or YM/113_0%/7            12        552,816
GMAC
-------- ------------------    ---------     -------------------------                           --        -------
GMAC
GMAC          Balloon          5,446,503     LOCK/1_ (greater than)  1% or YM/113_0%/7           12        553,721
GSMC          Balloon          5,102,063     Lock/60_ (greater than) YM or 1%/54_0%/6            12        585,663
GMAC          Balloon          5,267,326     LOCK/1_ (greater than) 1% or YM/114_0%/5            12        500,346
GSMC          Balloon          5,388,501     Lock/25_Def/95                                      12        509,321
-------- ------------------    ---------     -------------------------                           --        -------
GMAC          Balloon          4,910,148     (greater than) 1% or YM/149_0%/7                    12        525,414
GMAC          Balloon          4,767,077     (greater than) 1% or YM/113_0%/7                    12        552,159
GMAC          Balloon          3,930,762     (greater than) 1% or YM/138_0%/6                    12        499,914
GMAC          Balloon          4,924,644     (greater than) 1% or YM/114_0%/6                    12        498,723
GSMC          Balloon          4,768,855     Lock/48_ (greater than) YM or 1%/92_0%/4            12        506,580
-------- ------------------    ---------     ----------------------------------------------      --        -------
GSMC          Balloon          4,538,412     Lock/25_Def/95                                      12        438,444
GMAC          Balloon          4,438,649     LOCK/1_ (greater than) 1% or YM/113_0%/6            12        433,170
DMG       Fully Amortizing         0         Lock/25_Def/271_YM/4                                12        498,648
GMAC          Balloon          4,073,622     LOCK/1_ (greater than) 1% or YM/113_0%/6            12        477,086
DMG       Fully Amortizing         0         Lock/25_Def/271_YM/4                                12        496,418
-------- ------------------    ---------     -------------------------                           --        -------
GMAC          Balloon          4,442,423     (greater than) 1% or YM/113_0%/7                    12        411,213
GMAC          Balloon          4,050,097     (greater than) 1% or YM/113_0%/7                    12        382,073
GSMC          Balloon          3,843,217     Lock/60_ (greater than) YM or 1%/53_0%/7            12        454,148
GMAC          Balloon          3,791,412     (greater than) 1% or YM/114_0%/6                    12        452,036
GMAC          Balloon          4,084,608     (greater than) 1% or YM/114_0%/6                    12        373,499
-------- ------------------    ---------     ---------------------------------------------       --        -------
GSMC      Fully Amortizing      132,700      Lockout/35_Defeasance/145                           12        499,360
GMAC          Balloon          3,934,480     LOCK/3_ (greater than) 1% or YM/111_0%/6            12        390,226
GMAC          Balloon          3,927,494     LOCK/24_1%/57_0%/2                                  12        377,471
GSMC          Balloon          3,434,574     Lock/48_ (greater than) YM or 1%/65_0%/7            12        391,110
GMAC          Balloon          3,648,444     (greater than) 1% or YM/77_0%/7                     12        397,499
-------- ------------------    ---------     ---------------------------------------------       --        -------
GMAC          Balloon          3,466,393     (greater than) 1% or YM/113_0%/7                    12        407,172
GSMC          Balloon          3,501,909     Lock/36_Def/84                                      12        334,179
GMAC          Balloon          3,206,303     LOCK/1_ (greater than) 1% or YM/59_1%/54_0%/6       12        367,693
GMAC          Balloon          3,200,543     (greater than) 1% or YM/114_0%/6                    12        381,589
GMAC      Fully Amortizing         0         (greater than) 1% or YM/173_0%/7                    12        474,814
-------- ------------------    ---------     ---------------------------------------------       --        -------
GMAC          Balloon          2,963,514     (greater than) 1% or YM/114_0%/6                    12        338,620
GMAC          Balloon          3,274,314     (greater than) 1% or YM/113_0%/7                    12        303,087
GSMC     Hyper Amortizing       302,458      Lock/36_Def/77_0%/7                                 12        336,004
GMAC          Balloon          2,498,218     (greater than) 1% or YM/138_0%/6                    12        317,723
GMAC          Balloon          3,115,673     (greater than) 1% or YM/113_0%/7                    12        321,511
-------- ------------------    ---------     ---------------------------------------------       --        -------
GMAC          Balloon          3,047,779     (greater than) 1% or YM/114_0%/6                    12        297,996
GSMC          Balloon          2,743,181     Lock/25_Def/88_0%/7                                 12        260,617
GMAC          Balloon          2,724,004     LOCK/60_ (greater than) 1% or YM/53_0%/7            12        283,468
GMAC          Balloon          2,413,608     LOCK/1_ (greater than) 1% or YM/113_0%/6            12        274,286
GMAC
-------- ------------------    ---------     ----------------------------------------------      --        -------
GMAC
GSMC          Balloon          2,690,664     Lock/60_ (greater than) YM or 1%/54_0%/6            12        267,299
GMAC          Balloon          2,305,039     (greater than) 1% or YM/174_0%/6                    12        264,657
GMAC      Fully Amortizing         0         (greater than) 1% or YM/113_0%/7                    12        421,524
GMAC      Fully Amortizing         0         LOCK/1_ (greater than) 1% or YM/113_0%/6            12        451,176
-------- ------------------    ---------     ----------------------------------------------      --        -------
GSMC          Balloon          2,414,019     Lock/26_Def/87_0%/7                                 12        274,613
GSMC          Balloon          2,569,209     Lock/48_ (greater than) YM or 1%/65_0%/7            12        258,136
GMAC          Balloon          2,506,546     LOCK/1_ (greater than) 1% or YM/113_0%/6            12        253,934
GMAC          Balloon          2,340,504     (greater than) 1% or YM/138_0%/6                    12        243,623
GMAC          Balloon          2,415,894     LOCK/1_ (greater than) 1% or YM/113_0%/6            12        243,755
-------- ------------------    ---------     ----------------------------------------------      --        -------
GSMC          Balloon          2,209,152     Lock/28_Def/86_0%/7                                 12        244,727
GMAC          Balloon          2,363,892     (greater than) 1% or YM/78_0%/6                     12        223,061
GMAC          Balloon          2,198,725     (greater than) 1% or YM/114_0%/6                    12        222,749
GMAC          Balloon          2,192,666     (greater than) 1% or YM/114_0%/6                    12        219,920
GMAC          Balloon          2,143,757     LOCK/2_ (greater than) 1% or YM/112_0%/6            12        217,180
-------- ------------------    ---------     ----------------------------------------------      --        -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN      CONTROL      LOAN
SELLER    NUMBER      NUMBER                    PROPERTY NAME
-------- --------- ------------ ---------------------------------------------
GSMC            33 R0150        Pennsville Marketplace
GMAC            34 GMAC4050     Oliver House Apartments
GMAC            35 GMAC4280     Port Atwater Parking
DMG             36 GA0190       Kmart - Lafayette #7775
GMAC            37 GMAC4210     Queen Esther Square
--------       --- ----------   ---------------------------------------------
GMAC            38 GMAC4670     Marketplace Shopping Center
GMAC            39 GMAC4250     Airport Plaza
GMAC            40 GMAC4730     Koll Building
GSMC            41 R0324        University Mall
GMAC            42 GMAC4030     Victorian Village Apartments
--------       --- ----------   ---------------------------------------------
GMAC            43 GMAC4120     Sedona Apartments
GSMC            44 M0088        Morrowood Townhouses
GMAC            45 GMAC4380     Northgate Plaza Shopping Center
DMG             46 TA0662       Lincoln Place Apartments
GMAC            47 GMAC4410     15th Street Mini Storage
--------       --- ----------   ---------------------------------------------
DMG             48 GA0196       Kmart - Bakersfield #3653
DMG             49 TA1474       Monterey Resources Building
GSMC            50 1700019965   Promenade at Pacific Beach
GMAC            51 GMAC4260     Yeshiva Apartment Portfolio
GMAC           51A GMAC4260A    Yeshiva Apartments
--------       --- ----------   ---------------------------------------------
GMAC           51B GMAC4260B    NP Apartment Buildings
GMAC            52 GMAC4650     Federal Way Center
GSMC            53 1700020008   Plaza Las Brisas
GMAC            54 GMAC4790     La Crosse Apartments
GSMC            55 R0127        Cambridge Square
--------       --- ----------   ---------------------------------------------
GMAC            56 GMAC4510     TRW Warehouse
GMAC            57 GMAC4830     Quality Care of Waco
GMAC            58 GMAC4720     Deer Shore Shopping Center
GMAC            59 GMAC4270     Presidential Golfview Condominiums
GSMC            60 M0019        Totoket Woods Apartments
--------       --- ----------   ---------------------------------------------
GSMC            61 R0166        CompUSA Plaza
GMAC            62 GMAC4610     Montreux on the Plaza Apartments
DMG             63 GA0191       Kmart - Welch #3961
GMAC            64 GMAC4910     Northern Lights Hotel
DMG             65 GA0192       Kmart - Barstow #4710
--------       --- ----------   ---------------------------------------------
GMAC            66 GMAC4170     Central Park Apartments
GMAC            67 GMAC4870     Canterbury Court Apartments
GSMC            68 1700019988   BJ's Wholesale Club
GMAC            69 GMAC4140     Sheraton Four Points
GMAC            70 GMAC4840     The Columbus Apartments
--------       --- ----------   ---------------------------------------------
GSMC            71 R0143        Viking Plaza Shopping Center
GMAC            72 GMAC4220     Sunrise at the Pinnacle - Phase I
GMAC            73 GMAC4420     Meridian Towers
GSMC            74 M0007        Forest Club Estates Apartments
GMAC            75 GMAC4090     Broadway Mesa
--------       --- ----------   ---------------------------------------------
GMAC            76 GMAC4800     Country Villa Nursing Center
GSMC            77 M0021        Ventura Apartments
GMAC            78 GMAC4400     Trolley Park Apartments
GMAC            79 GMAC4130     Patuxent Motor Inn
GMAC            80 GMAC4810     Washoe Progressive Care Center
--------       --- ----------   ---------------------------------------------
GMAC            81 GMAC4010     Oxford House Apartments
GMAC            82 GMAC4180     Laurel Park Apartments
GSMC            83 L0061        Ramada Inn - Fresno
GMAC            84 GMAC4710     Hauppauge Shopping Center
GMAC            85 GMAC4330     Emerald Woods Apartments
--------       --- ----------   ---------------------------------------------
GMAC            86 GMAC4530     Cambridge Square Office Building
GSMC            87 M0102        Park Vista Apartments
GMAC            88 GMAC4150     Triangle Village Auto Mall
GMAC            89 GMAC4930     Landmark Apartment and Russell Lamson Apts.
GMAC           89A GMAC4930A    Landmark Apartments
--------       --- ----------   ---------------------------------------------
GMAC           89B GMAC4930B    Russell Lamson Apartments
GSMC            90 1700020005   Hynding Office Buildings
GMAC            91 GMAC4020     Colonial Park Apartments
GMAC            92 GMAC4515     TRW Warehouse
GMAC            93 GMAC4100     230 Grand Street
--------       --- ----------   ---------------------------------------------
GSMC            94 R0179        Camelot Shopping Center
GSMC            95 MH0003       Ridgecrest Mobile Home Park
GMAC            96 GMAC4040     Sorrento Mesa Crossroads
GMAC            97 GMAC4480     Palms To Pines - Coast Savings
GMAC            98 GMAC4070     Washington Street Retail
--------       --- ----------   ---------------------------------------------
GSMC            99 I0009        EconoCaribe Warehouse
GMAC           100 GMAC4060     Bank Street Court Apartments
GMAC           101 GMAC4490     Palms to Pines - In Line Shops
GMAC           102 GMAC4110     Beyerwood Apartments
GMAC           103 GMAC4580     Viacon Building
--------       --- ----------   ---------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                         UW                    UW
LOAN       1995        1995        1996        1996      UNDERWRITTEN    NOI   UNDERWRITTEN    NCF    APPRAISED   APPRAISAL
SELLER      NOI         NCF         NOI         NCF          NOI        DSCR       NCF        DSCR     VALUE        DATE
-------- ----------- ----------- ----------- ----------- -------------- ------ -------------- ------ ------------ -----------
GSMC      1,155,905   1,126,265   1,236,365   1,221,728      988,533    1.45       929,492    1.36    11,600,000    10/01/97
GMAC      1,199,628   1,172,198     792,595     792,595    1,019,994    1.33       978,794    1.28    11,000,000    06/30/97
GMAC      1,045,173   1,045,173   1,070,875   1,070,875    1,083,566    1.58     1,051,234    1.53    11,850,000    07/16/97
DMG               0           0           0           0      784,880    1.00       784,880    1.00     8,700,000    09/12/97
GMAC        928,588     928,588   1,014,134   1,014,134      983,878    1.45       936,127    1.38    11,600,000    07/15/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC      1,363,934   1,363,934   1,232,691   1,232,691    1,182,537    1.81     1,022,389    1.57    11,300,000    07/29/97
GMAC      1,026,381   1,026,381   1,045,604   1,045,604      948,921    1.35       926,387    1.32    10,400,000    05/29/97
GMAC      1,049,107   1,049,107     749,238     749,238      938,277    1.48       845,206    1.33    10,400,000    09/26/97
GSMC        261,815     261,815     376,891     376,891      903,335    1.51       797,916    1.34     9,000,000    09/08/97
GMAC        763,316     763,316     793,934     750,151      862,377    1.34       808,197    1.26     9,000,000    07/12/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC        887,694     803,478   1,009,425     896,731      890,269    1.45       814,369    1.33     9,750,000    07/31/97
GSMC        782,220     592,989     708,026     486,319      812,535    1.39       733,335    1.25     8,000,000    07/18/97
GMAC        658,361     658,361     916,542     916,542    1,082,739    1.28     1,012,892    1.20    11,000,000    12/11/95
DMG         709,029     707,073     731,565     725,664      752,167    1.32       711,984    1.25     8,400,000    07/08/97
GMAC              0           0     445,644     445,644      931,351    1.45       851,196    1.33    14,870,000    08/15/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
DMG               0           0           0           0      623,878    1.00       623,878    1.00     7,200,000    09/18/97
DMG               0           0     865,191     865,191      739,873    1.40       664,694    1.26     8,400,000    08/01/97
GSMC        504,819     496,444     751,975     740,205      969,993    1.58       887,265    1.45     9,200,000    12/31/96
GMAC        539,723           0     877,734     841,084      808,765    1.46       754,015    1.36     9,100,000    07/01/97
GMAC              0           0     344,242     328,442                                                3,600,000    07/01/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC        539,723     539,723     533,492     512,642                                                5,500,000    07/01/97
GMAC        641,610     613,435     878,006     863,489      818,816    1.48       706,165    1.28     9,930,000    07/23/97
GSMC        714,687     701,558     758,804     755,979      735,448    1.26       685,358    1.17     8,180,000    06/20/97
GMAC              0           0           0           0      703,730    1.41       678,914    1.36     7,625,000    08/21/97
GSMC        585,998     585,998     593,380     553,955      690,787    1.36       657,580    1.29     8,150,000    08/12/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC              0           0           0           0      748,824    1.27       704,011    1.22     7,640,000    06/23/97
GMAC        927,291     927,291     942,439     942,439    1,300,201    2.35     1,300,201    2.35     8,000,000    07/23/97
GMAC        268,595     268,595     250,983     250,983      613,134    1.22       575,415    1.16     8,350,000    07/01/97
GMAC        636,483     566,616     653,693     612,730      709,211    1.42       663,811    1.33     7,550,000    06/18/97
GSMC        730,756     708,156     733,888     675,765      667,252    1.32       644,652    1.27     6,800,000    12/03/96
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GSMC              0           0           0           0      606,012    1.38       590,605    1.35     7,100,000    08/12/97
GMAC        507,216     507,216     504,298     504,298      591,136    1.36       570,021    1.32     6,425,000    06/06/97
DMG               0           0           0           0      498,648    1.00       498,648    1.00     5,600,000    09/15/97
GMAC        707,017     707,017   1,372,806   1,261,415    1,088,701    2.28       884,701    1.85     9,400,000    08/01/97
DMG               0           0           0           0      496,418    1.00       496,418    1.00     5,600,000    09/18/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC        641,228     627,221     586,012     419,547      580,145    1.41       525,403    1.28     6,300,000    08/13/97
GMAC              0           0           0           0      559,837    1.47       516,837    1.35     6,150,000    10/07/97
GSMC        682,373     682,373     693,361     693,361      590,707    1.30       563,131    1.24     6,300,000    06/19/97
GMAC        630,964     630,964     850,333     850,333      798,916    1.75       643,956    1.47     7,400,000    07/01/97
GMAC        428,728     428,728     417,693     417,693      527,055    1.41       505,060    1.35     6,000,000    10/23/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GSMC        894,210     860,487     975,087     955,087      942,983    1.89       803,869    1.61     7,600,000    05/01/97
GMAC              0           0           0           0      564,140    1.45       550,190    1.41     6,100,000    08/01/97
GMAC        642,537     606,288     641,593     554,120      622,209    1.65       585,014    1.55     6,100,000    04/18/97
GSMC        566,181     566,181     561,592     464,671      581,079    1.49       518,579    1.33     5,600,000    04/17/97
GMAC        580,277     465,503     538,891     465,028      719,068    1.81       609,067    1.53     6,280,000    03/24/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC        857,498     857,498   1,207,825   1,207,825    1,513,779    3.72     1,513,779    3.72     6,200,000    04/17/97
GSMC        335,639     131,351     497,518     330,395      512,341    1.53       449,941    1.35     5,350,000    09/09/97
GMAC        482,068     482,068     542,922     512,922      536,290    1.46       482,790    1.31     5,100,000    06/20/97
GMAC        476,279     476,279     604,892     604,892      657,352    1.75       577,352    1.47     5,400,000    07/01/97
GMAC        789,764     789,764     942,557     942,557      667,700    1.41       667,700    1.41     8,350,000    04/24/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC        514,975     514,975     450,508     450,508      506,987    1.50       455,237    1.34     5,000,000    07/10/97
GMAC        445,619     436,838     400,125     350,991      439,901    1.45       407,645    1.34     4,700,000    08/13/97
GSMC        653,332     653,332     619,973     619,973      492,389    1.47       492,389    1.47     5,200,000    09/01/97
GMAC        351,147     351,147      62,872      62,872      387,197    1.22       373,503    1.16     5,000,000    07/01/97
GMAC        303,293     277,895     362,677     327,048      442,110    1.38       420,510    1.31     4,400,000    03/20/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC              0           0     448,398     448,398      455,152    1.53       386,505    1.30     4,950,000    08/15/97
GSMC              0           0     273,974     273,974      457,473    1.76       429,738    1.65     4,150,000    09/05/97
GMAC        415,841     414,951     395,903     391,688      394,239    1.39       372,544    1.31     4,100,000    05/13/97
GMAC        317,393     317,393     395,925     395,925      432,790    1.58       373,990    1.36     3,750,000
GMAC        261,503     261,503     241,016     241,016      224,767               208,777             2,250,000    06/30/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GMAC         55,889      55,889     154,908     154,908      177,023               154,603             1,500,000    07/08/97
GSMC        410,326     399,104     441,433     424,295      436,522    1.63       361,483    1.35     4,500,000    06/06/97
GMAC        288,711     288,711     391,912     391,912      372,214    1.41       345,078    1.30     3,875,000    03/25/97
GMAC              0           0           0           0      451,942    1.27       451,942    1.22     3,300,000    06/23/97
GMAC        936,283     936,283     955,113     955,113      796,386    1.77       734,379    1.63     8,000,000    07/16/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GSMC        472,631     472,631     461,785     461,785      464,368    1.69       421,281    1.53     4,660,000    09/01/97
GSMC        277,798     277,798     347,281     347,281      333,410    1.29       324,360    1.26     4,030,000    04/14/97
GMAC        373,840     370,020     370,386     360,688      357,201    1.41       331,384    1.31     4,150,000    06/20/97
GMAC              0           0           0           0      421,140    1.73       402,406    1.65     3,970,000    08/08/97
GMAC              0           0           0           0      340,898    1.40       305,080    1.25     3,970,000    07/10/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------
GSMC              0           0           0           0      404,873    1.65       331,623    1.36     3,630,000    06/12/97
GMAC        219,798     175,772     211,278     176,489      293,600    1.32       278,850    1.25     3,300,000    07/07/97
GMAC              0           0           0           0      341,496    1.53       292,149    1.31     3,690,000    08/08/97
GMAC              0           0     305,891     305,891      302,752    1.38       280,752    1.28     3,150,000    07/10/97
GMAC              0           0     379,999     374,018      314,376    1.45       284,727    1.31     3,250,000    09/19/97
--------  ---------   ---------   ---------   ---------    ---------    ----     ---------    ----    ----------    --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

          CUT-OFF     SCHEDULED     SQ FT, UNIT,                   LOAN PER                                  TOTAL
LOAN       DATE     MATURITY DATE     BED, PAD                   SQ FT, UNIT,      OCCUPANCY    OCCUPANCY    ANNUAL
SELLER      LTV      OR ARD LTV       OR ROOM       UNIT TYPE  BED, PAD OR ROOM   PERCENTAGE   AS OF DATE   RESERVES
--------  --------- --------------- -------------- ----------- ------------------ ------------ ------------ ----------
GSMC       73.28         67.52          168688        Sq Ft            50.39           94        10/29/97      25,303
GMAC       77.12         68.13             206        Units        41,182.66           88        06/25/97      41,200
GMAC       67.41         62.22          323315       Sq.Ft.            24.71           98        06/01/97      16,166
DMG        90.67          0.00          118442        Sq Ft            66.60          100        10/15/97           0
GMAC       66.72         58.50           40798       Sq.Ft.           189.70           90        06/30/97           0
--------   -----         -----          ------     -----------     ---------          ---        --------      ------
GMAC       68.09         59.26          243176       Sq.Ft.            31.64           90        03/17/97      29,184
GMAC       73.95         68.82          122886       Sq.Ft.            62.58          100        08/04/97       6,560
GMAC       72.54         61.66           53445       Sq.Ft.           141.16          100        09/01/97      95,600
GSMC       80.00         70.55          167661        Sq Ft            42.94          100        10/31/97       2,445
GMAC       79.84         70.36             210        Units        34,217.97           96        07/18/97      54,180
--------   -----         -----          ------     -----------     ---------          ---        --------      ------
GMAC       71.65         62.93             276        Units        25,310.51           96        08/14/97      75,996
GSMC       84.90         75.72             264        Units        25,726.92           94        10/25/97      79,200
GMAC       61.19         44.66          204457       Sq.Ft.            32.92           96        01/31/97           0
DMG        79.94         75.76             143        Units        46,958.75           99        05/31/97      40,183
GMAC       43.62         39.47          257340       Sq.Ft.            25.21          100        11/14/96      26,280
--------   -----         -----          ------     -----------     ---------          ---        --------      ------
DMG        87.09          0.00           86479        Sq Ft            72.51          100        09/18/97           0
DMG        74.35         64.69           51928        Sq Ft           120.27          100        10/10/97           0
GSMC       67.75         62.46           77203        Sq Ft            80.73           92        03/01/97      11,580
GMAC       68.32         60.02             219        Units        28,387.08                                   54,750
GMAC                                        79        Units                            98        08/01/97
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC                                       140        Units                            99        07/04/97
GMAC       62.40         54.85           73277       Sq.Ft.            84.56          100        07/09/97      11,943
GSMC       74.61         62.37           43125        Sq Ft           141.53           93        04/01/97      30,272
GMAC       79.94         69.08             132        Units        46,176.21           98        10/01/97      24,816
GSMC       74.79         66.12           58825        Sq Ft           103.62           97        10/15/97       9,420
--------   -----         -----          ------     -----------     ---------          ---        --------      ------
GMAC       78.87         64.27          112000       Sq.Ft.            53.80          100        09/01/97           0
GMAC       71.18         59.59             224        Beds         25,421.89           86        06/30/97      54,000
GMAC       67.31         47.07           61158       Sq.Ft.            91.90           97        10/28/97       5,979
GMAC       74.07         65.23             227        Units        24,637.19           95        08/12/97           0
GSMC       79.82         70.13             100        Units        54,275.97          100        06/01/97      22,000
--------   -----         -----          ------     -----------     ---------          ---        --------      ------
GSMC       71.78         63.92           38245        Sq Ft           133.26          100        10/20/97      15,420
GMAC       79.32         69.08             103        Units        49,478.73           98        08/26/97      21,115
DMG        89.50          0.00           90852        Sq Ft            55.16          100        10/15/97           0
GMAC       53.19         43.34             155        Rooms        32,258.06           81        06/30/97     204,340
DMG        89.10          0.00           91266        Sq Ft            54.67          100        10/15/97           0
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC       78.17         70.51             202        Units        24,381.19           99        08/05/97      54,742
GMAC       76.42         65.86             172        Units        27,325.58           95        10/07/97      36,464
GSMC       74.24         61.00          104232        Sq Ft            44.87          100        09/03/97      10,423
GMAC       62.25         51.24             134        Rooms        34,379.13           63        06/30/97     155,007
GMAC       75.67         68.08              83        Units        54,698.80           94        10/23/97      21,996
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GSMC       59.21          1.75          207974        Sq Ft            21.64          100        10/15/97      31,256
GMAC       73.67         64.50              93        Units        48,319.81           95        08/29/97      13,950
GMAC       68.76         64.39             173        Units        24,245.23           98        09/25/97      37,200
GSMC       73.40         61.33             250        Units        16,440.64           96        05/31/97      62,500
GMAC       65.10         58.10          157864       Sq.Ft.            25.90           94        08/01/97      34,740
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC       66.02         55.91             180        Beds         22,741.45           88        03/31/97      45,000
GSMC       75.70         65.46             208        Units        19,471.15           94        11/10/97      52,000
GMAC       77.68         62.87             214        Units        18,512.26           96        07/17/97      53,500
GMAC       72.02         59.27             120        Rooms        32,407.17           65        05/31/97      80,000
GMAC       46.52          0.00             164        Beds         23,685.53           95        06/30/97      41,000
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC       73.18         59.27             207        Units        17,677.47           94        07/15/97      51,750
GMAC       77.23         69.67             128        Units        28,359.38           98        08/05/97      32,256
GSMC       69.23          5.82             168        Rooms        21,428.57           65        09/01/97     164,295
GMAC       71.44         49.96           34775       Sq.Ft.           102.72           95        10/28/97       3,477
GMAC       79.79         70.81              96        Units        36,571.42           95        09/30/97      21,600
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC       70.66         61.57           65929       Sq.Ft.            53.05           90        09/15/97      69,360
GSMC       74.64         66.10             129        Units        24,013.24           96        10/23/97      27,735
GMAC       74.86         66.44           36575       Sq.Ft.            83.92          100        06/16/97       6,218
GMAC       80.00         64.36          185830       Sq.Ft.            16.14           97        09/11/97      38,412
GMAC                                     80900       Sq.Ft.                            96        09/11/97      15,996
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GMAC                                    104930       Sq.Ft.                            99        07/17/97      22,416
GSMC       66.52         59.79           39282        Sq Ft            76.20           96        06/15/97       5,886
GMAC       77.21         59.48             106        Units        28,225.47           99        06/15/97      27,132
GMAC       90.39          0.00          112000       Sq.Ft.            26.63          100        09/01/97           0
GMAC       36.91          0.00           29502       Sq.Ft.           100.08           97        07/29/97      57,948
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GSMC       62.12         51.80           64779        Sq Ft            44.69          100        09/11/97      43,088
GSMC       70.60         63.75             181        Pads         15,719.49           84        08/01/97       9,050
GMAC       68.54         60.40           28166       Sq.Ft.           100.99          100        08/04/97       2,820
GMAC       70.48         58.95           18000       Sq.Ft.           155.45          100        06/23/97      31,798
GMAC       69.13         60.85           22685       Sq.Ft.           120.98          100        07/01/97      36,206
--------   -----         -----          ------     -----------     ---------          ---        --------     -------
GSMC       74.08         60.86          293000        Sq Ft             9.18          100        08/01/97      19,492
GMAC       77.42         71.63              59        Units        43,299.93           93        06/18/97      14,748
GMAC       67.71         59.59           37152       Sq.Ft.            67.25           89        06/23/97      43,757
GMAC       79.20         69.61             100        Units        24,949.24           99        07/07/97      22,000
GMAC       74.95         65.96           30156       Sq.Ft.            80.78          100        10/01/97      31,178
--------   -----         -----          ------     -----------     ---------          ---        --------     -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                  TOTAL                                               TENANT      SQ FT AS
LOAN         REQUIRED ANNUAL                                        AREA LEASED     % OF       LEASE     CREDIT
SELLER   RESERVES PER UNIT/SQ FT             TENANT NAME             (SQ. FT.)      NSF      EXP. DATE    LEASE
-------- ------------------------- -------------------------------- ------------- ---------- ----------- --------
GSMC                 0.15          Wal-Mart                             93,488       55.42     01/01/13   NAP
GMAC               200.00          NAP                                                                    NAP
GMAC                 0.05          NAP                                                                    NAP
DMG                  0.00          Kmart Corporation                   118,442      100.00     10/31/22   Yes
GMAC                 0.00          Sizzler                               7,070       17.33     11/30/05   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC                 0.12          Wal-Mart                             81,922       33.69     04/01/09   NAP
GMAC                 0.05          Mormax Corporation                  111,838       91.01     02/28/08   NAP
GMAC                 1.79          The Koll Company                     53,445      100.00     12/31/07   NAP
GSMC                 0.01          Virginia Tech Math Emp.              69,056       41.19     08/01/07   NAP
GMAC               258.00          NAP                                                                    NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC               275.35          NAP                                                                    NAP
GSMC               300.00                                                                                 NAP
GMAC                 0.00          Menards                             153,442       75.05     01/31/08   NAP
DMG                281.00                                                                                 NAP
GMAC                 0.10          Guarantee Storage (Borrower Af      124,000       48.19     01/01/06   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
DMG                  0.00          Kmart Corporation                    86,479      100.00     10/31/22   Yes
DMG                  0.00          Monterey Resources, Inc.             51,928      100.00     12/31/06   NAP
GSMC                 0.15          Powerhouse Gym                       12,500       16.19     12/31/06   NAP
GMAC               250.00          NAP                                                                    NAP
GMAC                 0.00          NAP                                                                    NAP
--------          -------          --------------------------------                                      --------
GMAC                 0.00          NAP                                                                    NAP
GMAC                 0.16          Reliance                             60,773       82.94     12/31/99   NAP
GSMC                 0.70          Murrieta Univ Preschool               5,200       12.06     06/30/98   NAP
GMAC               188.00          NAP                                                                    NAP
GSMC                 0.16          Giant Food Stores                    40,250       68.42     09/30/07   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC                 0.00          TRW (Base Rent)                     112,000      100.00     08/31/07   NAP
GMAC               241.07          NAP                                                                    NAP
GMAC                 0.10          Sears, Roebuck & Co.                 30,325       49.58     08/23/07   NAP
GMAC                 0.00          NAP                                                                    NAP
GSMC               220.00                                                                                 NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GSMC                 0.40          CompUSA Computer Store #501          26,103       68.25     10/31/11   NAP
GMAC               205.00          NAP                                                                    NAP
DMG                  0.00          Kmart Corporation                    90,852      100.00     10/31/22   Yes
GMAC              1318.32          NAP                                                                    NAP
DMG                  0.00          Kmart Corporation                    91,266      100.00     10/31/22   Yes
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC               271.00          NAP                                                                    NAP
GMAC               212.00          NAP                                                                    NAP
GSMC                 0.10          BJ's Wholesale                      104,232      100.00     11/30/06   NAP
GMAC              1156.77          NAP                                                                    NAP
GMAC               265.01          NAP                                                                    NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GSMC                 0.15          Herberger's                          70,314       33.81     01/31/09   NAP
GMAC               150.00          NAP                                                                    NAP
GMAC               215.03          NAP                                                                    NAP
GSMC               250.00                                                                                 NAP
GMAC                 0.22          M & M Distributing                   14,568        9.23     07/31/98   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC               250.00          NAP                                                                    NAP
GSMC               250.00                                                                                 NAP
GMAC               250.00          NAP                                                                    NAP
GMAC               666.67          NAP                                                                    NAP
GMAC               250.00          Washoe Progressive Care Center       52,372      100.00     03/31/08   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC               250.00          NAP                                                                    NAP
GMAC               252.00          NAP                                                                    NAP
GSMC               977.95                                                                                 NAP
GMAC                 0.10          Sears Roebuck & Co                   23,175       66.64     09/12/07   NAP
GMAC               225.00          NAP                                                                    NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC                 1.05          Life Skills Foundation               19,783       30.01     10/31/03   NAP
GSMC               215.00                                                                                 NAP
GMAC                 0.17          Cellular One                          5,917       16.18     11/30/97   NAP
GMAC                 0.21          NAP                                                                    NAP
GMAC                 0.20          NAP                                                                    NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GMAC                 0.21          NAP                                                                    NAP
GSMC                 0.15          ISS Building Maintenance Inc         15,803       40.23     09/01/98   NAP
GMAC               255.96          NAP                                                                    NAP
GMAC                 0.00          TRW (Additional Rent)               112,000      100.00     08/31/07   NAP
GMAC                 1.96          Manhattan Chinese Culture             8,000       27.12     12/14/09   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GSMC                 0.67          Piggly Wiggly-Christain Supply       28,966       44.72     09/30/07   NAP
GSMC                50.00                                                                                 NAP
GMAC                 0.10          King's Garden                         8,560       30.39     09/30/05   NAP
GMAC                 1.77          Coast Federal Savings                18,000      100.00     06/30/08   NAP
GMAC                 1.60          B.K.V., INC.                         20,722       91.35     01/31/02   NAP
--------          -------          --------------------------------    -------      ------     --------  --------
GSMC                 0.07          Joseph Cory Delivery Serv Fl        180,000       61.43     07/31/02   NAP
GMAC               249.97          Phil Kramer Photography               2,800        5.91     06/30/00   NAP
GMAC                 1.18          The Wherehouse                        5,950       16.02     01/31/99   NAP
GMAC               220.00          NAP                                                                    NAP
GMAC                 1.03          First Coliseum                        6,478       21.48     10/30/01   NAP
--------          -------          --------------------------------    -------      ------     --------  --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN          YEAR         YEAR
SELLER       BUILT       RENOVATED
-------- -------------- -----------
GSMC          1993          NAP
GMAC          1965         1997
GMAC          1989          NAP
DMG           1996          NAP
GMAC          1990          NAP
--------   ---------     ---------
GMAC          1989          NAP
GMAC          1988          NAP
GMAC          1975          NAP
GSMC      1970 to 1974     1997
GMAC          1985          NAP
--------   ---------     ---------
GMAC          1971         1996
GSMC          1972          UAV
GMAC       1992-1993        NAP
DMG           1949          NAP
GMAC       1905/1971        NAP
--------   ---------     ---------
DMG           1991          NAP
DMG           1991          NAP
GSMC       1987/1988        NAP
GMAC        Various         NAP
GMAC          1973          NAP
--------   ---------     ---------
GMAC       1965-1969        NAP
GMAC          1987          NAP
GSMC          1990          NAP
GMAC          1996          NAP
GSMC          1987          NAP
--------   ---------     ---------
GMAC          1977       1997-1998
GMAC          1967         1988
GMAC          1958         1997
GMAC       1980-1983     1995-1996
GSMC         1980's       Ongoing
--------   ---------     ---------
GSMC          1996          NAP
GMAC          1986          NAP
DMG           1995          NAP
GMAC          1965         1997
DMG           1992          NAP
--------   ---------     ---------
GMAC          1947       1992-1997
GMAC          1968          NAP
GSMC          1986          NAP
GMAC          1983         1996
GMAC          1974         1997
--------   ---------     ---------
GSMC          1968         1978
GMAC          1997          NAP
GMAC          1964       1986-1996
GSMC          1965         1996
GMAC       1987-1988        NAP
--------   ---------     ---------
GMAC          1964         1996
GSMC        1981/82         NAP
GMAC       1972/1975     1993-1994
GMAC          1982       1994-1996
GMAC          1977         1987
--------   ---------     ---------
GMAC       1964-1967     1986-1994
GMAC          1971          NAP
GSMC          1968       1995-1997
GMAC          1959         1997
GMAC       1990-1991        NAP
--------   ---------     ---------
GMAC          1971         1996
GSMC          1972        1996/97
GMAC          1990          NAP
GMAC        Various       Various
GMAC          1906         1986
--------   ---------     ---------
GMAC          1914         1962
GSMC      1984 & 1986       NAP
GMAC        1971-72        1996
GMAC          1977       1997-1998
GMAC          1901       1993-1994
--------   ---------     ---------
GSMC       1987/1993        NAP
GSMC      1962 & 1977       NAP
GMAC          1990          NAP
GMAC          1984          NAP
GMAC       1900-1913       1996
--------   ---------     ---------
GSMC          1974         1997
GMAC       1854-1860       1983
GMAC       1985-1987        NAP
GMAC       Circa 1970    1995-1997
GMAC          1985       1995-1997
--------   ---------     ---------

LOAN      CONTROL      LOAN
SELLER    NUMBER      NUMBER                        PROPERTY NAME
-------- --------- ------------ -----------------------------------------------------
GSMC           104 M0124        Rivers Point Apartments
GMAC           105 GMAC4550     Amber Grove Apartments
GMAC           106 GMAC4600     Tivoli Apartments (formerly Maple Hills Apartments)
GSMC           107 1700019970   Cardiff Executive Center
GMAC           108 GMAC4340     Santa Fe Village Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           109 GMAC4500     Redwood Road Office
GMAC           110 GMAC4860     CVS Drugstore
GMAC           111 GMAC4620     Oakbrook Corporate Center
GSMC           112 1700020019   Lemon Creek Village Retail Ctr.
GMAC           113 GMAC4370     Madison Manor Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           114 GMAC4640     1110 Nasa Road One
GMAC           115 GMAC4820     Walnut Hills Convalescent Center
GMAC           116 GMAC4350     Cambridge Manor Apartments
GSMC           117 M0005        Woodstock Station Apartments
GMAC           118 GMAC4900     Union Block Building
--------       --- ----------   -----------------------------------------------------
GMAC           119 GMAC4630     11211 Katy Freeway
GMAC           120 GMAC4940     Stadium Club Apartments
GMAC           121 GMAC4560     Briarwest Shopping Center
GSMC           122 1700019960   Circuit City
GMAC           123 GMAC4450     Pine View Apartments
--------       --- ----------   -----------------------------------------------------
GSMC           124 O0037        Kirby Gate Professional Bldg.
GSMC           125 M0183        Pine Cone Apartments
GMAC           126 GMAC4770     Crystal Court Apartments II
GMAC           127 GMAC4320     Grand Oaks Commerce Center
GMAC           128 GMAC4740     Pamida Home Value Center
--------       --- ----------   -----------------------------------------------------
GSMC           129 M0093        Waterfront Apartments
GMAC           130 GMAC4750     West End Self Storage
GSMC           131 M0184        Orchard Court Apartments
GMAC           132 GMAC4080     630 Park Avenue
GMAC           133 GMAC4310     Green Mountain Village Retail Center
--------       --- ----------   -----------------------------------------------------
GMAC           134 GMAC4200     1510 North Broad Street
GMAC           135 GMAC4760     Crystal Court Apartments I
GMAC           136 GMAC4390     Hillcroft Plaza Office Building
GMAC           137 GMAC4430     Brixton Square Apartments
GMAC           138 GMAC4460     Longwood Apartments I
--------       --- ----------   -----------------------------------------------------
GSMC           139 R0199        Blockbuster Video
GSMC           140 M0006        Magnolia Gardens Apartments
GMAC           141 GMAC4780     Longwood Apartments II
GMAC           142 GMAC4470     Heatherwood Apartments II
GSMC           143 M0009        North Cobb Meadows Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           144 GMAC4360     Ferndale Manor Apartments

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN
SELLER                                ADDRESS                                        CITY               COUNTY
-------- ------------------------------------------------------------------ ----------------------- --------------
GSMC     21 Rivers Point Row                                                Charleston              Charleston
GMAC     4009 - 4031 Marconi Avenue                                         Sacramento              Sacramento
GMAC     1483 West Maple Road                                               Walled Lake             Oakland
GSMC     120 Birmingham Drive                                               Encinitas               San Diego
GMAC     4554 - 4616 Hercules Avenue                                        El Paso                 El Paso
-------- ------------------------------------------------------------------ ----------------------- --------------
GMAC     6243 South Redwood Road                                            Taylorsville            Salt Lake
GMAC     295 and 299 East Baltimore Pike                                    Media                   Delaware
GMAC     5815, 5825, 5835, 5845 and 5855 Live Oak Parkway                   Norcross                Gwinnett
GSMC     SWC of La Puente and Lemon Av.                                     Walnut                  Los Angeles
GMAC     1875 Jenkintown Road                                               Jenkintown              Montgomery
-------- ------------------------------------------------------------------ ----------------------- --------------
GMAC     1110 Nasa Road One                                                 Clear Lake              Harris
GMAC     3509 Rogge Lane                                                    Austin                  Travis
GMAC     804 Stoneridge Road                                                Wallkill                Orange
GSMC     109 Bentley Parkway                                                Woodstock               Cherokee
GMAC     716 Idaho Street                                                   Boise                   Ada
-------- ------------------------------------------------------------------ ----------------------- --------------
GMAC     11211 Katy Freeway                                                 Houston                 Harris
GMAC     210 Lanier Drive                                                   Statesboro              Bulloch
GMAC     6415 San Felipe                                                    Houston                 Harris
GSMC     1010 Mexico Boulevard                                              Brownsville             Cameron
GMAC     4801 North Pine Hills Road                                         Orlando                 Orange
-------- ------------------------------------------------------------------ ----------------------- --------------
GSMC     2900 Kirby Parkway                                                 Memphis                 Shelby
GSMC     617 Pine Cone Road                                                 Sartell                 Stearns
GMAC     1969 Crystal Grove Drive                                           Lakeland                Polk
GMAC     28016-28026 Oakland Oaks Court and 28003-28023 Center Oaks Court   Wixom                   Oakland
GMAC     East Highway 30 at 1st Street                                      Blair                   Washington
-------- ------------------------------------------------------------------ ----------------------- --------------
GSMC     400 River Avenue South                                             Sauk Rapids             Stearns
GMAC     9120 West Broad Street                                             Richmond                Henrico
GSMC     815 10th Avenue North                                              Sartell                 Stearns
GMAC     630 Park Avenue                                                    Upper Merion Township   Montgomery
GMAC     2950 South Bear Creek Boulevard                                    Lakewood                Jefferson
-------- ------------------------------------------------------------------ ----------------------- --------------
GMAC     1510 North Broad Street                                            Hillside                Union
GMAC     1969 Crystal Grove Drive                                           Lakeland                Polk
GMAC     6065 Hillcroft Avenue                                              Houston                 Harris
GMAC     4655 South Darlington Avenue                                       Tulsa                   Tulsa
GMAC     1524 Clearlake Road                                                Cocoa                   Brevard
-------- ------------------------------------------------------------------ ----------------------- --------------
GSMC     7970 Fredericksburg Road                                           San Antonio             Bexar
GSMC     134 Leake Street                                                   Cartersville            Bartow
GMAC     1524 Clearlake Road                                                Cocoa                   Brevard
GMAC     1005 North Hoagland Boulevard                                      Kissimmee               Osceola
GSMC     4521 Grogan Street                                                 Acworth                 Cobb
-------- ------------------------------------------------------------------ ----------------------- --------------
GMAC     9984 Ferndale Street                                               Philadelphia            Philadelphia

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN                                     PROPERTY       OWNERSHIP    CROSSED      RELATED
SELLER        STATE        ZIP CODE        TYPE         INTEREST    LOAN GROUP     LOANS
-------- ---------------- ---------- ----------------- ----------- ------------ ------------
GSMC     South Carolina     29412    Multifamily           Fee         NAP           No
GMAC     California         95821    Multifamily           Fee         NAP           No
GMAC     Michigan           48390    Multifamily           Fee         NAP           No
GSMC     California         92007    Office                Fee         NAP           No
GMAC     Texas              79904    Multifamily           Fee         NAP           No
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GMAC     Utah               84123    Office                Fee         NAP           No
GMAC     Pennsylvania       19063    Retail                Fee         NAP           No
GMAC     Georgia            30093    Office                Fee         NAP           No
GSMC     California         91789    Retail                Fee         NAP           No
GMAC     Pennsylvania       19046    Multifamily           Fee         NAP           No
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GMAC     Texas              77058    Office                Fee          3            G
GMAC     Texas              78723    Skilled Nursing       Fee         NAP           B
GMAC     New York           10940    Multifamily           Fee         NAP           No
GSMC     Georgia            30188    Multifamily           Fee         NAP       David Petro
GMAC     Idaho              83702    Mixed Use             Fee         NAP           No
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GMAC     Texas              77079    Office                Fee          3            G
GMAC     Georgia            30458    Multifamily           Fee         NAP           I
GMAC     Texas              77057    Retail                Fee         NAP           No
GSMC     Texas              78520    Retail                Fee         NAP           No
GMAC     Florida            32808    Multifamily           Fee         NAP           I
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GSMC     Tennessee          38119    Office                Fee         NAP           No
GSMC     Minnesota          56377    Multifamily           Fee      Lakeridge    Lakeridge
GMAC     Florida            33801    Multifamily           Fee         NAP           I
GMAC     Michigan           48393    Industrial            Fee         NAP           No
GMAC     Nebraska           68008    Retail                Fee         NAP           No
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GSMC     Minnesota          56379    Multifamily           Fee      Lakeridge    Lakeridge
GMAC     Virginia           23228    Self-Storage       Leasehold      NAP           No
GSMC     Minnesota          56377    Multifamily           Fee      Lakeridge    Lakeridge
GMAC     Pennsylvania       19406    Office                Fee         NAP           No
GMAC     Colorado           80228    Retail                Fee         NAP           No
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GMAC     New Jersey         07205    Multifamily           Fee         NAP           No
GMAC     Florida            33801    Multifamily           Fee         NAP           I
GMAC     Texas              77081    Office                Fee         NAP           G
GMAC     Oklahoma           74135    Multifamily           Fee         NAP           No
GMAC     Florida            32922    Multifamily           Fee         NAP           I
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GSMC     Texas              78242    Retail                Fee         NAP           No
GSMC     Georgia            30120    Multifamily           Fee         NAP       David Petro
GMAC     Florida            32922    Multifamily           Fee         NAP           I
GMAC     Florida            34741    Multifamily           Fee         NAP           I
GSMC     Georgia            30103    Multifamily           Fee         NAP       David Petro
-------- ----------------   -----    ----------------- ----------- ------------ ------------
GMAC     Pennsylvania       19115    Multifamily           Fee         NAP           No

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       % OF AGGREGATE
LOAN      ORIGINAL     CUT-OFF DATE    CUT-OFF DATE     INTEREST                                    MORTGAGE
SELLER    BALANCE        BALANCE         BALANCE          TYPE             ACCRUAL METHOD             RATE
-------- ------------ -------------- ---------------- ------------ ------------------------------- ----------
GSMC       2,425,000       2,423,093      0.23%          Fixed     30 Month-Days / 360 Year-Days   7.21000%
GMAC       2,400,000       2,398,263      0.22%          Fixed     30 Month-Days / 360 Year-Days   7.62500%
GMAC       2,400,000       2,398,251      0.22%          Fixed     30 Month-Days / 360 Year-Days   7.59000%
GSMC       2,300,000       2,290,043      0.21%          Fixed     Actual Days / 360 Year-Days     9.37500%
GMAC       2,250,000       2,238,368      0.21%          Fixed     30 Month-Days / 360 Year-Days   9.07000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GMAC       2,200,000       2,198,600      0.20%          Fixed     30 Month-Days / 360 Year-Days   8.26000%
GMAC       2,100,000       2,100,000      0.20%          Fixed     30 Month-Days / 360 Year-Days   7.37500%
GMAC       2,100,000       2,098,661      0.20%          Fixed     30 Month-Days / 360 Year-Days   8.25000%
GSMC       2,025,000       2,016,732      0.19%          Fixed     Actual Days / 360 Year-Days     8.62500%
GMAC       2,040,000       2,009,091      0.19%          Fixed     30 Month-Days / 360 Year-Days   8.98000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GMAC       2,000,000       1,998,631      0.19%          Fixed     30 Month-Days / 360 Year-Days   7.90000%
GMAC       2,000,000       1,998,072      0.19%          Fixed     Actual Days / 360 Year-Days     8.53000%
GMAC       2,000,000       1,948,902      0.18%          Fixed     30 Month-Days / 360 Year-Days   8.12500%
GSMC       1,900,000       2,169,812      0.20%          Fixed     Actual Days / 360 Year-Days     8.59000%
GMAC       1,800,000       1,797,948      0.17%          Fixed     30 Month-Days / 360 Year-Days   7.50000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GMAC       1,750,000       1,748,802      0.16%          Fixed     30 Month-Days / 360 Year-Days   7.90000%
GMAC       1,750,000       1,748,122      0.16%          Fixed     30 Month-Days / 360 Year-Days   7.87500%
GMAC       1,700,000       1,698,325      0.16%        Adjustable  30 Month-Days / 360 Year-Days   8.71875%
GSMC       1,690,000       1,680,939      0.16%          Fixed     Actual Days / 360 Year-Days     9.00000%
GMAC       1,620,000       1,618,857      0.15%          Fixed     30 Month-Days / 360 Year-Days   7.75000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GSMC       1,600,000       1,598,948      0.15%          Fixed     Actual Days / 360 Year-Days     8.10000%
GSMC       1,542,000       1,540,907      0.14%          Fixed     Actual Days / 360 Year-Days     7.73000%
GMAC       1,494,000       1,492,891      0.14%          Fixed     30 Month-Days / 360 Year-Days   7.50000%
GMAC       1,500,000       1,490,719      0.14%          Fixed     30 Month-Days / 360 Year-Days   7.26000%
GMAC       1,390,000       1,389,065      0.13%          Fixed     30 Month-Days / 360 Year-Days   7.99000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GSMC       1,377,000       1,376,024      0.13%          Fixed     Actual Days / 360 Year-Days     7.73000%
GMAC       1,375,000       1,373,619      0.13%          Fixed     30 Month-Days / 360 Year-Days   8.28000%
GSMC       1,370,000       1,369,029      0.13%          Fixed     Actual Days / 360 Year-Days     7.73000%
GMAC       1,350,000       1,347,504      0.13%          Fixed     30 Month-Days / 360 Year-Days   8.45000%
GMAC       1,300,000       1,298,267      0.12%          Fixed     30 Month-Days / 360 Year-Days   8.05000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GMAC       1,300,000       1,295,925      0.12%          Fixed     30 Month-Days / 360 Year-Days   8.08000%
GMAC       1,222,000       1,221,093      0.11%          Fixed     30 Month-Days / 360 Year-Days   7.50000%
GMAC       1,150,000       1,142,722      0.11%          Fixed     30 Month-Days / 360 Year-Days   8.93000%
GMAC       1,140,000       1,138,386      0.11%          Fixed     30 Month-Days / 360 Year-Days   7.75000%
GMAC       1,037,000       1,036,268      0.10%          Fixed     30 Month-Days / 360 Year-Days   7.75000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GSMC       1,000,000         999,373      0.09%          Fixed     Actual Days / 360 Year-Days     8.33000%
GSMC         750,000         747,302      0.07%          Fixed     Actual Days / 360 Year-Days     8.27500%
GMAC         711,000         710,472      0.07%          Fixed     30 Month-Days / 360 Year-Days   7.50000%
GMAC         710,000         709,499      0.07%          Fixed     30 Month-Days / 360 Year-Days   7.75000%
GSMC         700,000         697,955      0.07%          Fixed     Actual Days / 360 Year-Days     8.25000%
--------   ---------       ---------       ----       ------------ ------------------------------- -------
GMAC         525,000         504,808      0.05%        Adjustable  Silent                          8.62500%
                           ---------
                       1,072,702,289
                       =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             ORIGINAL          REMAINING        ORIGINAL      REMAINING                    FIRST
LOAN          TERM TO           TERM TO       AMORTIZATION   AMORTIZATION   ORIGINATION   PAYMENT    MATURITY
SELLER    MATURITY OR ARD   MATURITY OR ARD       TERM           TERM          DATE         DATE       DATE
-------- ----------------- ----------------- -------------- -------------- ------------- ---------- ----------
GSMC            120               119             360            359         10/17/97     12/01/97  10/31/07
GMAC            120               119             360            359         10/09/97     12/01/97   11/01/07
GMAC            120               119             360            359         10/20/97     12/01/97   11/01/07
GSMC            120               114             300            294         05/20/97     07/01/97  05/31/07
GMAC            120               113             324            317         04/16/97     06/01/97  05/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            132               131             360            359         10/02/97     12/01/97   11/01/08
GMAC            240               240             240            240         11/07/97     01/01/98  12/01/17
GMAC            120               119             360            359         10/20/97     12/01/97   11/01/07
GSMC            180               175             300            295         06/26/97     08/01/97  06/30/12
GMAC            120               104             300            284         07/30/96     09/01/96  08/01/06
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            84                83              360            359         10/25/97     12/01/97  10/31/04
GMAC            120               119             312            311         10/27/97     12/01/97   11/01/07
GMAC            120               97              300            277         12/22/95     02/01/96  01/01/06
GSMC            120               115             360            355         06/13/97     08/01/97  06/30/07
GMAC            120               119             300            299         10/31/97     12/01/97   11/01/07
--------        ---               ---             ---            ---         --------     --------   --------
GMAC            84                83              360            359         10/23/97     12/01/97  10/31/04
GMAC            84                83              300            299         10/31/97     12/01/97   11/01/04
GMAC            84                83              300            299         10/10/97     12/01/97   11/01/04
GSMC            181               173             300            292         04/14/97     05/01/97  04/14/12
GMAC            84                83              360            359         10/01/97     12/01/97   11/01/04
--------        ---               ---             ---            ---         --------     --------   --------
GSMC            120               119             360            359         10/08/97     12/01/97  10/31/07
GSMC            120               119             360            359         10/30/97     12/01/97  10/31/07
GMAC            84                83              360            359         10/31/97     12/01/97   11/01/04
GMAC            120               118             180            178         09/22/97     11/01/97  10/01/07
GMAC            120               119             360            359         10/31/97     12/01/97   11/01/07
--------        ---               ---             ---            ---         --------     --------   --------
GSMC            120               119             360            359         10/30/97     12/01/97  10/31/07
GMAC            120               119             300            299         10/31/97     12/01/97   11/01/07
GSMC            120               119             360            359         10/30/97     12/01/97  10/31/07
GMAC            84                81              360            357         08/15/97     10/01/97  09/01/04
GMAC            120               118             360            358         09/25/97     11/01/97  10/01/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            120               117             300            297         08/29/97     10/01/97  09/01/07
GMAC            84                83              360            359         10/31/97     12/01/97   11/01/04
GMAC            84                73              360            349         12/09/96     02/01/97  01/01/04
GMAC            120               118             360            358         10/01/97     11/01/97  10/01/07
GMAC            84                83              360            359         10/01/97     12/01/97   11/01/04
--------        ---               ---             ---            ---         --------     --------   --------
GSMC            120               119             360            359         10/24/97     12/01/97  10/31/07
GSMC            120               116             300            296         07/11/97     09/01/97  07/31/07
GMAC            84                83              360            359         10/31/97     12/01/97   11/01/04
GMAC            84                83              360            359         10/01/97     12/01/97   11/01/04
GSMC            121               117             324            320         07/31/97     09/01/97  08/31/07
--------        ---               ---             ---            ---         --------     --------  --------
GMAC            300               263             300            263         11/01/94     12/01/94   11/01/19

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN          BALLOON        BALLOON OR ARD                  PREPAYMENT                  PAYMENTS     ANNUAL
SELLER          FLAG            BALANCE                      PROVISION                   PER YEAR   DEBT SERVICE
-------- ------------------ ---------------- ------------------------------------------ ---------- -------------
GSMC          Balloon          2,095,006     Lock/36_Def/84                                 12        197,724
GMAC          Balloon          2,088,776     (greater than) 1% or YM/114_0%/6               12        203,845
GMAC          Balloon          2,087,189     LOCK_/1 (greater than) 1% or YM/112_0%/7       12        203,152
GSMC          Balloon          1,972,173     Lock/60_ (greater than) YM or 1%/54_0%/6       12        238,746
GMAC          Balloon          1,934,416     (greater than) 1% or YM/113_0%/7               12        223,567
-------- ------------------    ---------     ----------------------------------------       --        -------
GMAC          Balloon          1,900,378     (greater than) 1% or YM/126_0%/6               12        198,520
GMAC      Fully Amortizing         0         LOCK/1_ (greater than) 1% or YM/232_0%/7       12        201,088
GMAC          Balloon          1,851,571     LOCK/1_ (greater than) 1% or YM/112_0%/7       12        189,319
GSMC          Balloon          1,399,616     Lock/84_ (greater than) YM or 1%/90_0%/6       12        197,721
GMAC          Balloon          1,687,105     (greater than) 1% or YM/113_0%/7               12        205,100
-------- ------------------    ---------     ----------------------------------------       --        -------
GMAC          Balloon          1,847,043     LOCK/2_ (greater than) 1% or YM/75_0%/7        12        174,433
GMAC          Balloon          1,672,658     (greater than) 1% or YM/113_0%/7               12        193,740
GMAC          Balloon          1,620,375     (greater than) 1% or YM/114_0%/6               12        187,228
GSMC          Balloon          1,970,428     Lock/48_ (greater than) YM or 1%/65_0%/7       12        202,433
GMAC          Balloon          1,434,915     LOCK/2_ (greater than) 1% or YM/111_0%/7       12        159,622
-------- ------------------    ---------     -----------------------------------------      --        -------
GMAC          Balloon          1,616,162     LOCK/2_ (greater than) 1% or YM/75_0%/7        12        152,629
GMAC          Balloon          1,540,457     (greater than) 1% or YM/78_0%/6                12        160,346
GMAC          Balloon          1,519,712     LOCK/23_1%/55_0%/6                             12        167,276
GSMC          Balloon          1,189,771     Lock/90_ (greater than) YM or 1%/84_0%/7       12        170,189
GMAC          Balloon          1,493,009     (greater than) 1% or YM/78_0%/6                12        139,271
-------- ------------------    ---------     ----------------------------------------       --        -------
GSMC          Balloon          1,435,669     Lock/25_Def/95                                 12        142,224
GSMC          Balloon          1,371,539     Lock/25_Def/88_0%/7                            12        132,309
GMAC          Balloon          1,372,000     (greater than) 1% or YM/78_0%/6                12        125,355
GMAC          Balloon           687,680      (greater than) 1% or YM/114_0%/6               12        164,417
GMAC          Balloon          1,219,122     (greater than) 1% or YM/113_0%/7               12        122,276
-------- ------------------    ---------     ----------------------------------------       --        -------
GSMC          Balloon          1,224,779     Lock/25_Def/88_0%/7                            12        118,152
GMAC          Balloon          1,118,317     (greater than) 1% or YM/113_0%/7               12        130,425
GSMC          Balloon          1,218,552     Lock/25_Def/88_0%/7                            12        117,551
GMAC          Balloon          1,255,779     LOCK/1_ (greater than) 1% or YM/77_0%/6        12        123,990
GMAC          Balloon          1,141,592     (greater than) 1% or YM/113_0%/7               12        115,011
-------- ------------------    ---------     ----------------------------------------       --        -------
GMAC          Balloon          1,052,051     (greater than) 1% or YM/113_0%/7               12        121,231
GMAC          Balloon          1,122,212     (greater than) 1% or YM/78_0%/6                12        102,533
GMAC          Balloon          1,075,989     (greater than) 1% or YM/77_0%/7                12        110,344
GMAC          Balloon           994,837      LOCK/1_ (greater than) 1% or YM/112_0%/7       12        98,005
GMAC          Balloon           955,709      (greater than) 1% or YM/78_0%/6                12        89,150
-------- ------------------    ---------     ----------------------------------------       --        -------
GSMC          Balloon           902,042      Lock/25_Def/95                                 12        90,828
GSMC          Balloon           624,468      Lock/48_ (greater than) YM or 1%/65_0%/7       12        71,111
GMAC          Balloon           652,941      (greater than) 1% or YM/78_0%/6                12        59,657
GMAC          Balloon           654,344      (greater than) 1% or YM/78_0%/6                12        61,038
GSMC          Balloon           603,503      Lock/48_ (greater than) YM or 1%/66_0%/7       12        64,787
-------- ------------------    ---------     -----------------------------------------      --        -------
GMAC      Fully Amortizing         0         3%/12_2%/12_1%/12_0%/264                       12        51,347

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

LOAN      CONTROL      LOAN
SELLER    NUMBER      NUMBER                        PROPERTY NAME
-------- --------- ------------ -----------------------------------------------------
GSMC           104 M0124        Rivers Point Apartments
GMAC           105 GMAC4550     Amber Grove Apartments
GMAC           106 GMAC4600     Tivoli Apartments (formerly Maple Hills Apartments)
GSMC           107 1700019970   Cardiff Executive Center
GMAC           108 GMAC4340     Santa Fe Village Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           109 GMAC4500     Redwood Road Office
GMAC           110 GMAC4860     CVS Drugstore
GMAC           111 GMAC4620     Oakbrook Corporate Center
GSMC           112 1700020019   Lemon Creek Village Retail Ctr.
GMAC           113 GMAC4370     Madison Manor Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           114 GMAC4640     1110 Nasa Road One
GMAC           115 GMAC4820     Walnut Hills Convalescent Center
GMAC           116 GMAC4350     Cambridge Manor Apartments
GSMC           117 M0005        Woodstock Station Apartments
GMAC           118 GMAC4900     Union Block Building
--------       --- ----------   -----------------------------------------------------
GMAC           119 GMAC4630     11211 Katy Freeway
GMAC           120 GMAC4940     Stadium Club Apartments
GMAC           121 GMAC4560     Briarwest Shopping Center
GSMC           122 1700019960   Circuit City
GMAC           123 GMAC4450     Pine View Apartments
--------       --- ----------   -----------------------------------------------------
GSMC           124 O0037        Kirby Gate Professional Bldg.
GSMC           125 M0183        Pine Cone Apartments
GMAC           126 GMAC4770     Crystal Court Apartments II
GMAC           127 GMAC4320     Grand Oaks Commerce Center
GMAC           128 GMAC4740     Pamida Home Value Center
--------       --- ----------   -----------------------------------------------------
GSMC           129 M0093        Waterfront Apartments
GMAC           130 GMAC4750     West End Self Storage
GSMC           131 M0184        Orchard Court Apartments
GMAC           132 GMAC4080     630 Park Avenue
GMAC           133 GMAC4310     Green Mountain Village Retail Center
--------       --- ----------   -----------------------------------------------------
GMAC           134 GMAC4200     1510 North Broad Street
GMAC           135 GMAC4760     Crystal Court Apartments I
GMAC           136 GMAC4390     Hillcroft Plaza Office Building
GMAC           137 GMAC4430     Brixton Square Apartments
GMAC           138 GMAC4460     Longwood Apartments I
--------       --- ----------   -----------------------------------------------------
GSMC           139 R0199        Blockbuster Video
GSMC           140 M0006        Magnolia Gardens Apartments
GMAC           141 GMAC4780     Longwood Apartments II
GMAC           142 GMAC4470     Heatherwood Apartments II
GSMC           143 M0009        North Cobb Meadows Apartments
--------       --- ----------   -----------------------------------------------------
GMAC           144 GMAC4360     Ferndale Manor Apartments

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                 UW                    UW                            CUT-OFF
LOAN      1995      1995      1996      1996     UNDERWRITTEN    NOI   UNDERWRITTEN    NCF   APPRAISED   APPRAISAL    DATE
SELLER     NOI       NCF       NOI       NCF         NOI        DSCR       NCF        DSCR     VALUE       DATE        LTV
-------- --------- --------- --------- --------- -------------- ------ -------------- ------ ----------- ----------- ---------
GSMC            0         0         0         0     382,721      1.94     346,421     1.75    3,530,000    08/04/97   68.64
GMAC            0         0   147,066    61,904     287,561      1.41     259,330     1.27    3,200,000    07/15/97   74.95
GMAC      185,046   185,046   174,607   174,607     272,022      1.34     253,382     1.25    2,750,000    08/20/97   87.21
GSMC      237,539   218,819   230,157   218,985     325,319      1.36     286,150     1.20    3,750,000    04/23/97   61.07
GMAC      300,385   255,963   228,034   207,103     330,061      1.48     285,126     1.28    3,800,000    12/26/96   58.90
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GMAC            0         0         0         0     319,786      1.61     286,424     1.44    3,100,000    08/01/97   70.92
GMAC            0         0         0         0     220,029      1.09     218,623     1.09    2,600,000    09/17/97   80.77
GMAC      160,616   111,766   184,433   150,197     336,401      1.78     275,693     1.46    2,800,000    07/16/97   74.95
GSMC      296,045   294,453   309,850   294,686     309,120      1.56     276,385     1.40    3,100,000    06/20/97   65.06
GMAC      274,935   274,935   323,478   323,478     280,026      1.37     262,026     1.28    2,575,000    06/05/96   78.02
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GMAC            0         0         0         0     293,452      1.78     241,235     1.42    2,800,000    08/12/97   71.38
GMAC      262,277   262,277   473,267   473,267     535,275      2.76     535,275     2.76    3,500,000    07/26/97   57.09
GMAC      250,282   224,632   238,181   221,208     250,711      1.34     234,711     1.25    2,750,000    04/26/95   70.87
GSMC      283,705   283,705   276,762   255,545     299,666      1.48     287,066     1.42    3,100,000    02/14/97   69.99
GMAC            0         0         0         0     278,396      1.74     276,999     1.74    2,950,000    09/18/97   60.95
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GMAC            0         0         0         0     287,150      1.78     223,835     1.42    2,850,000    08/12/97   61.36
GMAC      258,548   258,548   264,635   264,635     253,823      1.58     241,823     1.51    2,800,000    08/22/97   62.43
GMAC      226,730   226,730   224,577   224,577     245,294      1.47     215,944     1.29    2,700,000    07/18/97   62.90
GSMC            0         0   207,541   206,379     203,211      1.19     199,726     1.17    2,490,000    04/02/97   67.51
GMAC      204,760   204,760   236,589   236,589     215,185      1.55     194,255     1.39    2,550,000    06/17/97   63.48
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GSMC      181,475   179,723   173,357    77,233     230,703      1.62     191,478     1.35    2,300,000    06/02/97   69.52
GSMC      194,810   194,810   198,333   198,333     182,988      1.43     171,028     1.34    2,100,000    08/27/97   73.38
GMAC      180,791   180,791   191,858   191,858     192,127      1.53     176,127     1.41    1,900,000    08/11/97   78.57
GMAC      496,472   496,472   527,145   527,145     511,695      3.11     458,112     2.79    5,800,000    07/15/97   25.70
GMAC            0         0         0         0     180,653      1.48     159,835     1.31    1,950,000    06/30/97   71.23
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GSMC      197,353   197,353   189,410   189,410     174,639      1.43     163,639     1.34    1,910,000    08/27/97   72.04
GMAC            0         0   114,677   114,677     202,544      1.55     198,401     1.52    2,000,000    05/20/97   68.68
GSMC            0         0   228,592   228,592     168,321      1.43     159,321     1.34    1,900,000    08/27/97   72.05
GMAC       83,700    83,700   112,608   107,608     196,802      1.59     160,752     1.30    1,850,000    07/14/97   72.84
GMAC            0         0         0         0     199,768      1.74     180,615     1.57    1,830,000    07/22/97   70.94
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GMAC      209,009   209,009   214,153   214,153     179,950      1.48     169,246     1.40    1,800,000    07/01/97   72.00
GMAC      164,010   164,010   170,689   170,689     168,776      1.65     154,376     1.51    1,765,000    08/11/97   69.18
GMAC       91,750    91,750    77,166    77,166     196,701      1.78     153,514     1.39    1,550,000    11/20/96   73.72
GMAC      124,396   124,396   145,350   108,450     163,404      1.67     144,204     1.47    1,470,000    08/24/97   77.44
GMAC      130,725   130,725   136,911   136,911     143,843      1.61     129,343     1.45    1,630,000    07/02/97   63.57
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GSMC            0         0         0         0     123,904      1.36     122,929     1.35    1,355,000    08/14/97   73.75
GSMC      100,661    86,199   112,635    85,746     124,572      1.75     111,572     1.57    1,175,000    04/15/97   63.60
GMAC       85,153    85,153    87,489    87,489      91,833      1.54      84,633     1.42      970,000    07/02/97   73.24
GMAC      108,932   108,932   107,629   107,629     111,346      1.82     101,096     1.66    1,130,000    06/25/97   62.79
GSMC      123,874   123,874   130,076   130,076     131,421      2.03     121,521     1.88    1,350,000    05/30/97   51.70
--------  -------   -------   -------   -------     -------      ----     -------     ----    ---------    --------   -----
GMAC       76,895    76,895    54,977    54,977      70,533      1.37      66,033     1.29      850,000    08/20/94   59.39

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            SCHEDULED     SQ FT, UNIT,                   LOAN PER                                  TOTAL
LOAN      MATURITY DATE     BED, PAD                   SQ FT, UNIT,      OCCUPANCY    OCCUPANCY    ANNUAL
SELLER     OR ARD LTV       OR ROOM       UNIT TYPE  BED, PAD OR ROOM   PERCENTAGE   AS OF DATE   RESERVES
--------  --------------- -------------- ----------- ------------------ ------------ ------------ ----------
GSMC           59.35            132         Units        18,356.77           98        10/09/97     36,300
GMAC           65.27            109         Units        22,002.41           96        09/30/97     28,231
GMAC           75.90             80         Units        29,978.13           98        10/15/97     18,636
GSMC           52.59          18793         Sq Ft           121.86           97        04/01/97      3,759
GMAC           50.91            209         Units        10,709.90           93        09/22/97     44,940
--------       -----          -----      -----------     ---------           --        --------     ------
GMAC           61.30          24547        Sq.Ft.            89.57           95        09/22/97      2,460
GMAC            0.00           9370        Sq.Ft.           224.12          100        09/21/97      1,406
GMAC           66.13          46194        Sq.Ft.            45.43           86        10/15/97      4,620
GSMC           45.15          23500         Sq Ft            85.82          100        06/12/97      3,525
GMAC           65.52             80         Units        25,113.64           90        07/17/97     18,000
--------       -----          -----      -----------     ---------          ---        --------     ------
GMAC           65.97          59762        Sq.Ft.            33.44          100        10/03/97     52,008
GMAC           47.79            120         Beds         16,650.60           91        06/30/97     28,250
GMAC           58.92             79         Units        24,669.65           80        07/31/96     16,000
GSMC           63.56             56         Units        38,746.64           96        10/27/97     12,600
GMAC           48.64          27933        Sq.Ft.            64.37          100        10/31/97          0
--------       -----          -----      -----------     ---------          ---        --------     ------
GMAC           56.71          78119        Sq.Ft.            22.39           98        10/03/97     63,444
GMAC           55.02             60         Units        29,135.37           80        06/30/97     12,000
GMAC           56.29          25323        Sq.Ft.            67.07           86        07/20/97      6,307
GSMC           47.78          23236         Sq Ft            72.34          100        09/18/97      2,324
GMAC           58.55             92         Units        17,596.27           94        09/05/97     20,930
--------       -----          -----      -----------     ---------          ---        --------     ------
GSMC           62.42          26208         Sq Ft            61.01          100        10/08/97     12,842
GSMC           65.31             46         Units        33,497.98           96        10/31/97     11,960
GMAC           72.21             80         Units        18,661.14           95        08/31/97     16,000
GMAC           11.86          83508        Sq.Ft.            17.85          100        04/29/97          0
GMAC           62.52          42583        Sq.Ft.            32.62          100        07/30/97     40,516
--------       -----          -----      -----------     ---------          ---        --------     ------
GSMC           64.12             55         Units        25,018.62          100        10/24/97     11,000
GMAC           55.92            424         Units         3,239.67           80        06/19/97      4,140
GSMC           64.13             45         Units        30,422.87           99        11/01/97      9,000
GMAC           67.88          21986        Sq.Ft.            61.29          100        03/20/97     33,492
GMAC           62.38          16806        Sq.Ft.            77.25          100        09/15/97     18,180
--------       -----          -----      -----------     ---------          ---        --------     ------
GMAC           58.45             48         Units        26,998.44           98        05/31/97     10,704
GMAC           63.58             72         Units        16,959.63           99        08/31/97     14,400
GMAC           69.42          61182        Sq.Ft.            18.68           93        10/01/97     44,275
GMAC           67.68             96         Units        11,858.18           96        09/24/97     19,200
GMAC           58.63             60         Units        17,271.14           95        09/03/97     14,500
--------       -----          -----      -----------     ---------          ---        --------     ------
GSMC           66.57           6500         Sq Ft           153.75          100        10/17/97        975
GSMC           53.15             52         Units        14,371.19          100        05/31/97     13,000
GMAC           67.31             36         Units        19,735.34          100        08/31/97      7,200
GMAC           57.91             41         Units        17,304.85           98        09/03/97     10,250
GSMC           44.70             36         Units        19,387.64          100        07/24/97      9,900
--------       -----          -----      -----------     ---------          ---        --------     ------
GMAC            0.00             30         Units        16,826.93           90        04/01/97      4,500

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   TOTAL
               REQUIRED ANNUAL                                  TENANT      SQ FT AS
LOAN            RESERVES PER                                  AREA LEASED     % OF       LEASE     CREDIT      YEAR        YEAR
SELLER           UNIT/SQ FT              TENANT NAME           (SQ. FT.)      NSF      EXP. DATE    LEASE      BUILT    RENOVATED
--------  --------------------- ------------------------------------------- ---------- ----------- -------- ---------- -----------
GSMC               275.00                                                                           NAP        1979        1997
GMAC               259.00       NAP                                                                 NAP        1968        1997
GMAC               232.95       NAP                                                                 NAP        1974        1995
GSMC                 0.20       Law Offices                       3,222        17.14     01/31/99   NAP        1990        NAP
GMAC               215.02       NAP                                                                 NAP      1967-1977  1995-1996
--------           ------       ------------------------------                                     --------  ---------  ---------
GMAC                 0.10       Open Imaging of Utah              6,298        25.66     09/10/07   NAP        1997        NAP
GMAC                 0.15       CVS Drugstores                    9,370       100.00     01/31/18   NAP        1997        NAP
GMAC                 0.10       Hewitt Coleman & Associates       2,750         5.95     12/31/98   NAP        1985        NAP
GSMC                 0.15       Barby's Hallmark                  2,800        11.91     05/31/97   NAP        1984        NAP
GMAC               225.00       NAP                                                                 NAP        1963        NAP
--------           ------       ------------------------------                                     --------  ---------  ---------
GMAC                 0.87       CAE Electronic, Inc.              4,939         8.26     08/14/99   NAP        1975        NAP
GMAC               235.42       NAP                                                                 NAP        1978        1993
GMAC               202.53       NAP                                                                 NAP        1973        NAP
GSMC               225.00                                                                           NAP        1985        1993
GMAC                 0.00       Evans Group, Inc.                 9,001        32.22     11/26/01   NAP        1905     1995-1997
--------           ------       ------------------------------    -----       ------     --------  --------  ---------  ---------
GMAC                 0.81       American Ecology Corp.            9,683        12.40     02/28/99   NAP        1977        NAP
GMAC               200.00       NAP                                                                 NAP        1988        NAP
GMAC                 0.25       Pilgrim Cleaners                  3,088        12.19     08/31/02   NAP        1972        NAP
GSMC                 0.10       Circuit City Stores, Inc.        23,236       100.00     05/01/12   NAP        1994        NAP
GMAC               227.50       NAP                                                                 NAP        1988        NAP
--------           ------       ------------------------------                                     --------  ---------  ---------
GSMC                 0.49       Methodist Primary Care Assoc.     5,191        19.81     07/31/99   NAP        1988        NAP
GSMC               260.00                                                                           NAP        1991        NAP
GMAC               200.00       NAP                                                                 NAP        1986        NAP
GMAC                 0.00       Kelsey Hayes                     38,039        45.55     02/28/02   NAP      1989-1990     NAP
GMAC                 0.95       Pamida, Inc.                     42,583       100.00     10/31/20   NAP        1995        NAP
--------           ------       ------------------------------   ------       ------     --------  --------  ---------  ---------
GSMC               200.00                                                                           NAP        1992        NAP
GMAC                 9.76       NAP                                                                 NAP        1982     1995-1996
GSMC               200.00                                                                           NAP        1995        NAP
GMAC                 1.52       SmithKline Beecham Corp.         21,986       100.00     02/28/98   NAP        1971        1993
GMAC                 1.08       DT Enterprises (Video)            2,520        14.99     11/01/01   NAP        1996        NAP
--------           ------       ------------------------------   ------       ------     --------  --------  ---------  ---------
GMAC               223.00       NAP                                                                 NAP        1943        NAP
GMAC               200.00       NAP                                                                 NAP        1982        NAP
GMAC                 0.72       Center for Orthopedic Medicine    4,832         7.90     12/14/97   NAP        1971        1994
GMAC               200.00       NAP                                                                 NAP        1973        1997
GMAC               241.67       NAP                                                                 NAP        1981        NAP
--------           ------       ------------------------------                                     --------  ---------  ---------
GSMC                 0.15       Blockbuster Video, Inc            6,500       100.00     05/31/07   NAP        1997        NAP
GSMC               250.00                                                                           NAP        1966        NAP
GMAC               200.00       NAP                                                                 NAP        1982        NAP
GMAC               250.00       NAP                                                                 NAP        1982        NAP
GSMC               275.00                                                                           NAP        1983        1992
                                                                                                                       (Exterior)
--------           ------                                                                          --------  --------- -----------
GMAC               150.00       NAP                                                                 NAP        1970        NAP

                      DISTRIBUTION OF AMORTIZATION TYPES

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -----------------------------------
                         MORTGAGE    PRINCIPAL      PRINCIPAL
AMORTIZATION TYPE         LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
----------------------------------------------------------------------------------------------------
Balloon................    121     $  852,680,271      79.49%   $  697,955 $165,290,099 $ 7,046,944
Fully Amortizing.......     16        134,480,864      12.54       504,808   22,622,389   8,405,054
Hyper Amortizing.......      7         85,541,154       7.97     3,600,000   26,680,617  12,220,165
                        --------- --------------  ------------- ---------  ------------ ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%   $  504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= =========  ============ ============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                 WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO  AVERAGE   AVERAGE    WEIGHTED
                     --------------------------- MORTGAGE  REMAINING   AVERAGE
                                        WEIGHTED  INTEREST  TERM TO  CUT-OFF DATE
AMORTIZATION TYPE      MINIMUM  MAXIMUM AVERAGE    RATE     MATURITY     LTV
----------------------------------------------------------------------------------
Balloon ............      1.16    3.72     1.42     7.9229%   116.5       72.86%
Fully Amortizing....      1.00    1.63     1.11     8.6714    303.3       73.07
Hyper Amortizing.......   1.24    1.56     1.31     7.5015    118.3       77.62
                        ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%   140.0       73.27%
                        ======= =======  ======== ========  ========= ============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -----------------------------------
RANGE OF                 MORTGAGE    PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS        LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM        AVERAGE
----------------------------------------------------------------------------------------------------
111 - 130..............      2     $    5,935,334       0.55%    $2,952,486 $  2,982,848  $2,967,667
171 - 190..............      4         16,606,546       1.55      1,490,719    6,731,400   4,151,636
231 - 250..............      1          2,100,000       0.20      2,100,000    2,100,000   2,100,000
251 - 270..............      1            504,808       0.05        504,808      504,808     504,808
271 - 290..............      3         13,987,268       1.30      1,948,902   10,029,274   4,662,423
291 - 310..............     32        163,748,036      15.27        747,302   17,232,227   5,117,126
311 - 330..............      6         42,146,500       3.93        697,955   27,424,139   7,024,417
331 - 360..............     95        827,673,798      77.16        709,499  165,290,099   8,712,356
                        --------- --------------  ------------- ----------  ------------ -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%    $  504,808 $165,290,099  $7,449,321
                        ========= ==============  ============= ==========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO   AVERAGE    AVERAGE    WEIGHTED
                     ---------------------------   MORTGAGE  REMAINING    AVERAGE
RANGE OF                                WEIGHTED   INTEREST   TERM TO  CUT-OFF DATE
AMORTIZATION TERMS    MINIMUM  MAXIMUM  AVERAGE     RATE     MATURITY       LTV
------------------------------------------------------------------------------------
111 - 130..............   1.22    1.63     1.42     7.9660%   118.0       63.79%
171 - 190..............   1.20    2.79     1.50     8.5411    130.7       54.04
231 - 250..............   1.09    1.09     1.09     7.3750    240.0       80.77
251 - 270..............   1.29    1.29     1.29     8.6250    263.0       59.39
271 - 290..............   1.25    1.30     1.29     8.7677    107.3       72.45
291 - 310..............   1.00    1.85     1.29     8.5043    185.7       76.80
311 - 330..............   1.23    3.72     1.71     7.8154    157.6       76.07
331 - 360..............   1.01    1.75     1.37     7.8654    130.7       72.88
                          ----    ----     ----     ------    -----       -----
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%   140.0       73.27%
                          ====    ====     ====     ======    =====       =====

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                     DISTRIBUTION OF PREPAYMENT PENALTIES

                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  ---------------------------------
                         MORTGAGE    PRINCIPAL      PRINCIPAL
PREPAYMENT RESTRICTION    LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
--------------------------------------------------------------------------------------------------
Yield Maintenance......    102     $  577,802,109      53.86%    $697,955 $ 27,424,139 $ 5,664,727
Defeasance.............     38        482,015,699      44.93      999,373  165,290,099  12,684,624
Declining Fee..........      4         12,884,481       1.20      504,808    6,486,923   3,221,120
                        --------- --------------  ------------- --------  ------------ ----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%    $504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= ========  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE   AVERAGE     WEIGHTED
                     ----------------------------- MORTGAGE  REMAINING    AVERAGE
                                         WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
PREPAYMENT RESTRICTION  MINIMUM  MAXIMUM  AVERAGE    RATE     MATURITY      LTV
------------------------------------------------------------------------------------
Yield Maintenance......   1.01    3.72     1.38     7.9845%   142.8       70.30%
Defeasance.............   1.00    1.75     1.37     7.9678    138.2       77.30
Declining Fee..........   1.29    1.55     1.39     8.4979     85.4       54.96
                          ----    ----     ----     ------    -----       -----
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%   140.0       73.27%
                          ====    ====     ====     ======    =====       =====

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                   DISTRIBUTION OF MORTGAGE INTEREST RATES


                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                         NUMBER OF    CUT-OFF DATE   CUT-OFF DATE  ----------------------------------
                          MORTGAGE     PRINCIPAL      PRINCIPAL
RANGE OF MORTGAGE RATES    LOANS        BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
-----------------------------------------------------------------------------------------------------
7.0001 - 7.2500.........      7     $   57,787,589       5.39%    $2,423,093 $ 13,500,000 $ 8,255,370
7.2501 - 7.5000.........     24        194,123,007      18.10        710,472   27,424,139   8,088,459
7.5001 - 7.7500.........     24        183,075,143      17.07        709,499   39,600,000   7,628,131
7.7501 - 8.0000.........     20        109,298,726      10.19      1,389,065   23,966,858   5,464,936
8.0001 - 8.2500.........     22        117,138,231      10.92        697,955   23,000,000   5,324,465
8.2501 - 8.5000.........     16        234,480,028      21.86        747,302  165,290,099  14,655,002
8.5001 - 8.7500.........     13         56,432,006       5.26        504,808   14,899,007   4,340,924
8.7501 - 9.0000.........     14        102,874,814       9.59      1,142,722   16,923,734   7,348,201
9.0001 - 9.2500.........      2          8,471,303       0.79      2,238,368    6,232,935   4,235,652
9.2501 - 9.5000.........      2          9,021,442       0.84      2,290,043    6,731,400   4,510,721
                         --------- --------------  ------------- ----------  ------------ -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max.......    144     $1,072,702,289     100.00%    $  504,808 $165,290,099 $ 7,449,321
                         ========= ==============  ============= ==========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    WEIGHTED  WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE   AVERAGE     WEIGHTED
                     -----------------------------  MORTGAGE  REMAINING   AVERAGE
                                          WEIGHTED  INTEREST   TERM TO  CUT-OFF DATE
RANGE OF MORTGAGE RATES  MINIMUM  MAXIMUM  AVERAGE   RATE     MATURITY      LTV
------------------------------------------------------------------------------------
7.0001 -7.2500..........   1.22    1.75     1.39     7.0713%   106.5       73.88%
7.2501 -7.5000..........   1.09    2.79     1.37     7.3692    136.3       74.77
7.5001 -7.7500..........   1.24    1.66     1.35     7.6374    102.1       75.14
7.7501 -8.0000..........   1.16    1.65     1.31     7.8727    120.2       74.19
8.0001 -8.2500..........   1.25    1.88     1.38     8.1216    118.6       71.02
8.2501 -8.5000..........   1.17    1.85     1.47     8.3281    139.0       71.83
8.5001 -8.7500..........   1.04    2.76     1.46     8.6225    175.5       60.87
8.7501 -9.0000..........   1.00    3.72     1.19     8.8742    269.0       80.09
9.0001 -9.2500..........   1.28    1.45     1.41     9.1436    113.0       65.41
9.2501 -9.5000..........   1.20    1.20     1.20     9.3750     84.9       61.16
                         ------- -------  -------- --------  --------- -------------
  Total*/Avg./Wtd.
   Avg./ Min./Max.......   1.00    3.72     1.37     7.9832%   140.0       73.27%
                         ======= =======  ======== ========  ========= =============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                   DISTRIBUTION OF SPECIFIC PROPERTY TYPES


                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  ---------------------------------
                         MORTGAGE    PRINCIPAL      PRINCIPAL
PROPERTY TYPE             LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
--------------------------------------------------------------------------------------------------
Multifamily............     57     $  301,107,839      28.07%   $   504,808 $ 26,680,617 $ 5,282,594
Retail.................     40        276,960,549      25.82        999,373   27,424,139   6,924,014
Skilled Nursing........      5        180,960,564      16.87      1,998,072  165,290,099  36,192,113
Office.................     16        106,903,437       9.97      1,142,722   39,600,000   6,681,465
Industrial.............      8         74,919,578       6.98      1,490,719   23,000,000   9,364,947
Co-Op..................      3         54,445,130       5.08     14,899,007   22,622,389  18,148,377
Hospitality............      6         44,317,546       4.13      3,600,000   17,232,227   7,386,258
Mixed Use..............      6         20,880,130       1.95      1,797,948    6,486,923   3,480,022
Special Purpose........      1          7,988,671       0.74      7,988,671    7,988,671   7,988,671
Mobile Home Pk.........      1          2,845,227       0.27      2,845,227    2,845,227   2,845,227
Self-Storage...........      1          1,373,619       0.13      1,373,619    1,373,619   1,373,619
                        --------- --------------  ------------- ----------- ------------ -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%   $   504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= =========== ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE   AVERAGE    WEIGHTED
                     ---------------------------   MORTGAGE  REMAINING   AVERAGE
                                         WEIGHTED  INTEREST   TERM TO  CUT-OFF DATE
PROPERTY TYPE           MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
-----------------------------------------------------------------------------------
Multifamily............   1.18    1.88     1.35     7.6367%     111.9     74.65%
Retail.................   1.00    1.65     1.26     8.0554      170.2     77.88
Skilled Nursing........   1.41    3.72     1.63     8.3279      119.3     73.31
Office.................   1.20    1.46     1.32     7.8348      104.5     73.62
Industrial.............   1.22    2.79     1.38     7.7266      122.3     73.82
Co-Op..................   1.01    1.20     1.10     8.6896      350.8     53.79
Hospitality............   1.47    1.85     1.55     8.2425      119.0     65.65
Mixed Use..............   1.25    1.74     1.44     8.3473       93.1     57.73
Special Purpose........   1.53    1.53     1.53     7.7500       82.0     67.41
Mobile Home Pk.........   1.26    1.26     1.26     8.3000      117.0     70.60
Self-Storage...........   1.52    1.52     1.52     8.2800      119.0     68.68
                        ------- -------  -------- --------  ----------- -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%     140.0     73.27%
                        ======= =======  ======== ========  =========== ===========

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                     DISTRIBUTION OF YEARS OF ORIGINATION

                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  ----------------------------------
                         MORTGAGE    PRINCIPAL      PRINCIPAL
YEAR OF ORIGINATION       LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
---------------------------------------------------------------------------------------------------

1997...................    138     $1,045,466,359      97.46%   $  697,955 $165,290,099  $7,575,843
1996...................      4         24,782,219       2.31     1,142,722   14,899,007   6,195,555
1995...................      1          1,948,902       0.18     1,948,902    1,948,902   1,948,902
1994...................      1            504,808       0.05       504,808      504,808     504,808
                        --------- --------------  ------------- ---------  ------------ -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%   $  504,808 $165,290,099  $7,449,321
                        ========= ==============  ============= =========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED    WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE    AVERAGE     WEIGHTED
                     ---------------------------   MORTGAGE   REMAINING    AVERAGE
                                         WEIGHTED  INTEREST    TERM TO   CUT-OFF DATE
YEAR OF ORIGINATION     MINIMUM  MAXIMUM  AVERAGE    RATE     MATURITY       LTV
-------------------------------------------------------------------------------------
1997...................   1.00    3.72     1.38     7.9615%    137.6        73.59%
1996...................   1.04    1.39     1.12     8.8716     242.0        60.14
1995...................   1.25    1.25     1.25     8.1250      97.0        70.87
1994...................   1.29    1.29     1.29     8.6250     263.0        59.39
                        ------- -------  -------- --------  ----------- -------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00%   3.72     1.37     7.9832%    140.0        73.27%
                        ======= =======  ======== ========  =========== =============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

           DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS


                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -----------------------------------
RANGE OF DEBT SERVICE    MORTGAGE    PRINCIPAL      PRINCIPAL
COVERAGE RATIOS           LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
----------------------------------------------------------------------------------------------------
0.91 - 1.00............      6     $   47,401,013       4.42%    $4,989,357 $ 13,905,209 $ 7,900,169
1.01 - 1.10............      3         33,922,741       3.16      2,100,000   16,923,734  11,307,580
1.11 - 1.20  ..........      9         74,091,206       6.91      1,680,939   22,622,389   8,232,356
1.21 - 1.30............     36        301,067,587      28.07        504,808   39,600,000   8,362,989
1.31 - 1.40............     44        237,763,797      22.16        999,373   23,966,858   5,403,723
1.41 - 1.50............     18         81,345,368       7.58        710,472   16,975,314   4,519,187
1.51 - 1.60............     15        259,857,058      24.22        747,302  165,290,099  17,323,804
1.61 - 1.70............      5         14,057,767       1.31        709,499    4,500,000   2,811,553
1.71 - 1.80............      2          4,221,041       0.39      1,797,948    2,423,093   2,110,521
1.81 - 1.90............      2          5,697,955       0.53        697,955    5,000,000   2,848,978
2.31 - 2.40............      1          5,694,504       0.53      5,694,504    5,694,504   5,694,504
2.51 - 3.72............      3          7,582,253       0.71      1,490,719    4,093,462   2,527,418
                        --------- --------------  ------------- ----------  ------------ -----------
  Total8/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%    $  504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= ==========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE    AVERAGE     WEIGHTED
                     ---------------------------    MORTGAGE  REMAINING    AVERAGE
RANGE OF DEBT SERVICE                     WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
COVERAGE RATIOS         MINIMUM  MAXIMUM   AVERAGE    RATE     MATURITY      LTV
-------------------------------------------------------------------------------------
0.91 - 1.00............   1.00    1.00     1.00     8.8415%     299.0       92.15%
1.01 - 1.10............   1.01    1.09     1.03     8.7347      343.7       54.53
1.11 - 1.20............   1.16    1.20     1.18     8.5119      227.7       71.25
1.21 - 1.30............   1.22    1.30     1.27     7.7397      120.1       77.39
1.31 - 1.40............   1.31    1.40     1.35     7.7071      113.4       72.50
1.41 - 1.50............   1.41    1.50     1.45     8.0765      118.0       68.54
1.51 - 1.60............   1.51    1.60     1.54     8.0682      115.7       72.07
1.61 - 1.70............   1.61    1.66     1.63     7.8414      141.1       60.35
1.71 - 1.80............   1.74    1.75     1.75     7.3335      119.0       65.36
1.81 - 1.90............   1.85    1.88     1.85     8.3378      119.6       53.01
2.31 - 2.40............   2.35    2.35     2.35     8.5300      119.0       71.18
2.51 - 3.72............   2.76    3.72     3.28     8.4423      118.3       55.74
                        ------- -------  -------- --------  ----------- -------------
  Total8/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%     140.0       73.27%
                        ======= =======  ======== ========  =========== =============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                  DISTRIBUTION OF REMAINING TERM TO MATURITY



                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -----------------------------------
RANGE OF REMAINING       MORTGAGE    PRINCIPAL      PRINCIPAL
TERM TO MATURITY          LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
----------------------------------------------------------------------------------------------------
 51 -  70..............      1     $    6,715,102       0.63%   $ 6,715,102 $  6,715,102 $ 6,715,102
 71 -  90..............     23        143,670,064      13.39        709,499   39,600,000   6,246,525
 91 - 110..............      3         13,987,268       1.30      1,948,902   10,029,274   4,662,423
111 - 130 .............     91        691,483,534      64.46        697,955  165,290,099   7,598,720
131 - 150..............      6         27,161,218       2.53      2,198,600    7,544,442   4,526,870
151 - 170..............      1          6,025,863       0.56      6,025,863    6,025,863   6,025,863
171 - 190..............      7         63,498,138       5.92      1,680,939   27,424,139   9,071,163
231 - 250..............      1          2,100,000       0.20      2,100,000    2,100,000   2,100,000
251 - 270..............      1            504,808       0.05        504,808      504,808     504,808
291 - 310..............      7         63,111,165       5.88      4,989,357   15,710,153   9,015,881
331 - 360..............      3         54,445,130       5.08     14,899,007   22,622,389  18,148,377
                        --------- --------------  ------------- ----------  ------------ -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%   $   504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= ==========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE   AVERAGE     WEIGHTED
                     ---------------------------   MORTGAGE  REMAINING     AVERAGE
RANGE OF REMAINING                       WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
TERM TO MATURITY        MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY       LTV
------------------------------------------------------------------------------------
 51 -  70 ..............   1.25    1.25     1.25     7.5900%      59.0       79.94%
 71 -  90 ..............   1.20    1.66     1.33     7.8002       82.2       72.28
 91 - 110...............   1.25    1.30     1.29     8.7677      107.3       72.45
111 - 130 ..............   1.17    3.72     1.45     7.9163      118.4       72.84
131 - 150...............   1.16    1.65     1.30     7.9698      137.9       72.42
151 - 170...............   1.22    1.22     1.22     7.8900      155.0       78.87
171 - 190...............   1.17    1.61     1.28     7.5647      178.7       76.35
231 - 250...............   1.09    1.09     1.09     7.3750      240.0       80.77
251 - 270...............   1.29    1.29     1.29     8.6250      263.0       59.39
291 - 310...............   1.00    1.17     1.04     8.8415      299.0       93.06
331 - 360...............   1.01    1.20     1.10     8.6896      350.8       53.79
                        ------- -------  -------- --------  ----------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%     140.0       73.27%
                        ======= =======  ======== ========  =========== ============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

       DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS


                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  ------------------------------------
RANGE OF CUT-OFF DATE    MORTGAGE    PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS      LOANS       BALANCE        BALANCE     MINIMUM      MAXIMUM      AVERAGE
-----------------------------------------------------------------------------------------------------
25.00 - 30.00..........      1     $    1,490,719       0.14%    $1,490,719 $  1,490,719 $ 1,490,719
30.01 - 50.00..........      4         30,247,570       2.82      2,952,486   16,923,734   7,561,893
50.01 - 60.00..........      8         52,460,599       4.89        504,808   22,622,389   6,557,575
60.01 - 65.00..........     15         62,299,758       5.81        709,499   18,485,965   4,153,317
65.01 - 70.00..........     23        106,715,083       9.95      1,221,093   13,000,000   4,639,786
70.01 - 75.00..........     51        470,500,502      43.86        710,472  165,290,099   9,225,500
75.01 - 80.00..........     30        244,179,748      22.76      1,138,386   39,600,000   8,139,325
80.01 - 85.00..........      3         36,316,046       3.39      2,100,000   27,424,139  12,105,349
85.01 - 90.00..........      4         18,669,797       1.74      2,398,251    6,270,418   4,667,449
90.01 - 95.00..........      3         24,776,661       2.31      2,982,848   13,905,209   8,258,887
95.01 - 100.00.........      2         25,045,806       2.33      9,335,653   15,710,153  12,522,903
                        --------- --------------  ------------- ----------  ------------ ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......    144     $1,072,702,289     100.00%    $  504,808 $165,290,099 $ 7,449,321
                        ========= ==============  ============= ==========  ============ ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED  WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE   AVERAGE     WEIGHTED
                     ---------------------------   MORTGAGE  REMAINING    AVERAGE
RANGE OF CUT-OFF DATE                    WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
LOAN-TO-VALUE RATIOS    MINIMUM  MAXIMUM  AVERAGE    RATE     MATURITY      LTV
------------------------------------------------------------------------------------
25.00 - 30.00..........   2.79    2.79     2.79     7.2600%     118.0       25.70%
30.01 - 50.00..........   1.01    1.63     1.19     8.8880      246.9       46.78
50.01 - 60.00..........   1.04    2.76     1.32     8.4553      290.8       55.86
60.01 - 65.00..........   1.20    1.74     1.46     8.0979      109.1       62.14
65.01 - 70.00..........   1.16    3.72     1.52     7.8691      111.1       68.00
70.01 - 75.00..........   1.16    2.35     1.44     8.0075      117.1       73.49
75.01 - 80.00..........   1.18    1.47     1.28     7.6215      114.1       78.45
80.01 - 85.00..........   1.09    1.25     1.23     7.4319      171.1       82.46
85.01 - 90.00..........   1.00    1.25     1.03     8.6807      275.9       88.29
90.01 - 95.00..........   1.00    1.22     1.03     8.6427      277.3       92.84
95.01 - 100.00.........   1.00    1.17     1.11     8.8415      299.0       95.96
                        ------- -------  -------- --------  ----------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%     140.0       73.27%
                        ======= =======  ======== ========  =========== ============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

               DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  --------------------------------------
RANGE OF CUT-OFF DATE    MORTGAGE    PRINCIPAL      PRINCIPAL
PRINCIAL BALANCES         LOANS       BALANCE        BALANCE         MINIMUM      MAXIMUM      AVERAGE
-------------------------------------------------------------------------------------------------------
$ 500,000  -   999,999....      6     $    4,369,409       0.41%   $   504,808 $    999,373 $   728,235
1,000,000  - 1,999,999 ...     24         36,349,966       3.39      1,036,268    1,998,631   1,514,582
2,000,000  - 2,999,999 ...     25         63,061,695       5.88      2,009,091    2,993,442   2,522,468
3,000,000  - 3,999,999 ...     12         42,371,639       3.95      3,000,000    3,961,623   3,530,970
4,000,000  - 4,999,999 ...     13         57,967,930       5.40      4,050,000    4,989,357   4,459,072
5,000,000  - 5,999,999 ...      8         42,539,642       3.97      5,000,000    5,694,504   5,317,455
6,000,000  - 6,999,999 ...     14         89,192,512       8.31      6,025,863    6,985,700   6,370,894
7,000,000  - 7,999,999 ...      8         60,931,676       5.68      7,185,775    7,988,671   7,616,459
8,000,000  - 8,999,999 ...      5         43,316,324       4.04      8,483,627    8,989,233   8,663,265
9,000,000  - 9,999,999 ...      4         38,085,678       3.55      9,000,000    9,989,655   9,521,420
10,000,000 -11,999,999 ...      3         32,620,386       3.04     10,029,274   11,591,112  10,873,462
12,000,000 -13,999,999 ...      6         78,767,967       7.34     12,600,000   13,905,209  13,127,995
14,000,000 -16,999,999 ...      5         80,337,723       7.49     14,899,007   16,975,314  16,067,545
17,000,000 -165,290,099 ..     11        402,789,743      37.55     17,232,227  165,290,099  36,617,249
                           --------- --------------  ------------- ----------  ------------ -----------
  Total*/Avg./Wtd. Avg./
   Min./Max...............    144     $1,072,702,289     100.00%   $   504,808 $165,290,099 $ 7,449,321
                           ========= ==============  ============= ==========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED   WEIGHTED
                     DEBT SERVICE COVERAGE RATIO    AVERAGE    AVERAGE     WEIGHTED
                     ---------------------------   MORTGAGE   REMAINING    AVERAGE
RANGE OF CUT-OFF DATE                     WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
PRINCIPAL BALANCES      MINIMUM  MAXIMUM  AVERAGE    RATE      MATURITY      LTV
--------------------------------------------------------------------------------------

$ 500,000  -    999,999 ..   1.29    1.88     1.53     8.1128%   123.1       64.97%
1,000,000  -  1,999,999 ..   1.17    2.79     1.53     8.0142    104.8       66.61
2,000,000  -  2,999,999 ..   1.09    1.75     1.36     8.1223    125.7       70.84
3,000,000  -  3,999,999 ..   1.16    1.65     1.37     8.0764    125.0       71.97
4,000,000  -  4,999,999 ..   1.00    3.72     1.53     8.0187    133.1       72.40
5,000,000  -  5,999,999 ..   1.00    2.35     1.46     8.2168    145.9       73.24
6,000,000  -  6,999,999 ..   1.00    1.45     1.27     8.1620    122.3       72.05
7,000,000  -  7,999,999 ..   1.00    1.57     1.34     7.9455    134.0       74.83
8,000,000  -  8,999,999 ..   1.28    1.36     1.32     7.5493    111.9       74.36
9,000,000  -  9,999,999 ..   1.00    1.50     1.26     8.0013    163.4       77.30
10,000,000 - 11,999,999 ..   1.30    1.37     1.32     7.7874    116.6       74.26
12,000,000 - 13,999,999 ..   1.00    1.56     1.36     7.5254    145.5       76.75
14,000,000 - 16,999,999 ..   1.01    1.44     1.19     8.3055    245.5       69.76
17,000,000 - 165,290,099 .   1.20    1.60     1.41     7.9697    133.1       74.07
                           ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd. Avg./
   Min./Max...............   1.00    3.72     1.37     7.9832%   140.0       73.27%
                           ======= =======  ======== ========  ========= ============

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
* Totals may not equal due to rounding.

                      DISTRIBUTION OF PROPERTY BY STATE


                                                  PERCENTAGE OF
                                                    AGGREGATE      CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  ------------------------------------
                        MORTGAGED    PRINCIPAL      PRINCIPAL
PROPERTY STATE         PROPERTIES     BALANCE        BALANCE     MINIMUM    MAXIMUM      AVERAGE
-----------------------------------------------------------------------------------------------------
California.............      30     $  265,038,393      24.71%    $2,016,732 $27,424,139 $ 8,834,613
Florida................      23        138,814,912      12.94        709,499  39,600,000   6,035,431
New York...............       9         88,025,949       8.21      1,948,902  22,622,389   9,780,661
New Jersey.............       8         69,754,943       6.50      1,295,925  23,966,858   9,964,992
Connecticut............       4         46,294,429       4.32      3,961,623  23,000,000  11,573,607
Louisiana..............      16         44,925,788       4.19        446,328   6,248,591   2,807,862
Texas..................      16         43,186,428       4.03        446,328   9,335,653   2,699,152
Colorado...............       7         41,163,456       3.84      1,298,267  11,009,421   5,880,494
Georgia................      10         35,116,759       3.27        697,955   9,760,370   3,511,676
Pennsylvania...........       9         25,465,686       2.37        504,808   6,095,427   2,829,521
Delaware...............       2         21,190,424       1.98      7,690,424  13,500,000  10,595,212
Michigan...............       4         20,877,641       1.95      1,490,719   9,000,000   5,219,410
Massachusetts..........       2         20,231,954       1.89      2,744,506  17,487,448  10,115,977
Tennessee..............       3         16,390,444       1.53      1,598,948   8,989,233   5,463,481
Virginia...............       3         16,268,006       1.52      1,373,619   7,694,388   5,422,669
Missouri...............       3         15,779,563       1.47      3,497,480   7,185,775   5,259,854
Iowa...................       3         14,591,112       1.36      3,000,000  11,591,112   7,295,556
Idaho..................       4         13,626,020       1.27      1,797,948   4,925,000   3,406,505
North Carolina.........       2         13,558,066       1.26      3,069,360  10,488,706   6,779,033
Nebraska...............       2         12,389,065       1.15      1,389,065  11,000,000   6,194,533
Maryland...............       3         12,006,520       1.12      3,510,856   4,606,804   4,002,173
Minnesota..............       5         11,883,669       1.11      1,369,029   4,500,000   2,376,734
Alabama................       2         11,121,827       1.04      5,096,400   6,025,426   5,560,913
Ohio...................       1          8,483,627       0.79      8,483,627   8,483,627   8,483,627
Indiana................       1          7,888,604       0.74      7,888,604   7,888,604   7,888,604
West Virginia..........       2          7,020,247       0.65      2,008,475   5,011,771   3,510,123
Illinois...............       1          6,731,400       0.63      6,731,400   6,731,400   6,731,400
Washington.............       1          6,195,965       0.58      6,195,965   6,195,965   6,195,965
Kentucky...............       1          5,727,875       0.53      5,727,875   5,727,875   5,727,875
South Carolina.........       2          5,317,897       0.50      2,423,093   2,894,804   2,658,949
Alaska.................       1          5,000,000       0.47      5,000,000   5,000,000   5,000,000
New Hampshire..........       1          4,676,905       0.44      4,676,905   4,676,905   4,676,905
District of Columbia ..       1          4,194,424       0.39      4,194,424   4,194,424   4,194,424
Arizona................       1          4,088,076       0.38      4,088,076   4,088,076   4,088,076
Nevada.................       1          3,884,427       0.36      3,884,427   3,884,427   3,884,427
Kansas.................       2          2,454,804       0.23      1,115,820   1,338,984   1,227,402
Utah...................       1          2,198,600       0.20      2,198,600   2,198,600   2,198,600
Oklahoma...............       1          1,138,386       0.11      1,138,386   1,138,386   1,138,386
                        ---------- --------------  ------------- ----------  ----------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max......     188     $1,072,702,289     100.00%    $  446,328 $39,600,000 $ 5,767,217
                        ========== ==============  ============= ==========  =========== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                    WEIGHTED  WEIGHTED
                     DEBT SERVICE COVERAGE RATIO     AVERAGE   AVERAGE     WEIGHTED
                     ---------------------------    MORTGAGE  REMAINING    AVERAGE
                                          WEIGHTED  INTEREST   TERM TO   CUT-OFF DATE
PROPERTY STATE          MINIMUM  MAXIMUM   AVERAGE    RATE    MATURITY       LTV
-------------------------------------------------------------------------------------
California ............   1.00    3.72     1.35     7.8635%    144.3       76.09%
Florida................   1.26    1.66     1.42     7.9216     108.0       73.92
New York...............   1.01    1.63     1.21     8.3510     261.2       56.70
New Jersey.............   1.35    1.56     1.40     7.5618     107.7       72.16
Connecticut............   1.00    1.31     1.21     8.3728     175.8       81.28
Louisiana..............   1.36    1.54     1.52     8.1551     118.1       75.14
Texas..................   1.00    2.76     1.49     8.3130     154.0       75.79
Colorado...............   1.33    1.57     1.51     8.2296     117.8       73.82
Georgia................   1.18    1.88     1.35     8.0430     115.8       76.08
Pennsylvania...........   1.09    1.35     1.29     7.7584     124.4       75.89
Delaware...............   1.28    1.32     1.29     7.5618     106.8       77.73
Michigan...............   1.25    2.79     1.50     7.4854     105.2       69.45
Massachusetts..........   1.25    1.35     1.34     7.7243     118.7       73.69
Tennessee..............   1.28    1.54     1.38     7.9822     118.6       74.55
Virginia...............   1.34    1.57     1.46     7.5509     119.4       73.41
Missouri...............   1.26    1.32     1.29     7.8582     118.1       77.64
Iowa...................   1.30    1.36     1.31     7.4449     119.2       78.67
Idaho..................   1.28    1.74     1.42     7.6593     118.1       74.74
North Carolina.........   1.31    1.54     1.49     8.3384     117.8       74.50
Nebraska...............   1.31    1.37     1.36     7.3685     119.9       72.24
Maryland...............   1.31    1.47     1.42     8.5696     115.8       70.54
Minnesota..............   1.34    1.65     1.52     7.5730     142.1       68.03
Alabama................   1.35    1.54     1.45     8.0447     118.5       73.19
Ohio...................   1.28    1.28     1.28     8.2500     117.0       77.12
Indiana................   1.00    1.00     1.00     8.8415     299.0       90.67
West Virginia..........   1.00    1.54     1.15     8.6849     247.2       85.18
Illinois...............   1.20    1.20     1.20     9.3750      75.0       61.19
Washington.............   1.28    1.28     1.28     8.1500     120.0       62.40
Kentucky...............   1.54    1.54     1.54     8.2940     118.0       74.39
South Carolina.........   1.53    1.75     1.63     7.7816     118.5       65.09
Alaska.................   1.85    1.85     1.85     8.3500     120.0       53.19
New Hampshire..........   1.24    1.24     1.24     8.5000     115.0       74.24
District of Columbia ..   1.55    1.55     1.55     8.1000      81.0       68.76
Arizona................   1.53    1.53     1.53     8.5400      81.0       65.10
Nevada.................   1.41    1.41     1.41     8.8400     175.0       46.52
Kansas.................   1.54    1.54     1.54     8.2940     118.0       74.39
Utah...................   1.44    1.44     1.44     8.2600     131.0       70.92
Oklahoma...............   1.47    1.47     1.47     7.7500     118.0       77.44
                        ------- -------  -------- --------  ---------- -----------
  Total*/Avg./Wtd.
   Avg./ Min./Max......   1.00    3.72     1.37     7.9832%    140.0       73.27%
                        ======= =======  ======== ========  ========== ===========

------------
Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.
For purposes of describing geographic concentration, the IHS/Litchfield Loan, which is secured by 43 Mortgaged Properties located in twelve states, each of which is allocated a Cut-off Date Principal Balance based on its Allocated Principal Amount.
* Totals may not equal due to rounding.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
       PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE**

                        MONTH 1  MONTH 13  MONTH 25  MONTH 37  MONTH 49  MONTH 61
                        -------  --------  --------  --------  --------  --------
Locked out...........    58.00%    51.53%   50.42%    50.47%   47.81%    45.14%
Yield Maintenance ...    41.95     48.42    48.39     48.33    51.00     52.54
3.00 - 3.99%.........     0.00      0.00     0.00      0.00     0.00      0.00
2.00 - 2.99%.........     0.00      0.00     0.00      0.00     0.00      0.00
1.00 - 1.99%.........     0.00      0.00     1.15      1.15     1.15      1.52
0.00 - 0.99%.........     0.00      0.00     0.00      0.00     0.00      0.00

No Penalty...........     0.05%     0.05%    0.05%     0.05%    0.05%     0.80%

Total*...............   100.00%   100.00%  100.00%   100.00%  100.00%   100.00%

Aggregate Balance of
 Mortgage Loans (mm). $1072.70  $1062.18 $1050.76  $1038.25 $1024.64  $1003.51

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       MONTH 73  MONTH 85  MONTH 97  MONTH 109  MONTH 121  MONTH 133  MONTH 145
                       --------  --------  --------  ---------  ---------  ---------  ---------
Locked out...........    45.22%   24.07%    24.07%    24.16%      37.93%     42.39%    46.32%
Yield Maintenance ...    51.85    57.20     56.92     54.46       41.30      45.29     40.51
3.00 - 3.99%.........     0.00     0.00      0.00      0.00        0.00       0.00      0.00
2.00 - 2.99%.........     0.00    18.27      0.00      0.00        0.00       0.00      0.00
1.00 - 1.99%.........     1.52     0.42     18.76      0.41       11.04      12.10     12.94
0.00 - 0.99%.........     0.00     0.00      0.00      0.00        0.00       0.00      0.00

No Penalty...........     1.42%    0.05%     0.25%    20.97%       9.73%      0.22%     0.24%

Total*...............   100.00%  100.00%   100.00%   100.00%     100.00%    100.00%   100.00%

Aggregate Balance of
 Mortgage Loans (mm).  $987.30  $839.01   $822.40   $801.16     $190.44    $164.47   $144.58

 *     Totals may not equal due to rounding.
** Table calculated using modelling assumptions and assuming no prepayments of principal.

                      YIELD MAINTENANCE CALCULATION TYPE

   Mortgage Loans with Yield Maintenance Type 1 take the present value of the remaining monthly payments to the maturity or ARD date as applicable (assuming no prepayment has been made) and discount the monthly payments by the applicable Treasury Yield plus the Spread as shown in this table.

   Mortgage Loans with Yield Maintenance Type 2 take the present value of a stream of Yield Loss Amounts (generally, either to the remaining term to maturity, the weighted average life or to a stated date) discounted by the applicable Treasury Yield plus any spread as shown in this take. The "Yield Loss Amount" means 1/12 of the product of (1) the principal amount of the prepayment and (2) the difference between (a) the Mortgage Rate and (b) the sum of the applicable Treasury Yield and the Spread as shown in this table.

                                 YIELD
      LOAN                    MAINTENANCE
     NUMBER                       TYPE                   SPREAD
--------------         ------------------------       ----------
GA0118                    No Yield Maintenance            NAP
GMAC4360                  No Yield Maintenance            NAP
GMAC4410                  No Yield Maintenance            NAP
GMAC4420                  No Yield Maintenance            NAP
GMAC4560                  No Yield Maintenance            NAP
Golden                    No Yield Maintenance            NAP
i0009                     No Yield Maintenance            NAP
L0061                     No Yield Maintenance            NAP
L0078                     No Yield Maintenance            NAP
M0021                     No Yield Maintenance            NAP
M0054                     No Yield Maintenance            NAP
M0087                     No Yield Maintenance            NAP
M0088                     No Yield Maintenance            NAP
M0093                     No Yield Maintenance            NAP
M0102                     No Yield Maintenance            NAP
M0109                     No Yield Maintenance            NAP
M0124                     No Yield Maintenance            NAP
M0183                     No Yield Maintenance            NAP
M0184                     No Yield Maintenance            NAP
O0037                     No Yield Maintenance            NAP
R0127                     No Yield Maintenance            NAP
R0143                     No Yield Maintenance            NAP
R0150                     No Yield Maintenance            NAP
R0166                     No Yield Maintenance            NAP
R0179                     No Yield Maintenance            NAP
R0196                     No Yield Maintenance            NAP
R0199                     No Yield Maintenance            NAP
R0215                     No Yield Maintenance            NAP
R0324                     No Yield Maintenance            NAP
TA0662                    No Yield Maintenance            NAP
TA0972                    No Yield Maintenance            NAP
TA1453                    No Yield Maintenance            NAP
TA1456                    No Yield Maintenance            NAP
TA1474                    No Yield Maintenance            NAP
TA1650                    No Yield Maintenance            NAP
1700019988                         1                     0.00%
GMAC4010                           1                     0.00%
GMAC4020                           1                     0.00%
GMAC4030                           1                     0.00%
GMAC4040                           1                     0.00%
GMAC4050                           1                     0.00%
GMAC4060                           1                     0.00%
GMAC4070                           1                     0.00%
GMAC4080                           1                     0.00%
GMAC4090                           1                     0.50%
GMAC4100                           1                     0.00%
GMAC4110                           1                     0.00%
GMAC4120                           1                     0.50%
GMAC4150                           1                     0.50%
GMAC4170                           1                     0.00%
GMAC4180                           1                     0.00%
GMAC4200                           1                     0.00%
GMAC4210                           1                     0.00%
GMAC4220                           1                     0.00%
GMAC4240                           1                     0.00%
GMAC4250                           1                     0.00%
GMAC4260                           1                     0.00%
GMAC4270                           1                     0.00%
GMAC4280                           1                     0.00%
GMAC4290                           1                     0.50%
GMAC4300                           1                     0.00%
GMAC4310                           1                     0.50%
GMAC4320                           1                     0.00%
GMAC4330                           1                     0.00%
GMAC4340                           1                     0.50%
GMAC4370                           1                     0.50%
GMAC4390                           1                     0.00%
GMAC4400                           1                     0.00%
GMAC4430                           1                     0.00%
GMAC4440                           1                     0.00%
GMAC4450                           1                     0.00%
GMAC4460                           1                     0.00%
GMAC4470                           1                     0.00%
GMAC4480                           1                     0.00%
GMAC4490                           1                     0.00%
GMAC4500                           1                     0.00%
GMAC4510                           1                     0.00%


                                 YIELD
      LOAN                    MAINTENANCE
     NUMBER                       TYPE                   SPREAD
--------------         ------------------------       ----------
GMAC4515                           1                     0.00%
GMAC4520                           1                     0.00%
GMAC4530                           1                     0.00%
GMAC4550                           1                     0.00%
GMAC4580                           1                     0.00%
GMAC4590                           1                     0.00%
GMAC4600                           1                     0.00%
GMAC4610                           1                     0.00%
GMAC4620                           1                     0.00%
GMAC4630                           1                     0.00%
GMAC4640                           1                     0.00%
GMAC4650                           1                     0.00%
GMAC4660                           1                     0.00%
GMAC4670                           1                     0.00%
GMAC4680                           1                     0.00%
GMAC4690                           1                     0.00%
GMAC4700                           1                     0.00%
GMAC4710                           1                     0.00%
GMAC4720                           1                     0.00%
GMAC4730                           1                     0.00%
GMAC4740                           1                     0.50%
GMAC4750                           1                     0.50%
GMAC4760                           1                     0.00%
GMAC4770                           1                     0.00%
GMAC4780                           1                     0.00%
GMAC4790                           1                     0.00%
GMAC4840                           1                     0.00%
GMAC4850                           1                     0.00%
GMAC4860                           1                     0.00%
GMAC4870                           1                     0.00%
GMAC4880                           1                     0.00%
GMAC4900                           1                     0.00%
GMAC4910                           1                     0.00%
GMAC4920                           1                     0.00%
GMAC4930                           1                     0.00%
GMAC4940                           1                     0.00%
GMAC4970                           1                     0.00%
GMAC4980                           1                     0.00%
GMAC4990                           1                     0.00%
M0005                              1                     0.00%
M0006                              1                     0.00%
M0007                              1                     0.00%
M0009                              1                     0.00%
M0019                              1                     0.00%
MH0003                             1                     0.00%
1700019960                         2                     0.00%
1700019965                         2                     0.00%
1700019970                         2                     0.00%
1700020005                         2                     0.00%
1700020008                         2                     0.00%
1700020019                         2                     0.00%
GA0190                             2                     0.00%
GA0191                             2                     0.00%
GA0192                             2                     0.00%
GA0193                             2                     0.00%
GA0194                             2                     0.00%
GA0195                             2                     0.00%
GA0196                             2                     0.00%
GMAC4130                           2                     0.00%
GMAC4140                           2                     0.00%
GMAC4350                           2                     0.00%
GMAC4380                           2                     0.00%
GMAC4540                           2                     0.00%
GMAC4800                           2                     0.00%
GMAC4810                           2                     0.00%
GMAC4820                           2                     0.00%
GMAC4830                           2                     0.00%

                                                                                                                   ANNEX B
            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER
           GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER
                STATE STREET BANK AND TRUST COMPANY AS TRUSTEE
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                SERIES 1997-C2

REPORT TO CERTIFICATEHOLDERS FOR       PAYMENT DATE:
PAYMENT SUMMARY

----------------------------------------------------------------------------------------------------------------------------
                     PASS-THROUGH  INTEREST  ORIGINAL   BEGINNING     PRINCIPAL     CLASS INTEREST     TOTAL P&I   ENDING
   CLASS     CUSIP       RATE        TYPE     BALANCE    BALANCE   DISTRIB. AMOUNT  DISTRIBUTION AMT    PAYABLE    BALANCE
----------------------------------------------------------------------------------------------------------------------------













                                    TOTALS:
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS PER CERTIFICATE

-------------------------------------------------------------------------------
            BEGINNING         PRINCIPAL        INTEREST            ENDING
CLASS  CERTIFICATE FACTOR  DISTRIBUTION(1)  DISTRIBUTION(1)  CERTIFICATE FACTOR
-------------------------------------------------------------------------------







-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
For additional information or with questions, please contact:
-----------------------------------------------------------------------------
                          STATE STREET CORPORATE TRUST
-----------------------------------------------------------------------------
BOND ANALYST:
ACCOUNT OFFICER:
STREET CONNECTION:(FACTOR AND RATE BY CUSIP) (617)664-5500
STREET FAX: (617) 664-5600
Web Site: corporatetrust.statestreet.com
-----------------------------------------------------------------------------

DISCLAIMER NOTICE: This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g.,Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER
           GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER
                STATE STREET BANK AND TRUST COMPANY AS TRUSTEE
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                SERIES 1997-C2

REPORT TO CERTIFICATEHOLDERS FOR      PAYMENT DATE:
PAYMENT DETAILS
PRINCIPAL DETAIL

----------------------------------------------------------------------------------------------------------------
                 BEGINNING       PRINCIPAL       REALIZED        APPRAISAL        REIMBRS ADD TRUST      ENDING
     CLASS        BALANCE       DISTRIBUTION      LOSSES       REDUCTION AMTS    EXP/REALIZED LOSSES     BALANCE
----------------------------------------------------------------------------------------------------------------






----------------------------------------------------------------------------------------------------------------
       TOTALS:
               -------------------------------------------------------------------------------------------------

INTEREST DETAIL

----------------------------------------------------------------------------------------------------------------------
                          EXCESS
            ACCRUED      PREPAYMENT  DISTRIBUTABLE  CURRENT   PAYMENT TO   CLASS                       ENDING BALANCE
          CERTIFICATE     INTEREST    CERTIFICATE    UNPAID     UNPAID    INTEREST    PREPYMT PREMS/       UNPAID
CLASS      INTEREST      SHORTFALLS    INTEREST     INTEREST   INTEREST  DIST AMOUNT       YMC            INTEREST
----------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------
 TOTALS:
           -----------------------------------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER
           GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER
                STATE STREET BANK AND TRUST COMPANY AS TRUSTEE
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                SERIES 1997-C2


REPORT TO CERTIFICATEHOLDERS FOR   PAYMENT DATE:

ADDITIONAL REPORTING INFORMATION
MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:

----------------------------------------------------------------------------------------------------------------------------
                            WEIGHTED             WEIGHTED        BEGINNING       ENDING AGG       ENDING
        # OF                 AVERAGE             AVERAGE         AGG STATED        STATED         UNPAID         AVAILABLE
      MORTGAGE           REMAINING TERM          MORTGAGE        PRINCIPAL       PRINCIPAL      PRINCIPAL      DISTRIBUTION
     LOANS OUTS            TO MATURITY             RATE           BALANCE         BALANCE        BALANCE            AMT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
  CURRENT REALIZED     CURRENT ADDITIONAL                        PRINCIPAL
        LOSSES           TRUST FUND EXP        # OF PAYOFFS     PREPAYMENTS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

APPRAISAL REDUCTION INFORMATION:

----------------------------------------------------------------------------------------------------------
   LOANS #     SPB OF APR RED LOAN      ALL UNPD INT & FEES     APPRAISED VALUE      P&I ADVANCE ON LOAN
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:

                        ONE MONTH      TWO MONTHS     3 MONTHS +        FORECLOSURES
---------------------------------------------------------------------------------------
 # OF LOANS
---------------------------------------------------------------------------------------
 AGG PRIN BALANCE
---------------------------------------------------------------------------------------

REO PROPERTY WITH FINAL RECOVERY DETERMINATION:

   MORTGAGE         BASIS FOR FINAL         ALL PROCEEDS     PORTION PROCEEDS         AMOUNT OF
    LOAN #      RECOVERY DETERMINATION        RECEIVED        TO CERTIFICATES       REALIZED LOSS
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

LIQUIDATED MORTGAGE LOANS: (OTHER THAN PREPAYMENTS IN FULL)

   LOAN         NUMBER OF          LIQUIDATION       PORTION OF PROCEEDS           AMOUNT OF
    #       LIQUIDATION EVENT       PROCEEDS       PAYABLE TO CERTIFICATES       REALIZED LOSS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

P&I ADVANCE & FEE INFORMATION
------------------------------
 ADVANCES:
--Current P&I
--Outstanding P&I
--Servicing
--Nonrecoverable P&I

INTEREST ON:
--P&I Advances
--Servicing Advances

SERVICING COMPENSATION:
--to Master Servicer
--to Special Servicer
--------------------------------

LOAN PREPAYMENT INFORMATION:
---------------------------------
 LOAN #    AMOUNT OF PREPAYMENT
---------------------------------

---------------------------------

---------------------------------

---------------------------------

---------------------------------

---------------------------------
  TOTAL            0.00
---------------------------------

                                            STATE STREET CORPORATE TRUST
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.   WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1997-C2                              PAYMENT DATE:
                                            REPORT


DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES
-------------------------------------------------------------------------------
                                  AGGREGATE                 WEIGHTED AVERAGES
CURRENT SCHEDULED    # OF MTG     SCHED PRIN     % TOT           MNTHS    MORT
PRINCIPAL BALANCE     LOANS        BALANCE     SCHED BAL  DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
      less than
 $1,000,000.00
 $1,000,000.00+
 $2,000,000.00+
 $3,000,000.00+
 $4,000,000.00+
 $5,000,000.00+
 $6,000,000.00+
 $7,000,000.00+
 $8,000,000.00+
$10,000,000.00+
$15,000,000.00+
$20,000,000.00+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------
                                  AGGREGATE                 WEIGHTED AVERAGES
CURRENT SCHEDULED    # OF MTG     SCHED PRIN     % TOT           MNTHS    MORT
PRINCIPAL BALANCE     LOANS        BALANCE     SCHED BAL  DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
LESS THAN 8.000%
          8.000%+
          8.250%+
          8.500%+
          8.750%+
          9.000%+
          9.250%+
          9.500%+
         10.000%+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)
-------------------------------------------------------------------------------
REMAINING                      AGGREGATE                   WEIGHTED AVERAGES
STATED TERM        # OF MTG    SCHED PRIN      % TOT            MNTHS    MORT
(MONTHS)            LOANS       BALANCE      SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
  less than 13
         13-24
         25-36
         37-48
         49-60
         61-72
           73+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
-------------------------------------------------------------------------------
REMAINING                      AGGREGATE                   WEIGHTED AVERAGES
STATED TERM        # OF MTG    SCHED PRIN      % TOT            MNTHS    MORT
(MONTHS)            LOANS       BALANCE      SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
  less than 13
         13-24
         25-36
         37-60
        61-120
       121-180
       181-240
          241+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------

                                            STATE STREET CORPORATE TRUST
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.   WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1997-C2                              PAYMENT DATE:
                                            REPORT


DISTRIBUTION BY STATE
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
                     # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
STATE                 LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
 Texas
 Florida
 California
 Pennsylvania
 Maryland
 Arizona
 Georgia
 New Jersey
 Illinois
 Massachusetts
 Other
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF PROPERTY TYPE
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
PROPERTY             # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
TYPES                 LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
 Multifamily
 Retail
 Hotel
 Office
 Industrial
 Self-Storage
 Health Care
 Mobile Home Park
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF SEASONING
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
SEASONING            # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
(MONTHS)              LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
  less than 13
         13-24
         25-36
         37-48
         48-60
         61-72
           73+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------


DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
                     # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
DSCR                  LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
              0
 less than 1.01
     1.01-1.109
     1.11-1.209
     1.21-1.309
     1.31-1.409
     1.41-1.509
     1.51-2.009
          2.01+
-------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------

                                            STATE STREET CORPORATE TRUST
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.   WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1997-C2                              PAYMENT DATE:
                                            REPORT


DISTRIBUTION OF LOAN TO VALUE RATIO
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
MOST RECENT         # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
LTV                  LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
              0
less than 50.00
          50.00+
          60.00+
          70.00+
          80.00+
          90.00+
         100.00+
-------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------------------
                                  AGGREGATE                WEIGHTED AVERAGES
AMORTIZATION        # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
TYPE                 LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
Amortizing Balloon
Fully Amortizing
Other
-------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING AMORTIZATION TERM
-------------------------------------------------------------------------------
ORIGINAL                          AGGREGATE                WEIGHTED AVERAGES
AMORTIZATION        # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
TERM                 LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
0+
120+
240+
270+
300+
330+
370+
-------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------


DISTRIBUTION OF ORIGINAL TERM TO MATURITY
-------------------------------------------------------------------------------
ORIGINAL                          AGGREGATE                WEIGHTED AVERAGES
TERM TO             # OF MTG     SCHED PRIN     % TOT            MNTHS    MORT
MATURITY             LOANS        BALANCE     SCHED BAL   DSCR   TO MAT   RATE
-------------------------------------------------------------------------------
           0+
          72+
          89+
         109+
         121+
         241+
         275+
-------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                         DELINQUENT LOAN STATUS REPORT
                              AS OF ______________

                                                                                                               OTHER
              SHORT NAME                                         PAID   SCHEDULED   TOTAL P&I      TOTAL      ADVANCES
PROSPECTUS      (WHEN       PROPERTY                  SQ FT OR   THRU     LOAN       ADVANCES   EXPENSES TO   (TAXES &
     ID      APPROPRIATE)     TYPE     CITY   STATE    UNITS     DATE    BALANCE     TO DATE       DATE        ESCROW)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
FCL--Foreclosure
-----------------------------------------------------------------------------------------------------------------------
LTM--Latest 12 Months either Last Annual or Trailing 12 Months
-----------------------------------------------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL--In
Foreclosure, MOD--Modification, DPO--Discount Payoff, NS--Note Sale, BK--Bankruptcy, PP--Payment Plan, TBD--To Be
Determined)
-----------------------------------------------------------------------------------------------------------------------
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod,
BK/FCL/DPO)
-----------------------------------------------------------------------------------------------------------------------
** App--Appraisal, BPO--Broker opinion, Int.--Internal Value
-----------------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers--to be provided by a third party.
-----------------------------------------------------------------------------------------------------------------------

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                   VALUE
           CURRENT    CURRENT                                          ***CAP    USING NOI
 TOTAL     MONTHLY   INTEREST   MATURITY   LTM NOI             LTM      RATE       & CAP
EXPOSURE     P&I       RATE       DATE      DATE     LTM NOI   DSCR   ASSIGNED     RATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                         DELINQUENT LOAN STATUS REPORT
                              AS OF ______________

                                                                  APPRAISAL
              SHORT NAME                                            BPO OR    LOSS USING   ESTIMATED
PROSPECTUS      (WHEN       PROPERTY                  VALUATION    INTERNAL   90% APPR.     RECOVERY
    ID       APPROPRIATE)     TYPE     CITY   STATE     DATE       VALUE**    OR BPO (F)       %
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Current & at Special Servicer
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
FCL--Foreclosure
-----------------------------------------------------------------------------------------------------
LTM--Latest 12 Months either Last Annual or Trailing 12 Months
-----------------------------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL--In Foreclosure, MOD--Modification, DPO--Discount Payoff, NS--Note Sale, BK--Bankruptcy,
PP--Payment Plan, TBD--To Be Determined)
-----------------------------------------------------------------------------------------------------
It is possible to combine the status codes if the loan is going in more than one direction. (i.e.
FCL/Mod, BK/Mod, BK/FCL/DPO)
-----------------------------------------------------------------------------------------------------
** App--Appraisal, BPO--Broker opinion, Int.--Internal Value
-----------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers--to be provided by a third party.
-----------------------------------------------------------------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

  TOTAL
APPRAISAL                            FCL    EXPECTED
REDUCTION   TRANSFER   RESOLUTION   START   FCL SALE   WORKOUT
REALIZED      DATE        DATE      DATE      DATE     STRATEGY              COMMENTS
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                STATE STREET CORPORATE TRUST
GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER               WEB: CORPORATETRUST.STATESTREET.COM
STATE STREET BANK AND TRUST COMPANY AS TRUSTEE                         PAYMENT DATE:
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                              REPORT ID
SERIES 1997-C2


LOAN LEVEL DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
  OFFER    PROPERTY  TRANSFER         MATURITY   NEG AM      BEG      NOTE   SCHED   PREPAY/  PREPAY   PAID THRU   PREPMT     LOAN
CONTROL #    TYPE      DATE    STATE    DATE      (Y/N)   SCHED BAL   RATE    P&I    LIQUID    DATE      DATE      PREMIUM   STATUS
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------
If state field is blank loan has properties in multiple states.
-------------------------------------------------------------------------------
Loan Status:
A = Payment not rec'd. but still in grace period, B = Late payment, but less than 1 mo., 0 = Current, 1 = 1 mo. delinquent, 2 = 2 mo. delinquent, 3 = Three or more mo. delinquent 4 = Assumed scheduled payment (performing matured balloon), 7 = Foreclosure, 9 = REO
-------------------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                      HISTORICAL LOAN MODIFICATION REPORT
                              AS OF ______________



                                                 BALANCE       BALANCE
                                                  WHEN         AT THE
                               MOD/              SENT TO      EFFECTIVE              # MTHS
PROSPECTUS                  EXTENSION   EFFECT   SPECIAL       DATE OF        OLD   FOR RATE   NEW    OLD   NEW
    ID       CITY   STATE     FLAG       DATE    SERVICER   REHABILITATION   RATE    CHANGE    RATE   P&I   P&I
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------
INFORMATION IS AS OF MODIFICATION. EACH LINE SHOULD NOT CHANGE IN THE FUTURE.
ONLY NEW MODIFICATIONS SHOULD BE ADDED.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
-----------------------------------------------------------------------------------------------------------------
                                          # OF LOANS  $ BALANCE
-----------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
-----------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENSIONS:
-----------------------------------------------------------------------------------------------------------------
TOTAL:
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
 *  The information in these columns is from a particular point in time and should not change on this report once assigned.
-----------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------

                                            (2) EST.
                                             FUTURE
                                            INTEREST
                      TOTAL #      (1)       LOSS TO
                      MTHS FOR   REALIZED    TRUST $
   OLD       NEW       CHANGE    LOSS TO      (RATE
MATURITY   MATURITY    OF MOD    TRUST $    REDUCTION)     COMMENT
-----------------------------------------------------------------------
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                SERIES 1997-C2

        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                              AS OF ______________


                                                          %        LATEST
              SHORT NAME                              RECEIVED   APPRAISAL     EFFECT            NET AMT
PROSPECTUS      (WHEN       PROPERTY                    FROM     OR BROKERS   DATE OF   SALES   RECEIVED    SCHEDULED   TOTAL P&I
    ID       APPROPRIATE)     TYPE     CITY   STATE     SALE      OPINION       SALE    PRICE   FROM SALE    BALANCE    ADVANCED
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------------
ALL INFORMATION IS FROM THE LIQUIDATION DATE AND DOES NOT NEED TO BE UPDATED.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                                 DATE
                                  ACTUAL    DATE                MINOR     TOTAL       LOSS %
           SERVICING              LOSSES    LOSS                 ADJ       LOSS         OF
  TOTAL       FEES       NET      PASSED   PASSED   MINOR ADJ   PASSED     WITH      SCHEDULED
EXPENSES    EXPENSE    PROCEEDS    THRU     THRU     TO TRUST    THRU    ADJUSMENT    BALANCE
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                               REO STATUS REPORT
                              AS OF ______________

                                                                                                                 OTHER
              SHORT NAME                                                     SCHEDULED   TOTAL P&I    TOTAL     ADVANCES
PROSPECTUS       (WHEN      PROPERTY                    SQ FT    PAID THRU      LOAN     ADVANCES    EXPENSES   (TAXES &    TOTAL
    ID       APPROPRIATE)     TYPE     CITY   STATE   OR UNITS     DATE       BALANCE     TO DATE    TO DATE     ESCROW)   EXPOSURE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                 LOSS
                                     CAP                  VALUE    APPRAISAL     USING
CURRENT               LTM   LTM     RATE                  USING     BPO OR        92%     ESTIMATED
MONTHLY   MATURITY    NOI   NOI/   ASSIGN   VALUATION     NOI &    INTERNAL    APPR. OR   RECOVERY
  P&I       DATE     DATE   DSC      ***      DATE      CAP RATE    VALUE**     BPO (F)       %
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


  TOTAL
APPRAISAL                  REO        PENDING
REDUCTION   TRANSFER   ACQUISITION   RESOLUTION
REALIZED      DATE        DATE          DATE        COMMENTS
-----------------------------------------------------------------
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

(1) Use the following codes; App.-Appraisal, BPO-Brokers Opinion,
    Int-Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers
    - to be provided by a third party.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                              SERVICER WATCH LIST
                              AS OF ______________

     S4            S55           S61       S57     S58         P7        P8       P11       P54
-----------------------------------------------------------------------------------------------------------------------------------
               SHORT NAME                                  SCHEDULED    PAID
PROSPECTUS       (WHEN        PROPERTY                        LOAN      THRU    MATURITY    LTM*
    ID        APPROPRIATE)      TYPE      CITY    STATE     BALANCE     DATE      DATE      DSCR     COMMENT/REASON ON WATCH LIST
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                                                        $
-----------------------------------------------------------------------------------------------------------------------------------
* LTM--Last 12 months either trailing or last annual
-----------------------------------------------------------------------------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                      COMPARATIVE FINANCIAL STATUS REPORT
                              AS OF ______________

------------------------------------------------------------------------------------------------------------
                                                                   ORIGINAL UNDERWRITING INFORMATION
------------------------------------------------------------------------------------------------------------
                                                                   BASIS YEAR
--------------------------------------------------------------------------------
                              Last
                            Property   Scheduled   Paid   Annual     Financial
Prospectus                  Inspect       Loan     Thru    Debt     Info as of    %     Total     $
    ID       City   State    Date       Balance    Date   Service      Date      Occ   Revenue   NOI   DSCR
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                             yy/mm                                    yy/mm
------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                 RECEIVED
------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                   LOANS             BALANCE
------------------------------------------------------------------------------------------------------------
                                                                           #     %        $     %
------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
------------------------------------------------------------------------------------------------------------
QUARTERLY  FINANCIALS:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI/Debt Service
------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
2ND PRECEDING ANNUAL OPERATING INFORMATION    PRECEDING ANNUAL OPERATING INFORMATION
---------------------------------------------------------------------------------------
AS OF __________             NORMALIZED       AS OF __________            NORMALIZED
---------------------------------------------------------------------------------------

  Financial                                   Financial
 Info as of    %     Total     $             Info as of    %     Total     $
    Date      Occ   Revenue   NOI   DSCR        Date      Occ   Revenue   NOI   DSCR
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
    yy/mm                                       yy/mm
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
              WA    $         $      WA                   WA    $         $      WA
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                   REQUIRED
---------------------------------------------------------------------------------------
     LOANS             BALANCE
---------------------------------------------------------------------------------------
       #     %        $     %
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------
YTD OR TRAILING FINANCIAL INFORMATION      NET CHANGE
---------------------------------------------------------------
           MONTH REPORTED   "ACTUAL"       PRECEDING & BASIS
---------------------------------------------------------------

                                                    %
FS Start   FS End    Total     $     %       %    Total
  Date       Date   Revenue   NOI   DSC     Occ    Rev    DSC
---------------------------------------------------------------
---------------------------------------------------------------
  yy/mm     yy/mm
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
             WA     $         $     WA      WA    $       WA
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                      OPERATING STATEMENT ANALYSIS REPORT
                              AS OF ______________

PROPERTY OVERVIEW
                                ----------------
 Control Number                 |              |
                                ------------------------------
 Current Balance/Paid to Date   |                            |
                                ---------------------------------------------------------
 Property Name                  |                                                       |
                                ---------------------------------------------------------
 Property Type                  |                                                       |
                                ---------------------------------------------------------
 Property Address, City,        |                                                       |
  State                         ---------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1993    |     1994    |    1995    |      YTD      |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.

INCOME:

                                                                                          NO. OF MOS.
                                                                                         -------------
 NUMBER OF MOS. ANNUALIZED                                    PRIOR YEAR    CURRENT YR.  |           |
                                -------------------------------------------------------------------------------------------------
 PERIOD ENDED                   | UNDERWRITING |    1993     |   1994      |   1995     |  1996 YTD**   | 1995-BASE | 1995-1994 |
 STATEMENT CLASSIFICATION       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /96  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME          |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                             Servicer

                                ** Servicer wil not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 NOI AFTER CAPITAL ITEMS        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES/CAP EXP.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
                                -------------------------------------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax
                                return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1997-C2

                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                             AS OF ______________


PROPERTY OVERVIEW
                                --------------
 Control Number                 |            |
                                ---------------------------
 Current Balance/Paid to Date   |                         |
                                ------------------------------------------------
 Property Name                  |                                              |
                                ------------------------------------------------
 Property Type                  |                                              |
                                ------------------------------------------------
 Property Address, City,        |                                              |
  State                         ------------------------------------------------
 Net Rentable Square Feet       |            |
                                ---------------------------
 Year Built/Year Renovated      |                         |
                                ----------------------------------------
 Year of Operations             |  BORROWER  | ADJUSTMENT | NORMALIZED |
                                ----------------------------------------
 Occupancy Rate*                |            |            |            |
                                ----------------------------------------
 Average Rental Rate            |            |            |            |
                                ----------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE
                                  ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.

INCOME:

 NUMBER OF MOS. ANNUALIZED          "YEAR"
                                ------------------------------------------------------------------
 PERIOD ENDED                   |  BORROWER  |            |            |            |            |
 STATEMENT CLASSIFICATION       |   ACTUAL   |            | ADJUSTMENT |            | NORMALIZED |
                                ------------------------------------------------------------------
 Rental Income (Category 1)     |            |            |            |            |            |
                                ------------------------------------------------------------------
 Rental Income (Category 2)     |            |            |            |            |            |
                                ------------------------------------------------------------------
 Rental Income (Category 3)     |            |            |            |            |            |
                                ------------------------------------------------------------------
 Pass Through/Escalations       |            |            |            |            |            |
                                ------------------------------------------------------------------
 Other Income                   |            |            |            |            |            |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
EFFECTIVE GROSS INCOME          |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

OPERATING EXPENSES:
                                ------------------------------------------------------------------
 Real Estate Taxes              |            |            |            |            |            |
                                ------------------------------------------------------------------
 Property Insurance             |            |            |            |            |            |
                                ------------------------------------------------------------------
 Utilities                      |            |            |            |            |            |
                                ------------------------------------------------------------------
 Repairs and Maintenance        |            |            |            |            |            |
                                ------------------------------------------------------------------
 Management Fees                |            |            |            |            |            |
                                ------------------------------------------------------------------
 Payroll & Benefits Expense     |            |            |            |            |            |
                                ------------------------------------------------------------------
 Advertising & Marketing        |            |            |            |            |            |
                                ------------------------------------------------------------------
 Professional Fees              |            |            |            |            |            |
                                ------------------------------------------------------------------
 Other Expenses                 |            |            |            |            |            |
                                ------------------------------------------------------------------
 Ground Rent                    |            |            |            |            |            |
                                ------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
OPERATING EXPENSE RATIO         |            |            |            |            |            |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
 Leasing Commissions            |            |            |            |            |            |
                                ------------------------------------------------------------------
 Tenant Improvements            |            |            |            |            |            |
                                ------------------------------------------------------------------
 Replacement Reserve            |            |            |            |            |            |
                                ------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
 NOI AFTER CAPITAL ITEMS        |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00   |            |    $0.00   |            |    $0.00   |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |            |            |            |            |            |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
DSCR: (AFTER RESERVES/CAP EXP.) |            |            |            |            |            |
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
                                ------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
-------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                 STRUCTURAL AND COLLATERAL TERM SHEET          ANNEX C



                  $941,294,000 (APPROXIMATE)               DECEMBER 17, 1997
            GMAC COMMERCIAL MORTGAGE CORPORATION
             MORTGAGE PASS-THROUGH CERTIFICATES
                      SERIES 1997-C2


APPROXIMATE SECURITIES STRUCTURE

                   APPROX.
       EXPECTED     FACE/     EXPECTED  EXPECTED  EXPECTED
        RATING     NOTIONAL    CREDIT   WEIGHTED  PRINCIPAL
    (MOODY'S/DUFF  AMOUNT     SUPPORT   AVERAGE   PAYMENT
      & PHELPS)    ($MM)     (% OF UPB)  LIFE(A)  WINDOW(A)
CLASS
-----------------------------------------------------------

PUBLICLY OFFERED
CLASSES
 X   Aaa/AAA       $1,072.7(b)                   01/98-04/27
 A1  Aaa/AAA          228.7    33.00%    5.52    01/98-12/04
 A2  Aaa/AAA           57.0    33.00     8.25    12/04-04/07
 A3  Aaa/AAA          433.0    33.00     9.80    04/07-11/07
 B   Aa2/AA            69.7    26.50     9.91    11/07-12/07
 C   A2/A-             69.7    20.00     9.98    12/07-12/07
 D   Baa1/BBB          32.2    17.00    10.00    12/07-01/08
 E   Baa3/Not          51.0    12.25    11.59    01/08-04/11
     Rated

PRIVATELY PLACED
CLASSES (144A)

 F   Ba2/Not Rated    48.3      7.75    14.72    04/11-04/13
 G   Ba3/Not          13.4      6.50    16.71    04/13-12/15
     Rated
-------------------------------------------
 H   B2/Not NOT       34.9      3.25    20.74    12/15-02/21
     Rated  OFFERED
 J   B3/Not NOT        5.4      2.75    23.44    02/21-09/21
     Rated  OFFERED
 K   Not    NOT       29.5              26.15    09/21-04/27
     Rated  OFFERED
  TOTAL
  SECURITIES:     $1,072.7
--------------------------------------------
(a)  Calculated at 0% CPR and no balloon extension.
(b)  Notional amount.

KEY FEATURES
Co-Lead         Goldman, Sachs & Co. and
Managers:         Deutsche Morgan Grenfell
                  Inc.
Co-Manager:     Residential Funding
                  Securities Corporation
Mortgage Loan   GMAC Commercial Mortgage
Sellers:        Corporation ($548.7mm),
                German American Capital
                Corporation ($310.3mm) and
                Goldman Sachs Mortgage
                Company ($213.7mm)
Master          GMAC Commercial Mortgage
Servicer:       Corporation
Special         GMAC Commercial Mortgage
Servicer:       Corporation
Purchaser of    GMAC Commercial Mortgage
Classes H, J      Corporation
and K
Trustee:        State Street Bank and Trust
Pricing:        December 17th
Closing:        December 23rd
Settlement:     All classes will settle
                  plus accrued from
                  December 1, 1997
Cut-Off Date:   December 1, 1997
Distribution    15th of each month, or
Date:            following business day
                 (commencing January 1998)
ERISA Eligible: Classes A1, A2, A3 and X
                are ERISA eligible subject
                to certain conditions for
                eligibility
Representations Provided by applicable
& Warranties:     Mortgage Loan Sellers
Structure:      Sequential pay
Interest        Prior calendar month
Accrual Period:
Day Count:      30/360
Tax Treatment:  REMIC
Rated Final     April 15, 2029
Distribution
Date:
Clean up Call:  1.0%
Minimum         Classes A1, A2, A3, B, C,
Denominations:    D and E: $25,000 & $1
                Class X: $1,000,000
                  Notional Amount & $1

--------------------------------------------------------------------
COLLATERAL FACTS
--------------------------------------------------------------------
CUT-OFF DATE BALANCE:           $1,072,702,289
NUMBER OF MORTGAGE LOANS:                  144
AVERAGE CUT-OFF DATE PRINCIPAL
BALANCE:                            $7,449,321
WEIGHTED AVERAGE CURRENT
MORTGAGE INTEREST RATE (A):         7.983%
WEIGHTED AVERAGE REMAINING
AMORTIZATION TERM:                 341.82mos.
WEIGHTED AVERAGE DSCR:               1.37x
WEIGHTED AVERAGE CUT-OFF DATE
LTV RATIO:                          73.27%
WEIGHTED AVERAGE REMAINING
TERM TO MATURITY:                   140 mos.

(a)    Gross Coupon.



                            PREPAYMENT PENALTY TABLE AT ORIGINATION

                         CUT-OFF          WTD. AVG. WTD. AVG. WTD. AVG.
                          DATE     % OF    STATED   REMAINING ORIGINAL   WTD.
                 # OF   PRINCIPAL INITIAL REMAINING  LOCKOUT    TERM     AVG.
               MORTGAGE  BALANCE   POOL     TERM      TERM    AFTER ALL  OPEN
                LOANS     (MM)    BALANCE   (MO.)     (MO.)   PENALTIES PERIOD
-------------------------------------------------------------------------------
Yield               59   $343.7    32.04%    158.0      0.0     138.6    23.0
 Maintenance
Lockout/Yield       43    234.1    21.83     120.5     13.32    115.8     6.6
 Maintenance
Lockout/Defeasence  38    482.0    44.93     138.2     26.75    133.0     6.4
Lockout/Declinig     3     12.4     1.15      78.1     18.33     78.5     1.5
 Fee
Declining Fee        1      0.5     0.05     263.0      0.0      36.0   264.0
                   --- --------   ------     -----     -----    -----   -----
   TOTAL/WTD. AVG. 144 $1,072.7   100.00%    140.0     15.14    130.4    11.8

(a) Coulmn totals may not equal due to rounding.

SELECTED LOAN DATA:
-------------------

                                    CUT-OFF DATE PRINCIPAL
                                        BALANCE (AS OF
                                     DECEMBER 1, 1997)(A)
                    NUMBER OF     -----------------------------
GEOGRAPHIC          MORTGAGE                      % BY   WTD. AVG.
DISTRIBUTION       PROPERTIES                   BALANCE    DSCR
---------------- --------------- ------------- --------- --------
CALIFORNIA            30          $265,034,313   24.71%    1.35x
FLORIDA               23           138,814,912   12.94     1.42
NEW YORK               9            88,025,949    8.21     1.21
NEW JERSEY             8            69,754,943    6.50     1.40
CONNECTICUT            4            46,294,429    4.32     1.21
LOUISIANA             16            44,925,788    4.19     1.52
TEXAS                 16            43,186,428    4.03     1.49
OTHER                 82           376,661,449   35.11     1.39
                    ----        --------------  -------    ----
  TOTAL/WTD. AVG.    188        $1,072,702,289  100.00%    1.37x

                                CUT-OFF DATE PRINCIPAL BALANCE
                                 (AS OF DECEMBER 1, 1997)(A)
                  NUMBER OF    --------------------------------
                   MORTGAGE                   % BY       WTD.
PROPERTY TYPE       LOANS                    BALANCE   AVG. DSCR
---------------- ------------- ------------ ---------  ---------
MULTIFAMILY           57       $301,107,839    28.07%     1.35
RETAIL                40        276,960,549    25.82      1.26
SKILLED NURSING        5        180,960,564    16.87      1.63
OFFICE                16        106,903,437     9.97      1.32
INDUSTRIAL             8         74,919,578     6.98      1.38
CO-OP                  3         54,445,130     5.08      1.10
HOSPITALITY            6         44,317,546     4.13      1.55
MIXED USE              6         20,880,130     1.95      1.44
SPECIAL PURPOSE        1          7,988,671     0.74      1.53
MOBILE HOME PK         1          2,845,227     0.27      1.26
SELF-STORAGE           1          1,373,619     0.13      1.52
                     ---      -------------  -------      -----
  TOTAL/WTD. AVG.    144      1,072,702,289   100.00%     1.37X

(a)  Column totals may not add due to rounding.
(b) For purposes of describing geographic and property type concentration, the HIS/Litchfield Loan, which is secured by 43 Mortgaged Properties located in twelve states, each of which is allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------
                 APPROXIMATE SECURITIES STRUCTURE
------------------------------------------------------------------------------

              EXPECTED                                                                            EXPECTED
               RATING         APPROX.     EXPECTED                                                WEIGHTED         EXPECTED
           (MOODY'S/DUFF &      SIZE       CREDIT            COUPON                  AVERAGE LIFE      PRINCIPAL
  CLASS        PHELPS)         ($MM)      SUPPORT          DESCRIPTION     DELIVERY   (YRS.) (A)   PAYMENT WINDOW (A)
-----------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
    X          Aaa/AAA       $1,072.7(b)       --        Variable IO(d)       DTC           --        01/98-04/27
    A1         Aaa/AAA          228.7       33.00             Fixed           DTC         5.52        01/98-12/04
    A2         Aaa/AAA           57.0       33.00             Fixed           DTC         8.25        12/04-04/07
    A3         Aaa/AAA          433.0       33.00             Fixed           DTC         9.80        04/07-11/07
    B          Aa2/AA            69.7       26.50             Fixed           DTC         9.91        11/07-12/07
    C           A2/A-            69.7       20.00             Fixed           DTC         9.98        12/07-12/07
    D         Baa1/BBB           32.2       17.00       min(Fixed,WAC)(c)     DTC        10.00        12/07-01/08
    E      Baa3/Not Rated        51.0       12.25       min(Fixed,WAC)(c)     DTC        11.59        01/08-04/11

PRIVATELY PLACED CLASSES:
    F       Ba2/Not Rated        48.3        7.75       min(Fixed,WAC)(c)     DTC        14.72        04/11-04/13
    G       Ba3/Not Rated        13.4        6.50       min(Fixed,WAC)(c)     DTC        16.71        04/13-12/15
-----------------------------------------------------------------------------------------------------------------------
    H    B2/Not Rated   SOLD     34.9        3.25       min(Fixed,WAC)(c)  Physical      20.74        12/15-02/21
    J    B3/Not Rated   SOLD      5.4        2.75       min(Fixed,WAC)(c)  Physical      23.44        02/21-09/21
    K    Unrated/Not    SOLD     29.5                   min(Fixed,WAC)(c)  Physical      26.15        09/21-04/27
            Rated
-----------------------------------------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR and no balloon extension.
(b)  Notional amount.
(c) Subject to a cap equal to the weighted average of the Remittance Rates in effect from time to time on the mortgage loans.
(d) The Class X coupon is calculated as the excess of (i) the weighted average Remittance Rate times the Scheduled Principal Balance of the loans over
     (ii) the sum of the Pass-Through Rates times the class balances of related Certificates.

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

       APPROXIMATE PERCENT                                                    MOODY'S      DUFF & PHELPS      APPROXIMATE CREDIT
            OF TOTAL                                                          RATING          RATING               SUPPORT
-----------------------------------------------------------------------------------------------------------------------------------
                                           CLASS               Class A1       Class A2       Class A3
             67.00%                          X                 (21.3%)         (5.3%)         (40.4%)                 33.00%
                                          AAA/AAA              Aaa/AAA        Aaa/AAA         Aaa/AAA
                                                            ----------------------------------------------
              6.50                                            Class B           Aa2             AA                    26.50
                                                            ----------------------------------------------
              6.50                   NET WAC MORTGAGE         Class C            A2             A-                    20.00
                                                            ----------------------------------------------
              3.00                  LOAN TIMES MORTGAGE       Class D           Baa1            BBB                   17.00
                                                            ----------------------------------------------
              4.75                   LOAN BALANCE LESS        Class E           Baa3         Not rated                12.25
                                                            ----------------------------------------------
              4.50                    INTEREST ON ALL         Class F           Ba2          Not rated                 7.75
                                                            ----------------------------------------------
              1.25                     CERTIFICATES           Class G           Ba3          Not rated                 6.50
                                                            ----------------------------------------------
              3.25                    (EXCEPT CLASS X         Class H            B2          Not rated                 3.25
                                                            ----------------------------------------------
              0.50                     CERTIFICATES)          Class J            B3          Not rated                 2.75
                                                            ----------------------------------------------
              2.75                                            Class K         Unrated        Not rated
                                  ------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                     STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------
                          STRUCTURAL OVERVIEW - CONT.
------------------------------------------------------------------------------

o   The Mortgage Pool will be comprised of one Loan Group

    -- Principal will be allocated sequentially to A1, A2, A3, B, C, D, E, F, G, H, J and K Certificates (If all classes other than classes A1, A2 and A3 have reduced to zero, principal will be allocated to Class A1, A2 and A3 pro-rata)

o Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A Certificates each month

o Each of the Classes will be subordinate to earlier alphabetically lettered classes (except Class X) (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1, A2, A3)

o The servicer will cover net prepayment interest shortfalls, up to Master Servicer's Servicing Fee. Net shortfalls (after application of prepayment interest excesses) will be allocated in reverse alphabetical order to the Subordinate Certificates and then pro-rata (based on interest entitlements) to the Senior Certificates

o   All classes will pay interest on a 30/360 basis

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances


------------------------------------------------------------------------------
                            MORTGAGE POOL OVERVIEW
------------------------------------------------------------------------------

o The Mortgage Pool is comprised of 144 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,072,702,289


o All of the Mortgage Loans are secured by first liens on multifamily and commercial properties


o  The Pool's average Cut-Off Date Principal Balance is approximately
   $7,449,321

o  The Pool's weighted average Debt Service Coverage Ratio is approximately
   1.37x

o  The Pool's Cut-Off Date LTV is approximately 73.27%


o  The Pool's weighted average Mortgage Interest Rate is approximately 7.983%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                     STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PENALTIES
------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS
---------------------------------

Prepayment premiums will be allocated between the Offered Certificates, Class F Certificates, Class G Certificates and the Class X certificates as follows:

  o A percentage of all Prepayment Premiums (either fixed Prepayment Premiums or Yield Maintenance amount) will be allocated to each class of Offered Certificates in an amount equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) the Prepayment Premium Allocation Percentage. The "Prepayment Premium Allocation Percentage" is a percentage (which can be no greater that 100% or less than 0%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

--------------------------------------------------------------------
   Prepayment             (Pass-Through Rate - Discount Rate)
     Premium       =     -------------------------------------------
   Allocation               (Mortgage Rate - Discount Rate)
   Percentage
--------------------------------------------------------------------

  o The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

  o In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Offered Certificates, Class F Certificates and Class G Certificates then entitled to principal distribution relative to the Class X certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise

Allocation of Prepayment Premiums Example
-----------------------------------------

Discount Rate Fraction Methodology:
   Mortgage Rate            =  9%
   Bond Class Rate          =  7%
   Treasury Rate (monthly)  =  6%


     BOND CLASS ALLOCATION          CLASS IO ALLOCATION
    ------------------------------------------------------------

       7% - 6%
       ------- = 33 1/3%     Receives excess premiums = 66 2/3%
       9% - 6%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                     STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------
                             PREPAYMENT PROVISIONS
------------------------------------------------------------------------------

o Approximately 99.95% of the Pool Balance has prepayment protection as of the Cut-Off Date
o   Approximately 58% of the Pool Balance is locked out as of the Cut-Off Date

-----------------------------------------------------------------------------------------------------------------------------------
                                              PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
                                          PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                      -------------------------------------------------------------------------------------------------------------
      PREPAYMENT         DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.        DEC.
     RESTRICTIONS        1997       1998       1999       2000       2001       2002       2003       2004       2005        2006
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out               58.00%     51.53%     50.42%     50.47%     47.81%     45.14%     45.22%     24.07%     24.07%     24.16%
Yield Maintenance        41.95%     48.42%     48.39%     48.33%     51.00%     52.54%     51.85%     57.20%     56.92%     54.46%
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                 99.95%     99.95%     98.81%     98.80%     98.81%     97.68%     97.06%     81.26%     80.99%     78.62%

% Premium
2.00 - 2.99%              0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     18.27%      0.00%      0.00%
1.00 - 1.99%              0.00%      0.00%      1.15%      1.15%      1.15%      1.52%      1.52%      0.42%     18.76%      0.41%

Open                      0.05%      0.05%      0.05%      0.05%      0.05%      0.80%      1.42%      0.05%      0.25%     20.97%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
Mortgage Pool Balance $1,072.70  $1,062.18  $1,050.76  $1,038.25  $1,024.64  $1,003.51   $987.32    $839.01    $822.40    $801.16
 ($ million)
% of Initial Pool       100.00%    99.02%     97.95%     96.79%     95.52%     93.55%     92.04%     78.21%     76.67%      74.69%
 Balance
-----------------------------------------------------------------------------------------------------------------------------------
                                              PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
                                          PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                      -------------------------------------------------------------------------------------------------------------
      PREPAYMENT         DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.       DEC.        DEC.
     RESTRICTIONS        2007       2008       2009       2010       2011       2012       2013       2014       2015        2016
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out               37.93%     42.39%     46.32%     47.99%     47.97%     49.04%     48.36%     47.52%     46.47%     45.13%
Yield Maintenance        41.30%     45.29%     40.51%     38.72%     38.19%      0.99%      0.87%      0.72%      0.53%      0.30%
-----------------------------------------------------------------------------------------------------------------------------------
Subtotal                 79.23%     87.68%     86.83%     86.71%     86.16%     50.03%     49.23%     48.24%     47.00%     45.43%

% Premium
2.00 - 2.99%              0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1.00 - 1.99%             11.04%     12.10%     12.94%     13.06%     12.65%     20.52%     20.84%     21.25%     21.76%     22.42%

Open                      9.73%      0.22%      0.24%      0.24%      1.19%     29.46%     29.93%     30.51%     31.23%     32.16%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
Mortgage Pool Balance  $190.44    $164.47    $144.58    $133.35    $126.63     $84.37     $79.91     $75.04     $69.73     $63.93
($ million)
% of Initial Pool       17.75%     15.33%     13.48%     12.43%     11.80%      7.87%      7.45%      7.00%      6.50%      5.96%
Balance
-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                       PERCENTAGE                  WEIGHTED     WEIGHTED      WEIGHTED
                                                      OF AGGREGATE    AVERAGE      AVERAGE       AVERAGE      AVERAGE      WEIGHTED
                            NUMBER OF   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE SERVICE DEBT   MORTGAGE     REMAINING     AVERAGE
  RANGE OF CUT-OFF DATE     MORTGAGE     PRINCIPAL     PRINCIPAL     PRINCIPAL     COVERAGE     INTEREST      TERM TO      CURRENT
    PRINCIPAL BALANCE         LOANS       BALANCE       BALANCE       BALANCE       RATIO         RATE        MATURITY       LTV
-----------------------------------------------------------------------------------------------------------------------------------
   $500,000 - $999,999            6    $    4,369,409      0.41%   $   728,235       1.53x       8.1128%        123.1        64.97%
  1,000,000 - 1,999,999          24        36,348,376      3.39      1,514,582       1.53        8.0142         104.8        66.62
  2,000,000 - 2,999,999          25        63,061,695      5.88      2,522,468       1.36        8.1223         125.7        70.84
  3,000,000 - 3,999,999          12        42,371,639      3.95      3,530,970       1.37        8.0764         125.0        71.97
  4,000,000 - 4,999,999          13        57,965,341      5.40      4,459,072       1.53        8.0187         133.1        72.40
  5,000,000 - 5,999,999           8        42,539,642      3.97      5,317,455       1.46        8.2168         145.9        73.24
  6,000,000 - 6,999,999          14        89,189,029      8.31      6,370,894       1.27        8.1620         122.3        72.05
  7,000,000 - 7,999,999           8        60,931,676      5.68      7,616,459       1.34        7.9455         134.0        74.83
  8,000,000 - 8,999,999           5        43,316,325      4.04      8,663,265       1.32        7.5493         111.9        74.36
  9,000,000 - 9,999,999           4        38,085,678      3.55      9,521,420       1.26        8.0013         163.4        77.30
 10,000,000 - 11,999,999          3        32,620,386      3.04     10,873,462       1.32        7.7874         116.6        74.26
 12,000,000 - 13,999,999          6        78,767,967      7.34     13,127,995       1.36        7.5254         145.5        76.75
 14,000,000 - 16,999,999          5        80,337,722      7.49     16,067,545       1.19        8.3055         245.5        69.76
 17,000,000 - 165,290,099        11       402,789,743     37.55     36,617,249       1.41        7.9697         133.1        74.07
                               ----    --------------    -------  ------------    --------     ---------       -------      -------
          TOTAL/WTD. AVG.       144    $1,072,694,628    100.00%   $ 7,449,321      1.37X        7.9832%        140.0        73.27%

(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                   PERCENTAGE                   WEIGHTED      WEIGHTED      WEIGHTED
                                                  OF AGGREGATE     AVERAGE       AVERAGE       AVERAGE       AVERAGE      WEIGHTED
                       NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  DEBT SERVICE    MORTGAGE      REMAINING     AVERAGE
                       MORTGAGE      PRINCIPAL      PRINCIPAL     PRINCIPAL     COVERAGE      INTEREST       TERM TO      CURRENT
PROPERTY STATE           LOANS        BALANCE        BALANCE       BALANCE        RATIO         RATE        MATURITY        LTV
-----------------------------------------------------------------------------------------------------------------------------------
California                30    $  265,038,393       24.71%     $ 8,834,613       1.35x        7.8635%        144.3        76.09%
Florida                   23       138,814,912       12.94        6,035,431       1.42         7.9216         108.0        73.92
New York                   9        88,025,949        8.21        9,780,661       1.21         8.3510         261.2        56.70
New Jersey                 8        69,754,943        6.50        9,964,992       1.40         7.5618         107.7        72.16
Connecticut                4        46,294,429        4.32       11,573,607       1.21         8.3728         175.8        81.28
Louisiana                 16        44,925,788        4.19        2,807,862       1.52         8.1551         118.1        75.14
Texas                     16        43,186,428        4.03        2,699,152       1.49         8.3130         154.0        75.79
Colorado                   7        41,163,456        3.84        5,880,494       1.51         8.2296         117.8        73.82
Georgia                   10        35,116,759        3.27        3,511,676       1.35         8.0430         115.8        76.08
Pennsylvania               9        25,465,686        2.37        2,829,521       1.29         7.7584         124.4        75.89
Delaware                   2        21,190,424        1.98       10,595,212       1.29         7.5618         106.8        77.73
Michigan                   4        20,877,641        1.95        5,219,410       1.50         7.4854         105.2        69.45
Massachusetts              2        20,231,954        1.89       10,115,977       1.34         7.7243         118.7        73.69
Tennessee                  3        16,390,444        1.53        5,463,481       1.38         7.9822         118.6        74.55
Virginia                   3        16,268,006        1.52        5,422,669       1.46         7.5509         119.4        73.41
Missouri                   3        15,779,563        1.47        5,259,854       1.29         7.8582         118.1        77.64
Iowa                       3        14,591,112        1.36        7,295,556       1.31         7.4449         119.2        78.67
Idaho                      4        13,626,020        1.27        3,406,505       1.42         7.6593         118.1        74.74
North Carolina             2        13,558,066        1.26        6,779,033       1.49         8.3384         117.8        74.50
Nebraska                   2        12,389,065        1.15        6,194,533       1.36         7.3685         119.9        72.24
Maryland                   3        12,006,520        1.12        4,002,173       1.42         8.5696         115.8        70.54
Minnesota                  5        11,883,669        1.11        2,376,734       1.52         7.5730         142.1        68.03
Alabama                    2        11,121,827        1.04        5,560,913       1.45         8.0447         118.5        73.19
Ohio                       1         8,483,627        0.79        8,483,627       1.28         8.2500         117.0        77.12
Indiana                    1         7,888,604        0.74        7,888,604       1.00         8.8415         299.0        90.67
West Virginia              2         7,020,247        0.65        3,510,123       1.15         8.6849         247.2        85.18
Illinois                   1         6,731,400        0.63        6,731,400       1.20         9.3750          75.0        61.19
Washington                 1         6,195,965        0.58        6,195,965       1.28         8.1500         120.0        62.40
Kentucky                   1         5,727,875        0.53        5,727,875       1.54         8.2940         118.0        74.39
South Carolina             2         5,317,897        0.50        2,658,949       1.63         7.7816         118.5        65.09
Alaska                     1         5,000,000        0.47        5,000,000       1.85         8.3500         120.0        53.19
New Hampshire              1         4,676,905        0.44        4,676,905       1.24         8.5000         115.0        74.24
District of Columbia       1         4,194,424        0.39        4,194,424       1.55         8.1000          81.0        68.72
Arizona                    1         4,088,076        0.38        4,088,076       1.53         8.5400          81.0        65.10
Nevada                     1         3,884,427        0.36        3,884,427       1.41         8.8400         175.0        46.52
Kansas                     2         2,454,804        0.23        1,227,402       1.54         8.2940         118.0        74.39
Utah                       1         2,198,600        0.20        2,198,600       1.44         8.2600         131.0        70.92
Oklahoma                   1         1,138,386        0.11        1,138,386       1.47         7.7500         118.0        77.44
                         ---         ---------      ------      -----------       ----         ------         -----        -----
TOTAL/WTD. AVG.          188    $1,072,702,289      100.00%     $ 5,767,217       1.37X        7.9832%        140.0        73.27%

(a)  Column totals may not sum due to rounding.
(b) For purposes of describing geographic concentration, the HIS/Litchfield Loan, which is secured by 43 Mortgaged Properties located in twelve states, each of which is allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------




   [GRAPHIC OMITTED---MAP REPRESENTING "PERCENTAGE OF AGGREGATE CUT-OFF DATE
                  PRINCIPAL BALANCE" DATA FROM PRECEDING TABLE]




      [GRAPHIC OMITTED---PIE CHART REPRESENTING SUMMARY OF "PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE" DATA FROM PRECEDING TABLE]



(a)    Totals may not equal due to rounding.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                        STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------
               PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------







  [GRAPHIC OMITTED---PIE CHART REPRESENTING "PERCENTAGE OF AGGREGATE CUT-OFF
          DATE PRINCIPAL BALANCE" DATA FROM TABLE IMMEDIATELY BELOW]









                                               PERCENTAGE OF                    WEIGHTED       WEIGHTED      WEIGHTED
                       NUMBER                    AGGREGATE       AVERAGE      AVERAGE DEBT     AVERAGE       AVERAGE     WEIGHTED
                         OF      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE      SERVICE        MORTGAGE     REMAINING     AVERAGE
                      MORTGAGE    PRINCIPAL      PRINCIPAL      PRINCIPAL       COVERAGE       INTEREST      TERMS TO     CURRENT
PROPERTY TYPE        PROPERTIES    BALANCE        BALANCE        BALANCE         RATIO           RATE        MATURITY       LTV
----------------------------------------------------------------------------------------------------------------------------------
Multifamily              57      301,107,839       28.07      $ 5,282,594         1.35x         7.6367%       111.9        74.65%
Retail                   40      276,960,549       25.82        6,924,014         1.26          8.0554        170.2        77.88
Skilled Nursing           5      180,960,564       16.87       36,192,113         1.63          8.3279        119.3        73.31
Office                   16      106,903,437        9.97        6,681,465         1.32          7.8348        104.5        73.62
Industrial                8       74,919,578        6.98        9,364,947         1.38          7.7266        122.3        73.82
Co-Op                     3       54,445,130        5.08       18,148,377         1.10          8.6896        350.8        53.79
Hospitality               6       44,317,546        4.13        7,386,258         1.55          8.2425        119.0        65.65
Mixed Use                 6       20,880,130        1.95        3,480,022         1.44          8.3473         93.1        57.73
Special Purpose           1        7,988,671        0.74        7,988,671         1.53          7.7500         82.0        67.41
Mobile Home Pk            1        2,845,227        0.27        2,845,227         1.26          8.3000        117.0        70.60
Self-Storage              1        1,373,619        0.13        1,373,619         1.52          8.2800        119.0        68.68
                        ---   --------------      ------      -----------        -----          ------        -----        -----
TOTAL                   144   $1,072,702,289      100.00%     $ 7,449,321         1.37x         7.9832%       140.0        73.27%

(a)  Column totals may not sum due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------

o      Weighted Average Current Debt Service Coverage Ratio:  1.37x
o      85% of the Portfolio has Debt Service Coverage Ratio greater than 1.20x

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE       WEIGHTED     WEIGHTED
                                                    OF AGGREGATE      AVERAGE       DEBT         AVERAGE       AVERAGE    WEIGHTED
      RANGE OF         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       MORTGAGE     REMAINING   AVERAGE
    DEBT SERVICE        MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      INTEREST      TERM TO     CURRENT
   COVERAGE RATIOS       LOANS         BALANCE         BALANCE        BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
     1.00                   6       $   47,401,013       4.42%      $ 7,900,169        1.00x      8.8415%       299.0       92.15%
     1.01 - 1.10            3           33,922,741       3.16        11,307,580        1.03       8.7347        343.7       54.53
     1.11 - 1.20            9           74,091,206       6.91         8,232,356        1.18       8.5119        227.7       71.24
     1.21 - 1.30           36          301,067,587      28.07         8,362,989        1.27       7.7397        120.1       77.39
     1.31 - 1.40           45          237,763,777      22.16         5,403,723        1.35       7.7071        113.4       72.50
     1.41 - 1.50           18           81,345,368       7.58         4,519,187        1.45       8.0765        118.0       68.54
     1.51 - 1.60           14          259,857,058      24.22        17,323,804        1.54       8.0682        115.7       72.07
     1.61 - 1.70            5           14,057,767       1.31         2,811,553        1.63       7.8414        141.1       60.35
     1.71 - 1.80            2            4,221,041       0.39         2,110,521        1.75       7.3335        119.0       65.36
     1.81 - 1.90            2            5,697,955       0.53         2,848,978        1.85       8.3378        119.6       53.01
     2.31 - 2.40            1            5,694,504       0.53         5,694,504        2.35       8.5300        119.0       71.18
     2.51 - 3.72            3            7,582,253         71         2,527,418        3.28       8.4423        118.3       55.74
                          ---       --------------    --------      -----------        ----       ------        -----       -----
          TOTAL/WTD. AVG. 144       $1,072,702,289     100.00%      $ 7,449,321        1.37x      7.9832%       140.0       73.27%

(a) Debt Service is the ratio of Underwriting NOI over the annualized debt service payments.
(b)  Column totals may not add due to rounding
(c) Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%

-------------------------------------------------------------------------------
                        CUT-OFF DATE LOAN TO VALUE RATIO
-------------------------------------------------------------------------------

o      Weighted Average Cut-Off Date Loan to Value Ratio:  73.27%

                                                                                  WEIGHTED
                                                    PERCENTAGE                    AVERAGE                     WEIGHTED
                                                   OF AGGREGATE      AVERAGE        DEBT        WEIGHTED       AVERAGE  WEIGHTED
                       NUMBER OF   CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE        AVERAGE      REMAINING  AVERAGE
  RANGE OF CURRENT      MORTGAGE     PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE       TERM TO   CURRENT
LOAN-TO-VALUE RATIOS     LOANS        BALANCE         BALANCE        BALANCE        RATIO     INTEREST RATE   MATURITY     LTV
---------------------- ---------- ---------------- -------------- --------------- ----------- -------------- ---------- --------
   25.00% - 30.00%          1      $    1,490,719         0.14%    $ 1,490,719        2.79x      7.2600%         118.0    25.70%
    30.01 - 50.00           4          30,247,570         2.82       7,561,893        1.19       8.8880          246.9    46.78
    50.01 - 60.00           8          52,460,599         4.89       6,557,575        1.32       8.4553          290.8    55.86
    60.01 - 65.00          15          62,299,758         5.81       4,153,317        1.46       8.0979          109.1    62.14
    65.01 - 70.00          23         106,715,083         9.95       4,639,786        1.52       7.8691          111.1    68.00
    70.01 - 75.00          51         470,500,502        43.86       9,225,500        1.44       8.0075          117.1    73.49
    75.01 - 80.00          30         244,179,748        22.76       8,139,325        1.28       7.6215          114.1    78.45
    80.01 - 85.00           3          36,316,046         3.39      12,105,349        1.23       7.4319          171.1    82.46
    85.01 - 90.00           4          18,669,797         1.74       4,667,449        1.03       8.6807          275.9    88.29
    90.01 - 95.00           3          24,776,661         2.31       8,258,887        1.03       8.6427          277.3    92.84
    95.01 - 100.00          2          25,045,806         2.33      12,522,903        1.11       8.8415          299.0    95.96
                         ----      --------------      -------     -----------        ----       ------          -----    -----
     TOTAL                144      $1,072,702,289       100.00%    $ 7,449,321        1.37x      7.9832%         140.0    73.27%

(a)  Ratio of Cut-Off Date Loan Balance over Appraisal Value at Origination.
(b)  Column totals may not add due to rounding.
(c) Included in the above information are seven Credit Lease loans representing 5.88% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM (IN MONTHS)
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE       WEIGHTED     WEIGHTED
                                                    OF AGGREGATE      AVERAGE       DEBT         AVERAGE       AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       MORTGAGE     REMAINING   AVERAGE
      RANGE OF          MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      INTEREST      TERM TO     CURRENT
 AMORTIZATION TERMS      LOANS         BALANCE         BALANCE        BALANCE        RATIO         RATE       MATURITY       LTV
-------------------    ---------   --------------- --------------  -------------- ----------- ------------- ------------  ---------
    111 - 170                2      $    5,935,334       0.55%       $2,967,667       1.42x       7.9660%       118.0       63.79%
    171 - 190                4          16,606,546       1.55         4,151,636       1.50        8.5411        130.7       54.04
    231 - 250                1           2,100,000       0.20         2,100,000       1.09        7.3750        240.0       80.77
    251 - 270                1             504,808       0.05           504,808       1.29        8.6250        263.0       59.39
    271 - 290                3          13,987,268       1.30         4,662,423       1.29        8.7677        107.3       72.45
    291 - 310               32         163,748,036      15.27         5,117,126       1.29        8.5043        185.7       76.80
    311 - 330                6          42,146,500       3.93         7,024,417       1.71        7.8154        157.6       76.07
    331 - 360               95         827,663,798      77.16         8,712,356       1.37        7.8654        130.7       72.88
                          ----     ---------------    -------        ----------       ----        ------        -----       -----
     TOTAL/WTD. AVG.       144      $1,072,702,289     100.00%       $7,449,321       1.37x       7.9832%       140.0       73.27%

(a)  Column totals may not add due to rounding.


-------------------------------------------------------------------------------
                        CURRENT MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------

                                                                                 WEIGHTED
                                                   PERCENTAGE                    AVERAGE       WEIGHTED     WEIGHTED
                                                  OF AGGREGATE      AVERAGE        DEBT        AVERAGE       AVERAGE    WEIGHTED
                     NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       MORTGAGE     REMAINING   AVERAGE
      RANGE OF        MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      INTEREST      TERM TO   CUT-OFF DATE
   MORTGAGE RATES      LOANS         BALANCE         BALANCE        BALANCE        RATIO         RATE       MATURITY       LTV
-------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
  7.0001% - 7.2500%        7         $57,787,589        5.39%    $ 8,255,370       1.39x        7.0713%       106.5        73.88%
   7.2501 - 7.5000        24         194,123,007       18.10       8,088,459       1.37         7.3692        136.3        74.77
   7.5001 - 7.7500        24         183,075,143       17.07       7,628,131       1.35         7.6374        102.1        75.14
   7.7501 - 8.0000        20         109,298,726       10.19       5,464,936       1.31         7.8727        120.2        74.19
   8.0001 - 8.2500        22         117,138,231       10.92       5,324,465       1.38         8.1216        118.6        71.02
   8.2501 - 8.5000        16         234,480,028       21.86      14,655,002       1.47         8.3281        139.0        71.83
   8.5001 - 8.7500        13          56,432,006        5.26       4,340,924       1.46         8.6225        175.5        60.87
   8.7501 - 9.000         14         102,874,814        9.59       7,348,204       1.19         8.8742        269.0        80.09
   9.0001 - 9.2500         2           8,461,303        0.79       4,235,652       1.41         9.1436        113.0        65.41
   9.2501 - 9.5000         2           9,021,442        0.84       4,510,721       1.20         9.3750         84.9        61.16
                       -----     ---------------      -------    -----------       ----         ------        -----        -----
     TOTAL/WTD. AVG.     144      $1,072,702,289      100.00%    $ 7,449,321       1.37x        7.9832%       140.0        73.27%

(a)   Column totals may not add due to rounding.




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.


-----------------------------------------------------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
-----------------------------------------------------------------------------------------------------------------------------------
                                               PERCENTAGE OF                    WEIGHTED       WEIGHTED      WEIGHTED
                       NUMBER                    AGGREGATE       AVERAGE      AVERAGE DEBT     AVERAGE       AVERAGE     WEIGHTED
                        OF      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE      SERVICE        MORTGAGE     REMAINING     AVERAGE
                     MORTGAGE     PRINCIPAL      PRINCIPAL      PRINCIPAL       COVERAGE       INTEREST      TERMS TO   CUT-OFF DATE
AMORTIZATION TYPE      LOANS       BALANCE        BALANCE        BALANCE         RATIO           RATE        MATURITY       LTV
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                  121    $   852,680,271      79.495%  $  7,046,944        1.42x         7.9229%       116.5         72.86%
Fully Amortizing          16        134,480,864      12.54       8,405,054        1.11          8.6714        303.3         73.07
Hyper Amortizing           7         85,541,154       7.97      12,220,165        1.31          7.5015        118.3         77.62
                       -----    ---------------   --------      ----------        ----          ------        -----         -----

     TOTAL/WTD. AVG.     144     $1,072,702,289     100.00%   $  7,449,321        1.37x         7.9832%       140.0         73.27%


(a)   Column totals may not add due to rounding.

-----------------------------------------------------------------------------------------------------------------------------------
                     REMAINING TERM TO MATURITY (IN MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE       WEIGHTED     WEIGHTED
                                                    OF AGGREGATE      AVERAGE        DEBT        AVERAGE       AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       MORTGAGE     REMAINING   AVERAGE
 RANGE OF REMAINING     MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      INTEREST      TERM TO  CUT-OFF DATE
  TERM TO MATURITY       LOANS         BALANCE         BALANCE        BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
      51 - 70               1       $   6,715,102       0.63%      $  6,715,102      1.25x       7.5900%         59.0       79.94%

      71 - 90              23         143,670,064      13.39          6,246,525      1.33        7.8002          82.2       72.28

      91 - 110              3          13,987,268       1.30          4,662,423      1.29        8.7677         107.3       72.45

     111 - 130             91         691,483,534      64.46          7,598,720      1.45        7.9163         118.4       72.84

     131 - 150              6          27,161,218       2.53          4,526,870      1.30        7.9698         137.9       72.42

     151 - 170              1           6,025,863       0.56          6,025,863      1.22        7.8900         155.0       78.87

     171 - 190              7          63,498,138       5.92          9,071,163      1.28        7.5647         178.7       76.35

     231 - 250              1           2,100,000       0.20          2,100,000      1.09        7.3750         240.0       80.77

     251 - 270              1             504,808       0.05            504,808      1.29        8.6250         263.0       59.39

     271 - 310              7          63,111,166       5.88          9,015,881      1.04        8.8415         299.0       93.06

     311 - 360              3          54,445,130       5.08         18,148,377      1.10        8.6896         350.8       53.79
                         -----     --------------    -------         ----------      ----        ------         -----       -----
     TOTAL/WTD. AVG.      144      $1,072,702,289     100.00%      $  7,449,321      1.37X       7.9832%        140.0       73.27%


(a)   Column totals may not add due to rounding.


-----------------------------------------------------------------------------------------------------------------------------------
                              YEAR OF ORIGINATION
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE       WEIGHTED     WEIGHTED
                                                    OF AGGREGATE      AVERAGE       DEBT         AVERAGE       AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       MORTGAGE     REMAINING   AVERAGE
                        MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      INTEREST      TERM TO  CUT-OFF DATE
 YEAR OF ORIGINATION     LOANS         BALANCE         BALANCE        BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
        1997               138     $1,045,466,359       97.46%      $7,575,843         1.38 x     7.9615%        137.6       73.59%
        1996                 4         24,782,219        2.31        6,195,555         1.12       8.8716         242.0       60.14
        1995                 1          1,948,902        0.18        1,948,902         1.25       8.1250          97.0       70.87
        1994                 1            504,808        0.05          504,808         1.29       8.6250         263.0       59.39
                         -----     --------------     -------       ----------         ----       ------         -----       -----
     TOTAL/WTD. AVG.       144     $1,072,702,289      100.00%      $7,449,321         1.37 X     7.9832%        140.0       73.27%

(a)   Column totals may not add due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

------------------------------------------------------------------------------
                          OVERVIEW OF SOURCES OF MORTGAGE LOANS
------------------------------------------------------------------------------

o Fourteen of the Mortgage Loans (the "GACC Mortgage Loans"), which represent 28.93% of the Initial Pool Balance, are currently held by GACC. All of the GACC Mortgage Loans were originated by GACC or its affiliates.

o Ninety-three of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 51.15% of the Initial Pool Balance, are currently held by GMACCM. All of the GMACCM Mortgage Loans were originated by GMACCM.

o Thirty-seven of the Mortgage Loans (the "GSMC Mortgage Loans"), which represent 19.92% of the Initial Pool Balance, are currently held by GSMC. 87.8% of the GSMC Mortgage Loans were acquired from Central Park Capital, L.P., an affiliate of GSMC, and 12.2% of the GSMC Mortgage Loans were acquired from Imperial Commercial Capital Corp.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

------------------------------------------------------------------------------
                          SIGNIFICANT MORTGAGE LOANS
------------------------------------------------------------------------------

THE IHS/LITCHFIELD LOAN
-----------------------

THE LOAN. The largest Mortgage Loan in the Mortgage Asset Pool is a Mortgage Loan secured by 43 Mortgaged Properties operated by Integrated Health Systems of Lester, Inc. (the "IHS/Litchfield Loan"). The IHS/Litchfield Loan was originated by GACC on September 30, 1997 and has a principal balance as of the Cut-off Date of $165,290,099, which represents 15.41% of the Initial Pool Balance. The IHS/Litchfield Loan is secured by fee Mortgages (the "IHS/Litchfield Mortgages") encumbering 43 skilled nursing home properties (the "IHS/Litchfield Properties") located in 12 states. The Mortgage Loan documents permit the release of individual Mortgaged Properties upon a payment of 125% of the allocated principal amount (the "Allocated Principal Amount"), plus any applicable prepayment premium for the applicable Mortgaged Property, as set forth in the Prospectus (as of the Cut-off Date).

The IHS/Litchfield Loan was made to Litchfield Investment Company, L.L.C. ("LIC"), a Connecticut special purpose entity formed in 1994 solely for the purpose of purchasing, owning and operating the IHS/Litchfield Properties. LIC leases each of the IHS/Litchfield Properties under essentially identical triple net leases (collectively, the "Leases") to Integrated Health Services of Lester, Inc. ("IHS of Lester") a wholly owned subsidiary of Integrated Health Services, Inc. ("IHS"). IHS unconditionally guarantees the Leases.

Payment, prepayment and defeasance terms for the IHS/Litchfield Loan are as set forth on Annex A to the Prospectus.

THE BORROWER. LIC is a Connecticut limited liability company beneficially owned by three individual investors. LIC was formed in 1994 in connection with the original acquisition of the IHS/Litchfield Properties and lease to IHS of Lester. LIC's activities have been limited since that time to the ownership of the IHS/Litchfield Properties and acting as lessor under the Leases.

THE PROPERTIES. The IHS/Litchfield Properties consist of 43 skilled nursing home properties located in Alabama, Colorado, Florida, Georgia, Idaho, Kansas, Kentucky, Louisiana, North Carolina, Tennessee, Texas, and West Virginia. The IHS/Litchfield Properties range in number of beds from 56 to 287 and were constructed between 1949 to 1985. Appraisals dated September 1, 1997 determined an aggregate value for the IHS/Litchfield Properties of $222,200,000.

THE TENANT. IHS of Lester is the lesee for each property. IHS, the guarantor and parent of IHS of Lester, is a Delaware corporation and one of the nation's leading post-acute health care providers. IHS is a publicly traded health care operator (NYSE: IHS) which operates long term health care facilities nationwide. As of October 30, 1997, IHS had a senior debt rating of Ba3 from Moody's and BB- from S&P and a market capitalization in excess of $800 million as of December 5, 1997.

THE LEASES. Each of the leases is a triple net lease with an 11-year initial term. Upon the expiration of the initial term of the Leases, IHS of Lester will have an option to (i) renew the Leases at a base rent equal to a fixed amount above the debt service payable on the loan entered into to refinance the IHS/Litchfield Loan or (ii) purchase the IHS/Litchfield Properties for a purchase price equal to the greatest of (a) fair market value, (b) 125% of the outstanding amount of mortgage debt on the IHS/Litchfield Properties and (c) a multiple of the earnings from the IHS/Litchfield Properties. If IHS of Lester does exercise its purchase option, it would, after repayment of the IHS/Litchfield Loan, be entitled to credit certain amounts paid by IHS of Lester to LIC under the Leases against the purchase price. If IHS of Lester does not renew the Leases (which renewal must be exercised at least 18 months prior to the expiration of the Leases) and the IHS/Litchfield Properties are appraised at the end of the tenth Lease year for less than $215,600,000, then IHS would be required to post a deposit in the amount of $29,400,000, which deposit could be applied by LIC to the extent necessary to cover any shortfall between the actual sales proceeds realized by LIC from the IHS/Litchfield Properties and $215,600,000. In addition, if IHS of Lester chose neither to renew nor purchase, it would forfeit its rights to certain incentive fees payable by LIC under a related agreement based upon increases in earnings from the IHS/Litchfield Properties and payable only out of refinancing proceeds (including $15,700,000 already paid to IHS of Lester).





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

------------------------------------------------------------------------------
                          SIGNIFICANT MORTGAGE LOANS
------------------------------------------------------------------------------

THE CRICKM LOANS

THE LOANS. Seven Mortgage Loans for which borrowers are affiliates (collectively, the "CRICKM Loans") representing 5.88% of the Initial Pool Balance, were originated by GACC on October 15, 1997, and have an aggregate principal balance as of the Cut-Off Date of $63,111,165.

The CRICKM Loans consist of seven separate Mortgage Loans to seven different special purpose Delaware business trusts (each, a "CRICKM Loan Borrower") formed solely for the purpose of purchasing, owning and operating the CRICKM Properties (as defined herein). Each CRICKM Loan is secured by a fee Mortgage encumbering one of six free standing retail stores or one shopping center located throughout the United States (the "CRICKM Properties") and net leased to Kmart Corporation ("Kmart"). The separate Mortgage Loans which comprise the CRICKM Loans are neither cross-collateralized nor cross-defaulted.

Payment, prepayment and defeasance terms and reserves for the CRICKM Loans are as set forth on Annex A.

THE BORROWERS. Each of the CRICKM Loan Borrowers is a special purpose Delaware business trust sponsored by Corporate Realty Investment Company, ("CRIC"), a Massachusetts based limited liability company.

THE PROPERTIES. The CRICKM Properties consist of 6 free standing retail stores and one shopping center property located in California, Connecticut, Indiana, Texas, and West Virginia. The CRICKM Properties range in square feet from 86,479 square feet to 125,022 square feet and were constructed between 1991 to 1996. Appraisals performed in September 1997 determined an aggregate value for the CRICKM Properties of $67,900,000.

THE TENANT. Kmart leases each CRICKM Property (including the entire shopping center property, a portion of which is subleased to other tenants) under a fully "bondable" triple net credit leases. As of December 5, 1997 Kmart had a senior secured rating of Ba1/BBb/BB+ and unsecured rating of Ba3/B+/BB-from Moody's, Standard & Poor's Rating Services ("S&P"), and DCR, respectively. S&P's outlook on Kmart is positive as of October 15, 1997.




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

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GOLDMAN, SACHS & CO.
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85 BROAD STREET
NEW YORK, N.Y.  10004

REAL ESTATE
FINANCE
-------------------
Rolf Edwards       Phone:  (212) 902-5637
Senior Associate   Fax:    (212) 357-5505

Corey Owens        Phone:  (212) 902-4825
Associate          Fax:    (212) 357-5505

Brian Landau       Phone:  (212) 902-8139
Senior Analyst     Fax:    (212) 357-5505

Viktor Spivakovsky Phone:  (212) 902-5373
Analyst            Fax:    (212) 357-5505


MORTGAGE SALES AND TRADING
--------------------------
Mark Kogan           Phone:  (212) 902-2565
Managing Director    Fax:    (212) 902-1691

Justin Kennedy       Phone:  (212) 902-2914
Vice President       Fax:    (212) 902-1691

Jim Mrowka           Phone:  (212) 902-2914
Associate            Fax:    (212) 902-1691

STRUCTURED FINANCE
------------------
Steve Enfield        Phone:  (212) 902-3251
Vice President       Fax:    (212) 902-4024

MORTGAGE RESEARCH
-----------------
Mark Buono           Phone:  (212) 902-3824
Vice President       Fax:    (212) 902-1691



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

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DEUTSCHE MORGAN GRENFELL INC.
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31 WEST 52ND STREET
NEW YORK, NY  10019

REAL ESTATE FINANCE                          MORTGAGE TRADING AND ANALYTICS
-------------------                          ------------------------------
Michael Offit    Phone:      (212) 469-7343  John Cutting          Phone: (212) 469-7730
Director                                     Director              Fax:   (212) 469-7558
                 Fax:        (212) 469-8518

Steve Stuart     Phone:      (212) 469-8444  Adam Behlman          Phone: (212) 469-8576
Director                                     Vice President        Fax:   (212) 469-7558
                 Fax:        (212) 469-8518

Eric Schwartz    Phone:      (212) 469-4542  Lawrence Lee          Phone: (212) 469-8676
Vice President                               Vice President        Fax:   (212) 469-7558
                 Fax:        (212) 469-8518

Allison Michaels Phone:      (212) 469-7391  Scott Waynebern       Phone: (212) 469-7730
Associate                                    Associate             Fax:   (212) 469-7558
                 Fax:        (212) 469-8518

Michelle Huang   Phone:      (212) 469-8939
Analyst          Fax:        (212) 469-8518






This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

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RESIDENTIAL FUNDING SECURITIES CORPORATION
-------------------------------------------------------------------------------
8400 NORMANDALE LAKE BLVD.
SUITE 700
MINNEAPOLIS, MN  55437


REAL ESTATE FINANCE                        MORTGAGE TRADING
-------------------                        ----------------
Jill Johnson     Phone:(612) 832-7149      David Soltau  Phone: (612) 832-7459
Director         Fax: (612) 832-7097       Director      Fax:   (612) 832-7097





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co., Deutsche
Morgan Grenfell Inc. and Residential Funding Securities Corporation and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. are acting as co-lead underwriters and Residential Funding Securities Corporation is acting as an underwriter and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                                                                       ANNEX D

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1997-C2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and oper ating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                (cover continued on next page)

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 11 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is December 17, 1997

(cover continued)

   There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

   No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

   The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at
(215) 328-3480.

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ............  Mortgage pass-through certificates.

DEPOSITOR .....................  GMAC Commercial Mortgage Securities, Inc., a
                                 wholly-owned subsidiary of GMAC Commercial
                                 Mortgage Corporation ("GMACCM"). See "The
                                 Depositor".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "The Pooling and
                                 Servicing Agreements--The Trustee".

MASTER SERVICE ................  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer
                                 (each, a "Master Servicer") for the
                                 corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing
                                 Agreements--Certain Matters Regarding the
                                 Master Servicer and the Depositor".

SPECIAL SERVICER ..............  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                 Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer. See "The Pooling and Servicing
                                 Agreements--Special Servicers".

MBS ADMINISTRATOR .............  If a Trust Fund includes MBS, then the entity responsible for administering such
                                 MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.

THE MORTGAGE ASSETS ...........  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

THE CERTIFICATES ..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling And Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of REMIC
                                 Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 If so specified in the related Prospectus
                                 Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                 The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON
THE  CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Yield and Prepayment
                                 Considerations", "Yield and Maturity
                                 Considerations--Certain Shortfalls in
                                 Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
THE  CERTIFICATES .............  As and to the extent described in each
                                 Prospectus Supplement, distributions of
                                 principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS ...................  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                 "Description of the Trust Funds--Credit
                                 Support" and "--Cash Flow Agreements" and
                                 "Description of Credit Support".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates-Advances in respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates-Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION ..........  The Master Servicer, the Depositor or, if
                                 specified in the related Prospectus
                                 Supplement, the holder of the residual
                                 interest in a REMIC may at its option either
                                 (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates--Termination; Retirement of
                                 Certificates" and in the related Prospectus
                                 Supplement.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  The Certificates of each series will constitute "regular interests" ("REMIC
                                 Regular Certificates") and "residual
                                 interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

   The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

   Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time,

12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following:
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either
(i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust
Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

   Optional Early Termination. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

   Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

   GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of Dtc and its participating organizations.

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

   Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

   The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

   Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

   A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

   In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special

Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing
Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

   A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate

Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

   Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

   Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

   Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that
(A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

   Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

   The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

   Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

   To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master

Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements-Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

   The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

   Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The Oid Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Taxation of Owners of REMIC Regular Certificates

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

   A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a

REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

   A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

   The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

   For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and
(2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

   Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

   As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate

(whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However,
Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

   Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

   The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

   Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

   If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

   Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

   On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates, or
(d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

   It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction,
(iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

   A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

   Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

   In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (I) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and
Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

   It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

   Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

   If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

   In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered
Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

   Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

                                                      PAGE
                                                    --------
401(c) Regulations                                     84
Accrual Certificates                                    8
Accrued Certificate Interest                           26
Act                                                    55
Annual Debt Service                                    15
ARM Loans                                              17
Available Distribution Amount                          25
Book-Entry Certificates                                25
Cash Flow Agreement                                     9
CERCLA                                                 54
Certificate Account                                    18
Certificate Balance                                     7
Certificate Owner                                      31
Certificateholder                                      32
Certificates                                            1
Closing Date                                           60
Code                                                   10
Commercial Properties                                  14
Commission                                              3
Committee Report                                       59
Companion Class                                        27
Condemnation Proceeds                                  38
Contributions Tax                                      69
Controlled Amortization Class                          27
Cooperatives                                           14
CPR                                                    22
Credit Support                                          9
Cut-Off Date                                           27
Debt Service Coverage Ratio                            15
Definitive Certificates                                25
Depositor                                               1
Determination Date                                     20
Direct Participants                                    31
Distribution Date                                       8
Distribution Date Statement                            29
DTC                                                    25
Due Dates                                              17
Due Period                                             20
Equity Participation                                   17
ERISA                                                  10
Excess Funds                                           24
Excluded Plan                                          83
Exemption                                              82
FAMC                                                   18
FHLMC                                                  18
FNMA                                                   18
Garn Act                                               56
GMACCM                                                  5
Grantor Trust Fractional Interest Certificate          72
Grantor Trust Strip Certificate                        73
Indirect Participants                                  31
Insurance Proceeds                                     38

                               89

                                                      PAGE
                                                    --------
IRS                                                    40
Issue Premium                                          65
Letter of Credit Bank                                  48
Liquidation Proceeds                                   38
Loan-to-Value Ratio                                    16
Lock-Out Date                                          17
Lock-Out Period                                        17
Manager                                                 5
Mark-to-Market Regulations                             68
Master Servicer                                         5
MBS                                                     1
MBS Administrator                                       5
MBS Agreement                                          18
MBS Issuer                                             18
MBS Servicer                                           18
MBS Trustee                                            18
Mortgage Asset Pool                                     1
Mortgage Asset Seller                                  14
Mortgage Assets                                         1
Mortgage Notes                                         14
Mortgage Rate                                           6
Mortgaged Properties                                   14
Mortgages                                              14
Multifamily Properties                                 14
Net Leases                                             16
Non-Exempt Certificates                                83
Nonrecoverable Advance                                 28
Notional Amount                                         7
Offered Certificates                                    1
OID Regulations                                        58
Originator                                             14
OTS                                                    86
Participants                                           31
Pass-Through Rate                                       7
Percentage Interest                                    26
Permitted Investments                                  37
Plans                                                  81
Policy Statement                                       86
Pooling And Servicing Agreement                         6
Prepayment Assumption                                  59
Prepayment Interest Shortfall                          20
Prepayment Premium                                     17
Prohibited Transactions Tax                            69
Prospectus Supplement                                   1
PTCE                                                   84
Purchase Price                                         34
Rating Agency                                          10
RCRA                                                   55
Record Date                                            26
Related Proceeds                                       28
Relief Act                                             57
REMIC                                                   2
REMIC Certificates                                     58
REMIC Provisions                                       58

                               90

                                                      PAGE
                                                    --------
REMIC Regular Certificates                             10
REMIC Regulations                                      58
REMIC Residual Certificates                            10
REO Property                                           37
Restricted Group                                       82
Senior Certificates                                     7
Senior Liens                                           14
Servicer                                                5
SMMEA                                                  10
SPA                                                    22
Special Servicer                                        5
Stripped Interest Certificates                          7
Stripped Principal Certificates                         7
Subordinate Certificates                                7
Sub-Servicer                                           37
Sub-Servicing Agreement                                37
Tax Exempt Investor                                    85
Tiered REMICs                                          59
Title V                                                57
Trust Assets                                            3
Trust Fund                                              1
Trustee                                                 5
UBTI                                                   85
UCC                                                    50
Underwriter                                            82
Underwritten Cash Flow                                 15
Underwritten Debt Service Coverage Ratio               15
Underwritten DSCR                                      15
UNITED STATES PERSON                                   72
Value                                                  16
Warranting Party                                       34

   This diskette contains two spreadsheet files in read-only format that can be put on a user-specified hard drive or network drive. These two files are "GMAC97C2.xls" and "GMAC97C2.wk4." The file "GMAC97C2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet, and the file "GMAC97C2.wk4" is a Lotus 123(1), Version 4.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

   Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."
------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                               PAGE
                                             --------
Transaction Overview........................    S-6
Summary.....................................    S-7
Risk Factors................................   S-19
Description of the Mortgage Asset Pool .....   S-28
Servicing of the Mortgage Loans.............   S-41
Description of the Certificates.............   S-50
Yield and Maturity Considerations...........   S-66
Certain Federal Income Tax Consequences ....   S-80
Method of Distribution......................   S-82
Legal Matters...............................   S-83
Ratings.....................................   S-83
Legal Investment............................   S-84
ERISA Considerations........................   S-84
Index of Principal Terms....................   S-86
Annex A ....................................    A-1
Annex B ....................................    B-1
Annex C ....................................    C-1
Annex D ....................................    D-1

                                  PROSPECTUS

Available Information .......................    3
Incorporation of Certain Information by
 Reference ..................................    4
Summary of Prospectus .......................    5
Risk Factors ................................   11
Description of the Trust Funds ..............   14
Yield and Maturity Considerations ...........   19
The Depositor ...............................   24
GMAC Commercial Mortgage Corporation  .......   24
Description of the Certificates .............   25
The Pooling and Servicing Agreements  .......   32
Description of Credit Support ...............   47
Certain Legal Aspects of Mortgage Loans  ....   49
Certain Federal Income Tax Consequences  ....   58
State and Other Tax Consequences ............   80
ERISA Considerations ........................   81
Legal Investment ............................   85
Use of Proceeds .............................   86
Method of Distribution ......................   87
Legal Matters ...............................   88
Financial Information .......................   88
Rating ......................................   88
Index of Principal Definitions ..............   89

                                 $941,294,000

                                (APPROXIMATE)

                               GMAC COMMERCIAL
                          MORTGAGE SECURITIES, INC.
                            MORTGAGE PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1997-C2

                            PROSPECTUS SUPPLEMENT

                             GOLDMAN, SACHS & CO.
                           DEUTSCHE MORGAN GRENFELL
                        RESIDENTIAL FUNDING SECURITIES
                                 CORPORATION

                              DECEMBER 17, 1997